AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000
                                                 REGISTRATION NO. 333-95585

-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------
                             AMENDMENT NO. 1 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                              ---------------

                                   TARGET
                          CREDIT CARD MASTER TRUST
                             (FORMERLY KNOWN AS
                  DAYTON HUDSON CREDIT CARD MASTER TRUST)
                        (Issuer of the Certificates)
           (Exact name of Registrant as Specified in its Charter)

                       TARGET RECEIVABLES CORPORATION
                             (FORMERLY KNOWN AS
                   DAYTON HUDSON RECEIVABLES CORPORATION)
                 (Originator of the Trust Described Herein)
           (Exact name of Registrant as Specified in its Charter)

            MINNESOTA                               41-1812153
  (State or Other Jurisdiction        (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                       TARGET RECEIVABLES CORPORATION
                           80 SOUTH EIGHTH STREET
                           14TH FLOOR, SUITE 1401
                        MINNEAPOLIS, MINNESOTA 55402
                               (612) 370-6530
     (Address, Including Zip Code, and Telephone Number, Including Area
           Code, of the Registrant's Principal Executive Office)
                              ----------------
                             STEPHEN C. KOWALKE
                        VICE PRESIDENT AND TREASURER
                             TARGET CORPORATION
                             777 NICOLLET MALL
                     MINNEAPOLIS, MINNESOTA 55402-2055
                               (612) 370-6948
          (Name, Address Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                 Copies to:
                             ANDREW M. FAULKNER
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036
                               (212) 735-2853

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective as determined by market conditions.

        If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                       CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF EACH CLASS OF            AMOUNT TO BE      OFFERING PRICE       AGGREGATE          AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED         PER UNIT(1)    OFFERING PRICE(1) REGISTRATION FEE(2)

Asset Backed Certificates.......$1,500,000,000           100%       $1,500,000,000        $396,000.00

(1) Estimated solely for the purpose of calculating the Registration Fee.
(2) $264 of which has previously been paid.


                              ---------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



[FLAG]
The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED [ ], 2000

         PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED ________, 2000

                      TARGET CREDIT CARD MASTER TRUST
                (FORMERLY KNOWN AS DAYTON HUDSON CREDIT CARD
                               MASTER TRUST)
                                   Issuer
                 TARGET RECEIVABLES CORPORATION, Transferor
                     RETAILERS NATIONAL BANK, Servicer

            % CLASS A ASSET BACKED CERTIFICATES, SERIES 2000-__


Principal Amount                              $__________
Price                                         $__________ (    %)
Underwriters' Commissions                     $__________ (    %)
Proceeds to the Transferor                    $__________ (    %)
Certificate Rate                              _______ % p.a.
Interest Payment Dates                        monthly on the 25th
First Interest Payment Date                   ___________, 2000
Expected Final Payment Date                   ___________, 20__


        THE CERTIFICATES ARE INTERESTS IN TARGET CREDIT CARD MASTER TRUST AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. NONE OF THE CERTIFICATES OR THE ASSETS OF THE TRUST ARE OBLIGATIONS OF RETAILERS NATIONAL BANK, TARGET CAPITAL CORPORATION, TARGET RECEIVABLES CORPORATION, OR ANY OF THEIR AFFILIATES OR ARE OBLIGATIONS INSURED BY THE FDIC.

        THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The underwriters of the Class A certificates have agreed to purchase the Class A certificates, subject to the terms and conditions in the underwriting agreement. The Class B certificates will be retained by Target Receivables Corporation.




                         The date of this Prospectus Supplement is
__________, 2000.





                             TABLE OF CONTENTS


                                                                         Page


WHERE TO FIND INFORMATION IN THESE
    DOCUMENTS..............................................................S-4

SUMMARY OF TERMS...........................................................S-5

STRUCTURAL SUMMARY.........................................................S-6

SELECTED TRUST PORTFOLIO SUMMARY DATA
     .....................................................................S-10

RISK FACTORS..............................................................S-13
    Potential Early Repayment or
         Delayed Payment due to
         Reduced Portfolio Yield..........................................S-13
    RNB May Change the Terms and
         Conditions of the Accounts.......................................S-13
    Accounts Added to the Trust Portfolio
         May Have Different Terms
         and Conditions...................................................S-14
    TRC May Not be Able to Add
         Accounts to the Trust............................................S-14
    Changes to Consumer Protection
         Laws May Impede RNB's
         Collection Efforts...............................................S-14
    Cardholders May Make Principal
         Payments at Any Time.............................................S-15
    Dependence on the Target Corporation
         Stores...........................................................S-15
    Negative Carry........................................................S-15
    Allocations of Charged-Off
         Receivables Could Result in
         a Loss to Your Certificates......................................S-15
    Adjustments Due to Rebates,
         Exchanges and Writedowns
         Could Reduce Payments
         to You...........................................................S-16
    You May Not Be Able to
         Resell Your Certificates.........................................S-16
    Insolvency or Bankruptcy of
         TRC, RNB or TCC
         Could Result in Accelerated,
         Delayed or Reduced Payments
         to You...........................................................S-16
    You Will Have Limited
         Control of Trust Actions.........................................S-18

TRUST CREDIT CARD PORTFOLIO...............................................S-19
    The RNB Portfolio.....................................................S-19
    Delinquency and Loss Experience.......................................S-19
    Characteristics of the Trust
         Portfolio........................................................S-20

MATURITY CONSIDERATIONS...................................................S-25
    Accumulation Period...................................................S-25
    Early Amortization Event..............................................S-26
    Paired Series.........................................................S-26
    Historical Payment Rates of the
         RNB Portfolio....................................................S-26

RECEIVABLE YIELD CONSIDERATIONS...........................................S-27

USE OF PROCEEDS...........................................................S-28

DESCRIPTION OF THE CLASS A
    CERTIFICATES..........................................................S-28
    General...............................................................S-28
    Interest Payments.....................................................S-29
    Principal Payments....................................................S-30
    Postponement of Accumulation
         Period...........................................................S-32
    Subordination.........................................................S-32
    Transfer of the Class B
         Certificates.....................................................S-33
    Allocation Percentages................................................S-33
    Application of Collections............................................S-34
    Reallocation of Cash Flows............................................S-41
    Sharing of Excess Finance
         Charge Collections...............................................S-41
    Shared Principal Collections..........................................S-42
    Shared Excess Transferor Finance
         Charge Collections and Shared
         Transferor Principal Collections.................................S-42
    Defaulted Receivables; Investor
         Charge-Offs......................................................S-43
    Principal Funding Account.............................................S-44
    Reserve Account.......................................................S-45
    Deposits in the Collection Account....................................S-46
    Issuance of Additional Certificates...................................S-50
    Paired Series.........................................................S-51
    Early Amortization Events.............................................S-51
    Servicing Fees and Expenses...........................................S-55
    Defeasance............................................................S-55
    Optional Termination..................................................S-56
    Purchase of Class A Certificates
         by the Transferor................................................S-56
    Series Termination....................................................S-56

GENERAL INFORMATION.......................................................S-57

UNDERWRITING..............................................................S-57

OTHER SERIES ISSUED AND OUTSTANDING.......................................S-60

GLOSSARY OF TERMS FOR PROSPECTUS
    SUPPLEMENT............................................................S-62








                WHERE TO FIND INFORMATION IN THESE DOCUMENTS

        The attached prospectus provides general information about the Target Credit Card Master Trust, including terms and conditions that are generally applicable to certificates issued by the trust. The specific terms of the certificates are described in this prospectus supplement.

        This prospectus supplement begins with several introductory sections describing your series and the Target Credit Card Master Trust in abbreviated form:

       o Summary of Terms provides important amounts, dates and other terms of your series,

       o Structural Summary gives a brief introduction to the key structural features of your series and directions for locating further information,

       o   Receivables Flow Chart illustrates the flow of receivables,

       o Selected Trust Portfolio Summary Data gives certain financial information about the assets of the trust, and

       o Risk Factors describes some of the risks that apply to your certificates.

        As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the attached prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

        We are not offering these certificates in any state where the offer is not permitted.

        We do not make any representation as to the accuracy of the information in this prospectus supplement as of any date other than the date set forth on its cover.

-----------------------------------------------------------------------------
| TO UNDERSTAND THE STRUCTURE AND TERMS OF THESE SECURITIES, YOU MUST READ | | CAREFULLY THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR |
| ENTIRETY.                                                                 |
-----------------------------------------------------------------------------

                              SUMMARY OF TERMS
-----------------------------------------------------------------------------
|Trust:                                Target Credit Card Master Trust      |
|Transferor:                           Target Receivables Corporation--"TRC"|
|Servicer:                             Retailers National Bank--"RNB"       |
|Trustee:                              Norwest Bank Minnesota,              |
|                                      National Association                 |
|Pricing Date:                         _________, ____                      |
|Closing Date:                         _________, ____                      |
|Clearance and Settlement:             DTC/Cedelbank/Euroclear              |
|Trust Assets:                         receivables originated in consumer   |
|                                      open-end credit card accounts of RNB |
|                                      and other credit card originators,   |
|                                      including recoveries on charged-off  |
|                                      receivables.                         |
-----------------------------------------------------------------------------


Series Structure:                         Amount            % of Total Series
        Class A                        $___________                __%
        Class B                        $___________                __%
Annual Servicing Fee Rate:                  2%


Credit Enhancement for Class A:        subordination of Class B

Class A Certificate Rate:              ___% p.a.

Interest Accrual Method:               30/360

Interest Payment Dates:                monthly on the 25th

First Interest Payment Date:           ______, 2000

Class A Expected Final Principal
Payment Date:                          ______ distribution date

Series 2000-__ Legal Final Maturity:   ______ distribution date

Commencement of
Accumulation Period
(subject to adjustment):               Last day of ________

Class A CUSIP Number:

Class A Anticipated Ratings:
(Moody's/Standard & Poor's)            [Aaa/AAA]





                             STRUCTURAL SUMMARY

        This summary briefly describes certain major structural components of Series 2000-__. To fully understand the terms of Series 2000-__ you will need to read both this prospectus supplement and the attached prospectus in their entirety.

THE SERIES 2000-__ CERTIFICATES

Your certificates represent the right to receive a portion of collections on the underlying trust assets. Your certificates bear interest at the rate stated in the summary of terms. Your certificates will also be allocated a portion of net losses on the receivables. Any collections allocated to your series in excess of the amount owed to you or the servicer of the receivables will be shared with other series of certificates issued by the trust or returned to TRC. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus supplement.

The certificates are backed by interests in a pool of revolving credit card receivables. The receivables currently arise under credit card accounts relating to the sale of merchandise and services by retail stores owned and operated by Target Corporation and its subsidiaries. RNB services these credit card accounts.

For more information on the certificates, see "Description of the Class A Certificates" in this prospectus supplement. For more information on the allocation of collections to and payments to Series 2000-__, see "Description of the Class A Certificates--Interest Payments," "--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

TARGET CREDIT CARD MASTER TRUST

The trustee maintains the trust for several beneficiaries:

   o the certificateholders of Series 2000-__ certificates,

   o certificateholders of other series issued by the trust,

   o    RNB as the holder of a participation
        interest in the assets of the trust, and

   o    TRC, as the transferor of the receivables to the trust.

The certificates will be one of four outstanding series issued by the trust. Each series has a claim to a specific dollar amount of the trust's assets, regardless of the total amount of receivables in the trust at any time. TRC, as holder of the transferor certificate, and RNB, as holder of the participation, hold the remaining claims to the trust's assets. The size of these claims fluctuate with the total amount of receivables in the trust. TRC, as the holder of the transferor certificate, will also have the right to purchase your certificates at any time when the outstanding amount of the Class A certificateholders' interest in the trust is less than or equal to 10% of the original amount of that interest. The price TRC will pay for the outstanding amount of that interest will be equal to the entire unpaid balance of that amount plus accrued and unpaid interest.

CREDIT ENHANCEMENT

Your Class A certificates feature credit enhancement by means of the subordination of the Class B certificates. This credit enhancement is intended to protect you from losses and shortfalls in cash flow.

The effect of subordination of the Class B certificates is that the Class B certificates will absorb any losses allocated to Series 2000-__, and make up any shortfalls in cash flow, before the Class A certificates are affected. If the cash flow and the subordinated Class B certificates do not cover all losses allocated to Series 2000-__, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed description of the subordination provisions of Series 2000-__, see "Description of the Class A Certificates--Sub-ordination" in this prospectus supplement.

EXPECTED FINAL PRINCIPAL PAYMENTS AND
POTENTIAL EARLIER OR LATER PAYMENTS

The Class A certificates are expected to be paid in full on the ________, 20__ payment date.

The trust expects to pay the Class A certificates in full on the expected final payment date, if an early amortization event has not occurred. The trust will accumulate principal collections in a principal funding account during an "accumulation period" to pay the Class A certificates as expected. The length of the accumulation period will be as many months as is expected to be necessary for the accumulation of the Class A payment amount, but will not be less than one month. The accumulation period will end on the expected final payment date for the Class A certificates, when the funds on deposit in the principal funding account are paid to the Class A certificates.

If the Class A certificates are not paid in full on their expected final payment date, the Class A certificates will begin to receive monthly payments of principal until they are paid in full.

The certificates will mature, and any remaining principal and interest will be payable on [ ], 20__. No further payments on the certificates will be made after that date.

For more information on the payment of principal on the certificates and the accumulation period, see "Description of the Class A Certificates-- Principal Payments" and "Maturity Considerations --Accumulation Period" in this prospectus supplement.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE
EARLY PRINCIPAL REPAYMENT OF YOUR SERIES

The Class A certificates may be repaid earlier than their expected final payment date if collections on the underlying receivables, together with other amounts available for payment to certificateholders, are too low. The minimum amount that must be available for payment to your series in any month, referred to as the base rate, is generally the weighted average of the Class A and Class B certificate rates, plus the servicing fee rate, in each case for the related interest period. If the average portfolio yield, which reflects a reduction for receivable defaults for your series, for any three consecutive months is less than the average base rate for the same three consecutive months, an early amortization event will occur and the trust will commence early amortization and holders of your series will receive principal payments earlier than the expected final principal payment date.

Your series is also subject to several other early amortization events, which could cause your series to amortize. If your series begins to amortize, the Class A certificates will receive monthly payments of principal until they are fully repaid; the Class B certificates will then receive monthly payments of principal until they are fully repaid. In that event, your certificates may be repaid before the expected final payment date.

For more information on early amortization events, the portfolio yield and base rate, early principal payment and early amortization, see "Maturity Considerations," "Description of the Class A Certificates--Principal Payments," "--Early Amortization Events" and "--Optional Termination" in this prospectus supplement and "Description of the Certificates--Principal" and "--Early Amortization Events" and "The Pooling and Servicing Agreement--Termination of the Trust" in the attached prospectus.

INCOME TAX STATUS OF CLASS A CERTIFICATES AND
THE TARGET CREDIT CARD MASTER TRUST

Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to TRC, is of the opinion that:

    o    under existing law the Class A
         certificates will be classified as debt for U.S. federal income tax purposes, and

    o    the trust will not be an association or
         publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

The underwriters anticipate that the Class A certificates will meet the criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For further information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF
PRINCIPAL EXECUTIVE OFFICES

The mailing address of Target Receivables Corporation is 80 South Eighth Street, 14th Floor, Suite 1401, Minneapolis, Minnesota 55402 and the telephone number is (612) 370-6530.






Receivables Flow Chart
[GRAPHIC OMITTED]






                   SELECTED TRUST PORTFOLIO SUMMARY DATA

The chart below shows the geographic distribution of the receivables in the trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the trust portfolio.

[Pie chart with accompanying key showing the following: CA-____%; MI-____%; IL-____%; MN-____%; TX-____%; other-____%]


The chart below shows the percentages of the receivables in the trust portfolio arising under accounts within the age brackets shown

[Bar chart showing the following: 0-12 months since the account was opened-____%; 13-24 months-____%; 25-36 months-____%; 37-48 months-____%;
49-60 months-____%; 61-120 months-____%; 121+ months- ____%.]


The chart below shows the trust yield, payment rate and net charge-off rate for the trust portfolio for each month from January 1997 to December 1999.


                                  [CHART]

                          Trust Yield      Payment Rate      Net Charge-Offs
January 1997
February 1997
March 1997
April 1997
May 1997
June 1997
July 1997
August 1997
September 1997
October 1997
November 1997
December 1997
January 1998
February 1998
March 1998
April 1998
May 1998
June 1998
July 1998
August 1998
September 1998
October 1998
November 1998
December 1998
January 1999
February 1999
March 1999
April 1999
May 1999
June 1999
July 1999
August 1999
September 1999
October 1999
November 1999
December 1999


        The "trust yield" for any month means the total amount of finance charges and fees collected in that month, expressed as an annualized percentage of the average of the end of the billing cycle balance of principal receivables outstanding in that month.

        The "payment rate" for any month is the total payments collected during each month as a percentage of total outstanding trust receivables at the beginning of the month.

        The amount of "net charge-offs" for any month is the amount of charged-off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the trust portfolio, expressed as an annualized percentage of the average of the end of the billing cycle balance of principal receivables outstanding in that month.



                                RISK FACTORS

        You should consider the following risk factors in deciding whether to purchase the Class A certificates described in this prospectus supplement.

POTENTIAL EARLY REPAYMENT OR
DELAYED PAYMENT DUE TO REDUCED
PORTFOLIO YIELD                     If there is a decline in the amount of
                                    the receivables collected by the trust
                                    or another early amortization event, an
                                    early amortization of the certificates
                                    may occur and you will receive
                                    principal payments earlier than the
                                    expected final payment date. If the
                                    average portfolio yield, which reflects
                                    a reduction for receivable defaults for
                                    Series 2000-__, for any three
                                    consecutive months is less than the
                                    average base rate for the same three
                                    consecutive months, an "early
                                    amortization event" will occur for
                                    Series 2000- __. If this occurs, the
                                    early amortization of Series 2000-__
                                    will commence, and you will receive
                                    principal payments earlier than the
                                    expected final principal payment date.
                                    Moreover, if principal collections on
                                    receivables allocated to other series
                                    or the transferor are available to be
                                    applied to an early amortization of any
                                    outstanding certificates, the period
                                    during which that early amortization
                                    occurs may be substantially shortened.

                                    Conversely, any reduction in
                                    collections may cause the period
                                    necessary to repay your certificates to
                                    go beyond the expected final payment
                                    date of your certificates.

                                    The following factors could result in
                                    reduced collections:

RNB MAY CHANGE THE TERMS
AND CONDITIONS OF THE ACCOUNTS      RNB will sell receivables arising under
                                    specified credit card accounts to TCC
                                    which will sell those receivables to
                                    TRC which will transfer those
                                    receivables to the trust, but RNB will
                                    continue to own those accounts. As the
                                    owner of those accounts, RNB retains
                                    the right to change various terms and
                                    conditions of those accounts, including
                                    finance charges and other fees it
                                    charges and the required minimum
                                    monthly payment. Certain changes in the
                                    terms of the accounts may reduce the
                                    amount of receivables arising under the
                                    accounts, reduce the portfolio yield,
                                    reduce the amount of collections on
                                    those receivables or otherwise alter
                                    payment patterns.

ACCOUNTS ADDED TO THE TRUST
PORTFOLIO MAY HAVE DIFFERENT
TERMS AND CONDITIONS                So long as certain conditions are
                                    satisfied, TRC will automatically
                                    designate additional accounts for the
                                    trust portfolio and transfer the
                                    receivables in those accounts to the
                                    trust. Any new accounts and receivables
                                    may have different terms and conditions
                                    than the accounts and receivables
                                    already in the trust. Credit card
                                    accounts purchased by RNB or originated
                                    by other credit card originators may be
                                    included as additional accounts, if
                                    certain conditions are satisfied. The
                                    new accounts and receivables may
                                    perform differently over time than the
                                    accounts and receivables already in the
                                    trust and could reduce the amount of
                                    collections allocated to your series.

TRC MAY NOT BE ABLE TO
ADD ACCOUNTS TO THE TRUST           If TRC's percentage interest in the
                                    accounts of the trust falls to a
                                    minimum level, currently 2%, TRC will
                                    be required to maintain that level by
                                    designating additional accounts for the
                                    trust portfolio and transferring the
                                    receivables in those accounts to the
                                    trust. TRC may not be able to designate
                                    additional accounts to be added to the
                                    trust portfolio when required. If TRC
                                    fails to designate additional accounts
                                    when required, an early amortization
                                    event will occur and you could receive
                                    payment of principal sooner than
                                    expected.

CHANGES TO CONSUMER
PROTECTION LAWS MAY IMPEDE
RNB'S COLLECTION EFFORTS            Federal and state consumer protection
                                    laws regulate the creation and
                                    enforcement of consumer loans,
                                    including credit card accounts and
                                    receivables. Changes or additions to
                                    those laws or failure to comply with
                                    those laws could make it more difficult
                                    for RNB to collect payments on the
                                    receivables or could reduce the finance
                                    charges and other fees that RNB can
                                    charge on credit card account balances,
                                    or could render some receivables
                                    uncollectible.

                                    Receivables that do not comply with
                                    consumer protection laws may not be
                                    valid or enforceable in accordance with
                                    their terms against the obligor on
                                    those receivables. RNB, TCC and TRC
                                    each make representations and
                                    warranties relating to the validity and
                                    enforceability of the receivables
                                    arising under the accounts in the trust
                                    portfolio. No other party will examine
                                    the receivables or the related records
                                    for the purpose of determining the
                                    presence or absence of defects,
                                    compliance with representations and
                                    warranties or for any other purpose.
                                    The only remedy if any representation
                                    or warranty is violated, and the
                                    violation continues beyond the period
                                    of time TRC has to correct the
                                    violation, is that TRC must accept
                                    reassignment of the receivables
                                    affected by the violation, subject to
                                    certain conditions. See "The Pooling
                                    and Servicing Agreement--
                                    Representations and Warranties" and
                                    "Legal Aspects of the Receivables--
                                    Consumer Protection Laws" in the
                                    attached prospectus.

CARDHOLDERS MAY MAKE
PRINCIPAL PAYMENTS AT
ANY TIME The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur.

DEPENDENCE ON THE TARGET
CORPORATION STORES                  Retailing is highly competitive. Target
                                    Corporation and its subsidiaries
                                    compete not only with other discount
                                    and traditional department stores in
                                    the area in which they operate but with
                                    direct marketers and numerous types of
                                    retail outlets, including on-line
                                    retailers. The Target Corporation
                                    Stores may not continue to generate new
                                    receivables at the same rate as in
                                    previous years. Target Corporation may
                                    decide at any time to transfer all or
                                    any portion of the business or assets
                                    of the Target Corporation Stores. The
                                    Target Corporation Stores currently
                                    accept most major credit cards. A
                                    significant decline in the amount of
                                    new receivables generated by the
                                    accounts in the trust could result in
                                    reduced collections on those
                                    receivables. See "Maturity
                                    Considerations" in this prospectus
                                    supplement.

NEGATIVE CARRY                      Any amounts deposited in the special
                                    funding account and the principal
                                    funding account may be invested in
                                    investments earning a rate that is less
                                    than the yield from collections of
                                    finance charge receivables and that may
                                    be less than the base rate, resulting
                                    in a reduction of amounts available to
                                    make payments to certificateholders.

ALLOCATIONS OF CHARGED-OFF
RECEIVABLES COULD RESULT IN
A LOSS TO YOUR CERTIFICATES         RNB will write off as uncollectible
                                    some portion of the receivables arising
                                    in accounts in the trust portfolio.
                                    Each class of certificates will be
                                    allocated a portion of those
                                    charged-off receivables. If the amount
                                    of charged-off receivables allocated to
                                    any class of certificates exceeds the
                                    amount of other funds available for
                                    reimbursement of those
                                    charge-offs--which could occur if the
                                    limited amount of Class B certificates
                                    is reduced to zero--the holders of the
                                    Class A certificates may not receive
                                    the full amount of principal and
                                    interest due to them. See "Trust Credit
                                    Card Portfolio--Delinquency and Loss
                                    Experience" and "Description of the
                                    Class A Certificates--Reallocation of
                                    Cash Flows," "--Application of
                                    Collections" and "--Defaulted
                                    Receivables; Investor Charge-Offs" in
                                    this prospectus supplement.

ADJUSTMENTS DUE TO REBATES,
EXCHANGES AND WRITEDOWNS
COULD REDUCE PAYMENTS TO YOU        A portion of the receivables will not
                                    be collected as a result of rebates,
                                    exchanges, write-downs and similar
                                    occurrences. TRC will be obligated to
                                    make payments to compensate the holders
                                    of the certificates for the amount of
                                    receivables which become uncollectible
                                    for these reasons. If TRC fails to make
                                    any of these payments, the amount of
                                    the resulting insufficiency will be
                                    allocated to TRC's interest. If the
                                    amount of TRC's interest does not cover
                                    this insufficiency, the available
                                    credit enhancement may be reduced and
                                    you may not receive the full amount of
                                    principal and interest due.

YOU MAY NOT BE ABLE TO
RESELL YOUR CERTIFICATES            The underwriters may assist in resales
                                    of your certificates but they are not
                                    required to do so. A secondary market
                                    for the certificates may not develop.
                                    If a secondary market does develop, it
                                    might not continue or it might not be
                                    sufficiently liquid to allow you to
                                    resell any of your certificates.

INSOLVENCY OR BANKRUPTCY OF
RNB, TCC OR TRC COULD
RESULT IN ACCELERATED, DELAYED
OR REDUCED PAYMENTS TO YOU          The receivables in which you have an
                                    interest are conveyed to the trust by
                                    TRC. TRC acquires them from TCC which
                                    in turn acquired the receivables from
                                    RNB. In each instance, the conveyances
                                    are intended to be treated as sales.
                                    However, a court could conclude that
                                    TRC, TCC or RNB still owns the
                                    receivables and that the trust only
                                    holds a security interest in the
                                    receivables. The receivables may then
                                    be subject to tax or other governmental
                                    liens and to administrative expenses of
                                    the bankruptcy or bank receivership
                                    proceeding of a predecessor in interest
                                    of those receivables. Furthermore, a
                                    bankruptcy trustee or a creditor may
                                    attempt to cause a predecessor in
                                    interest of the receivables or TRC to
                                    be substantively consolidated with TRC
                                    or the trust. Recharacterization as a
                                    pledge or substantive consolidation can
                                    delay or even reduce payments on your
                                    certificates.

                                    RNB is chartered as a national banking
                                    association and is subject to
                                    regulation and supervision by the
                                    Office of the Comptroller of the
                                    Currency. If RNB becomes insolvent or
                                    is in an unsound condition, the
                                    Comptroller is authorized to appoint
                                    the FDIC as receiver. Under these
                                    circumstances, the FDIC could:

                                    o   require the trustee of the trust to
                                        go through an administrative claims
                                        procedure to establish its right to
                                        payments collected on the
                                        receivables in the trust,

                                    o   request a stay of proceedings relating
                                        to the trust's claims against RNB, or

                                    o   repudiate the pooling agreement and
                                        limit the trust's resulting claim
                                        against the receivables to "actual
                                        direct compensatory damages"
                                        measured as of the date of
                                        receivership.

                                    See "Legal Aspects of the
                                    Receivables--Matters Relating to
                                    Bankruptcy or Receivership" in the
                                    attached prospectus.

                                    If the FDIC were to take any of those
                                    actions, payments on your certificates
                                    could be delayed and possibly reduced.

                                    If specified events related to the
                                    conservatorship or receivership of RNB,
                                    or the bankruptcy or insolvency of TCC
                                    or TRC were to occur then an early
                                    amortization event would occur for all
                                    outstanding series.

                                    The conservator or receiver may have
                                    the power:

                                    o   regardless of the terms of the
                                        pooling agreement:

                                        -    to prevent the beginning of an
                                             early amortization period or
                                             rapid accumulation period,

                                        -    to prevent the early sale of
                                             the receivables and
                                             termination of the trust,

                                        -    to require new principal
                                             receivables to continue being
                                             transferred to the trust,

                                        -    to require the trustee of the
                                             trust to go through an
                                             administrative claims
                                             procedure to establish its
                                             right to payments collected on
                                             the receivables in the trust,
                                             or

                                        -    to repudiate the pooling
                                             agreement which establishes
                                             the trust and limit the
                                             trust's resulting claim, or

                                    o   regardless of the instructions of
                                        the certificateholders:

                                        -    to require the early sale of
                                             the trust's receivables,

                                        -    to require termination of the
                                             trust and retirement of the
                                             trust's certificates including
                                             your series, or

                                        -    to prohibit the continued
                                             transfer of principal
                                             receivables to the trust.

YOU WILL HAVE LIMITED
CONTROL OF TRUST ACTIONS            You will have limited voting rights
                                    relating to actions of the trust and
                                    the trustee. You will not have the
                                    right to vote to direct the trustee to
                                    take any actions other than the right
                                    to vote to declare an early
                                    amortization event or a servicer
                                    default.


                        TRUST CREDIT CARD PORTFOLIO

        Defined terms are indicated by boldface type. Both the attached prospectus and this prospectus supplement contain a glossary of important terms where definitions can be found.

THE RNB PORTFOLIO

        The following information reflects the composition and historical performance of the RNB portfolio of credit card accounts. However, the amounts presented also include a small amount of receivables in some Target Corporation commercial accounts not included in the RNB portfolio. The trust portfolio is the same as the RNB portfolio. In addition, the composition of the RNB portfolio reflects the expansion of Target Stores, one of Target Corporation's retail operating chains, to 44% of the RNB portfolio at year end 1999. See "Retailers National Bank's Credit Card Business" in the attached prospectus for a description of RNB's credit card business.

DELINQUENCY AND LOSS EXPERIENCE

        The following table provides the delinquency experience for the RNB portfolio as of the indicated dates. In the following table:

        o "Number of Days Delinquent" means the number of days following the original billing due date, for example, 30 to 59 days delinquent means that the minimum payment was not received 30 or more days after the original billing due date but within 60 days of such due date,

        o "Delinquent Amount" represents the sum of the outstanding amount of receivables that are delinquent in each delinquency category at the end of the various monthly billing cycle periods; these amounts may differ from the amount of delinquencies in each delinquency category on the last day of the month, and

        o the percentages result from dividing the "Delinquent Amount" by the sum of billed balances at the end of the various monthly billing cycle periods during the month ending on the specified date.

                           DELINQUENCY EXPERIENCE
                             FOR RNB PORTFOLIO
                           (DOLLARS IN THOUSANDS)


                                            AS OF DECEMBER 31,
                --------------------------------------------------------------------------
                          1999                     1998                     1997
                ------------------------ ------------------------ ------------------------
NUMBER OF DAYS   DELINQUENT               DELINQUENT                DELINQUENT
DELINQUENT         AMOUNT         %         AMOUNT         %          AMOUNT         %
----------------------------- ---------- ------------- ---------- -------------- ---------
30 to 59 Days...      $86,847        3.22%     $81,317        3.22%      $82,830   3.37%
60 to 89 Days...       43,567        1.62       40,453        1.60        36,879   1.50
90 Days or More.       89,050        3.31       78,186        3.10        76,217   3.10
                ------------- ---------- ------------- ---------- -------------- ---------
     TOTAL......     $219,464        8.15%    $199,956        7.92%     $195,926   7.97%
                ============= ========== ============= ========== ============== =========


        The following table provides the loss experience for the RNB portfolio for the indicated periods. "Average Receivables Outstanding" is the average for each month from January through December of the indicated year of the sum of receivables outstanding at the end of the billing cycles in that month; these amounts may differ from the average of month-end receivables outstanding. "Gross Charge-Offs" shown exclude charge-offs of finance charge receivables and late payment fees. "Recoveries" exclude finance charge receivables and late payment fee recoveries and include sales tax recoveries and are net of collection agency fees.



                              LOSS EXPERIENCE
                             FOR RNB PORTFOLIO
                           (DOLLARS IN THOUSANDS)


                                                              YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------
                                                       1999             1998             1997
                                                  --------------   --------------   --------------
Average Receivables Outstanding................     $2,342,611       $2,237,722       $2,100,064
Gross Charge-Offs..............................        191,044          200,289          182,196
Recoveries.....................................         28,997           27,415           25,332
Net Charge-Offs................................        162,047          172,874          156,864
Net Charge-Offs as a Percentage of
   Average Principal Receivables
   Outstanding.................................         6.92%            7.73%            7.47%

        As of December 31, 1999, accounts 30 or more days delinquent were 8.15% of total receivables compared with 7.92% and 7.97% of total receivables as of December 31, 1998 and 1997, respectively. Delinquencies are a leading indicator of future charge-offs.

        For the 12 month period ended December 31, 1999, net charge-offs as a percentage of average receivables outstanding were 6.92% compared with 7.73% and 7.47% for the year ended December 31, 1998 and 1997, respectively. Delinquencies and charge-offs depend on a variety of factors, including

        o general economic conditions and trends in consumer bankruptcy filings,

        o      the availability of other sources of credit,

        o      terms and conditions of the accounts, and

        o      growth and maturity of the portfolio.

CHARACTERISTICS OF THE TRUST PORTFOLIO

        The assets of the trust include credit card receivables generated through accounts that TRC has designated as trust accounts. The trust accounts are:

        o      accounts designated when the trust was established,

        o AUTOMATIC ADDITIONAL ACCOUNTS automatically added to the trust as they are created, and

        o SUPPLEMENTAL ACCOUNTS that have been designated since the trust was established.

To date, no SUPPLEMENTAL ACCOUNTS have been added to the trust. TRC is permitted to add accounts, and at times is required to add accounts, to the trust. TRC can remove accounts from the trust if the conditions to removal are satisfied. As a result, the composition of the trust is expected to change over time. See "The Receivables" in the attached prospectus for a general description of the receivables in the trust.

        The receivables and the accounts in the trust portfolio, as of the end of the day on _____ ___, 1999:

        o included approximately $____ billion of receivables, representing the total receivables balance at the close of the ______ ___, 1999 billing cycle periods for Mervyn's and actual ______ ___, 1999 receivables balances for the Department Stores and Target Stores,

        o      included approximately $____ billion of PRINCIPAL
               RECEIVABLES and $____ billion of FINANCE CHARGE RECEIVABLES, with FINANCE CHARGE RECEIVABLES making up approximately ___% of the total receivables,

       o had an average receivables balance of $_____, excluding accounts with a zero balance,

       o had an average credit limit of $_____, of which the average receivables balance represented approximately ___%, excluding accounts with a zero balance,

       o       had an average account age of ___ months,

       o had billing addresses in all 50 states, the District of Columbia and in U.S. territories and possessions and on U.S. military bases, and less than 1% of the obligors have billing addresses outside of the United States, and

       o included the following approximate percentages of outstanding PRINCIPAL RECEIVABLES balances from Target Corporation's retail operating chains: Target Stores ___%, the Department Stores ___%, and Mervyn's ___%.

        The following tables summarize characteristics of the trust portfolio as of the end of the day on _____ ___, 1999. Because the composition of the trust portfolio may change in the future, these tables are not necessarily indicative of the composition of the trust portfolio at any later time.





                       COMPOSITION BY ACCOUNT BALANCE
                              TRUST PORTFOLIO


                                        NUMBER OF    PERCENTAGE                    PERCENTAGE
                                         ACCOUNTS     OF TOTAL                      OF TOTAL
                                                       NUMBER      RECEIVABLES     RECEIVABLES
ACCOUNT BALANCE RANGE                                OF ACCOUNTS   OUTSTANDING     OUTSTANDING
---------------------                   ----------   ----------   --------------   -----------
Credit Balance........................                        %   $                          %
$0....................................
$0.01 to $500.00......................
$500.01 to $1,000.00..................
$1,000.01 to $3,000.00................
$3,000.01 to $5,000.00................
$5,000.01 to $10,000.00...............
Over $10,000.00.......................
                                        ----------   ----------   --------------   -----------
        TOTAL.........................                        %   $                          %
                                        ==========   ==========   ==============   ===========



                        COMPOSITION BY CREDIT LIMIT
                              TRUST PORTFOLIO


                                        NUMBER OF    PERCENTAGE                    PERCENTAGE
                                         ACCOUNTS     OF TOTAL                      OF TOTAL
                                                       NUMBER      RECEIVABLES     RECEIVABLES
CREDIT LIMIT RANGE                                   OF ACCOUNTS   OUTSTANDING     OUTSTANDING
------------------                      ----------   ----------   --------------   -----------
$0 to $199...........................                         %   $                          %
$200 to $399.........................
$400 to $499.........................
$500 to $699.........................
$700 to $999.........................
$1,000 to $1,499.....................
$1,500 to $2,999.....................
$3,000 to $4,999.....................
$5,000 to $9,999.....................
$10,000 to $14,999...................
$15,000 to $24,999...................
Over $24,999.........................
                                        ----------   ----------   --------------   -----------
        TOTAL........................                         %   $                          %
                                        ==========   ==========   ==============   ===========






                    COMPOSITION BY PERIOD OF DELINQUENCY
                              TRUST PORTFOLIO


                                         NUMBER OF   PERCENTAGE                    PERCENTAGE
                                         ACCOUNTS     OF TOTAL                      OF TOTAL
                                                       NUMBER      RECEIVABLES     RECEIVABLES
NUMBER OF DAYS DELINQUENT                            OF ACCOUNTS   OUTSTANDING     OUTSTANDING
-------------------------               ----------   ----------   --------------   -----------
Current..............................                         %   $                          %
1 to 29 days.........................
30 to 59 days........................
60 to 89 days........................
90 days or more......................
                                        ----------   ----------   --------------   -----------
        TOTAL........................                         %   $                          %
                                        ==========   ==========   ==============   ===========



        In "Composition by Account Age" below, "Account Age" is determined by the number of months elapsed since the account was originally opened.

                         COMPOSITION BY ACCOUNT AGE
                              TRUST PORTFOLIO


                                        NUMBER OF    PERCENTAGE                    PERCENTAGE
                                         ACCOUNTS     OF TOTAL                      OF TOTAL
                                                       NUMBER      RECEIVABLES     RECEIVABLES
ACCOUNT AGE                             N            OF ACCOUNTS   OUTSTANDING     OUTSTANDING
------------                            ----------   ----------   --------------   -----------
Less than or equal to 1 year.........                         %   $                          %
Over 1 year to 2 years...............
Over 2 years to 3 years..............
Over 3 years to 5 years..............
Over 5 years.........................
                                        ----------   ----------   --------------   -----------
        TOTAL........................                         %   $                          %
                                        ==========   ==========   ==============   ===========




        In "Composition of Accounts by Top Five States," "Other" means not in excess of 5% of the percentage of total number of accounts and includes U.S. military, U.S. territories and non-U.S. accounts.


                          COMPOSITION OF ACCOUNTS
                             BY TOP FIVE STATES
                              TRUST PORTFOLIO


                                        NUMBER OF    PERCENTAGE                    PERCENTAGE
                                         ACCOUNTS     OF TOTAL                      OF TOTAL
                                                       NUMBER      RECEIVABLES     RECEIVABLES
STATE                                                OF ACCOUNTS   OUTSTANDING     OUTSTANDING
-----                                   ----------   ----------   --------------   -----------
California...........................                         %   $                          %
Michigan.............................
Illinois.............................
Minnesota............................
Texas................................
Other................................
                                        ----------   ----------   --------------   -----------
        TOTAL........................                         %   $                          %
                                        ==========   ==========   ==============   ===========




                          MATURITY CONSIDERATIONS

        The Class A certificates are scheduled to receive principal on the ____________ DISTRIBUTION DATE. Principal may be paid earlier if an EARLY AMORTIZATION EVENT occurs. Final payment of principal may also be delayed if this series is paired with another series.

ACCUMULATION PERIOD

        Collections of PRINCIPAL RECEIVABLES for the Class A certificates will be deposited in the PRINCIPAL FUNDING ACCOUNT until the amount deposited in this account is equal to the CLASS A INVESTED AMOUNT. On each DISTRIBUTION DATE, the CLASS A PRINCIPAL to be deposited in the PRINCIPAL FUNDING ACCOUNT will generally be the least of:

        o the PRINCIPAL ALLOCATION PERCENTAGE of PRINCIPAL RECEIVABLES collected during the previous MONTHLY PERIOD plus the SHARED PRINCIPAL COLLECTIONS and SHARED TRANSFEROR PRINCIPAL COLLECTIONS allocated to the Class A certificates,

        o      the CLASS A CONTROLLED DEPOSIT AMOUNT, and

        o      the CLASS A ADJUSTED INVESTED AMOUNT.

        The ability of the trust to distribute payments of principal on the final payment date may depend on one or more of the following factors:

        o the monthly payment rates on the receivables may vary due to the following:

               -      cardholders fail to make a required minimum payment,

               -      cardholders pay only the minimum required amount,

               -      cardholders pay off the entire outstanding balance,

               -      seasonal purchasing, and

               -      payment habits of cardholders, and

       o the amount of outstanding receivables, charge-offs and new borrowings may vary due to:

               -      changes in credit terms and conditions,

               -      seasonal variations,

               -      changes in cardholders,

               -      the availability of other sources of credit,

               -      legal factors,

               -      general economic conditions,

               - spending and borrowing habits of individual cardholders, and

               -      other factors, and

       o       the potential issuance by the trust of additional series.

EARLY AMORTIZATION EVENT

        If an EARLY AMORTIZATION EVENT occurs, you will receive payments of principal on each SPECIAL PAYMENT DATE after the MONTHLY PERIOD in which the event has occurred. These payments will continue until the earlier of the payment in full of the INVESTED AMOUNT or the SERIES 2000-__ TERMINATION DATE. The average life and maturity of your certificates can be significantly reduced if an EARLY AMORTIZATION EVENT occurs. See "Description of the Class A Certificates--Early Amortization Events" for additional discussion.

PAIRED SERIES

        The transferor may cause the trust to issue another series after the ACCUMULATION PERIOD begins that will be paired with your series. The outstanding principal amount of that paired series may vary and the interest rate for that series will be established on its date of issuance. If an early amortization event occurs for the other paired series before payment is made in full on your certificates, the final payment of principal on your certificates may be delayed. For example, the denominator of the PRINCIPAL ALLOCATION PERCENTAGE may increase if an early amortization event occurs on the other paired series. This could cause a reduction of the percentage of collections of PRINCIPAL RECEIVABLES for your series. See "Description of the Class A Certificates--Paired Series" for additional discussion.

HISTORICAL PAYMENT RATES OF THE RNB PORTFOLIO

        The following table provides you with the highest and lowest and average cardholder monthly payment rates for the RNB portfolio during any month in the periods shown. These payment rates are calculated as total payments collected during each month as a percentage of total outstanding trust receivables at the beginning of the month, calculated on a sum of billing cycles basis. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period. Payment rates shown in this table are based on total cash payments toward principal and finance charges made by cardholders. Merchant fees and deferred billing fees are not included in the total cash payments. The trust portfolio is the same as the RNB portfolio.





                      SUMMARY PAYMENT RATE INFORMATION


                                                           YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------
                                               2000                  1999                  1998
                                        ------------------    ------------------    ------------------
PAYMENT RATES
                                                              ------------------    ------------------

Highest Monthly Rate..............                       %                     %                     %
Lowest Monthly Rate...............                       %                     %                     %
Average Monthly Rate..............                       %                     %                     %


        Because the future composition of the portfolios may change over time, this table does not necessarily indicate the composition or performance of the RNB portfolio or the trust portfolio at any later time.


                      RECEIVABLE YIELD CONSIDERATIONS

        Gross revenues from finance charges and fees collected from accounts in the RNB portfolio for each of the three calendar years 1999, 1998 and 1997 and for the ____ months ended on ______ ___, 2000 and ______
___, 1999 are set forth in the following table. In the following table:

        o all figures represent amounts billed to customers after deductions due to charge-offs, fraud, returned goods, customer disputes or other customer service adjustments,

        o "Average Principal Receivables Outstanding" is the average of the end of the billing cycle balance of PRINCIPAL RECEIVABLES outstanding in each month from January through December of the year, which may differ from the month-end receivables outstanding,

        o "Finance Charges and Fees" include finance charges, late fees, return check fees, credit division miscellaneous income, and RNB merchant fees and deferred billing fees,

       o "Yield from Finance Charges and Fees" is calculated as a percentage of "Average Principal Receivables Outstanding,"

       o       historical yield figures are calculated on a billed basis, and

       o the percentages reflected for the _____ months ended ______ ___, 2000 and ______ ___, 1999 are annualized figures.





                             REVENUE EXPERIENCE
                               RNB PORTFOLIO
                           (DOLLARS IN THOUSANDS)


                                                             YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------
                                                     2000              1999             1998
                                                ---------------   --------------   ---------------
Average Principal Receivables
   Outstanding................................  $                 $                 $
Finance Charges and Fees......................
Yield from Finance Charges                                %                 %                 %
   and Fees...................................


                              USE OF PROCEEDS

        The net proceeds from the sale of the Class A certificates will be paid to TRC. TRC will use the net proceeds for general corporate purposes.


                  DESCRIPTION OF THE CLASS A CERTIFICATES

        The following is a summary of the material provisions of the Class A certificates. This summary is not a complete description of the terms of the Class A certificates. You should refer to "Description of the Certificates" and "The Pooling and Servicing Agreement" in the attached prospectus as well as the Pooling Agreement and the Series 2000-__ Supplement for a complete description.

GENERAL

        The Class A certificates will be issued under the POOLING AGREEMENT and the SERIES 2000-__ SUPPLEMENT. Each Class A certificate represents the right to receive allocations of cardholder payments that have been received from receivables transferred to the trust. In particular, the certificates will be allocated:

        o a percentage of collections of FINANCE CHARGE RECEIVABLES that will be a floating percentage for so long as an EARLY AMORTIZATION EVENT does not occur,

        o a floating percentage of DEFAULTED AMOUNTS that will reduce your INVESTED AMOUNT if not paid from collections of FINANCE CHARGE RECEIVABLES or REALLOCATED CLASS B PRINCIPAL COLLECTIONS,

        o during the REVOLVING PERIOD, a floating percentage of collections of PRINCIPAL RECEIVABLES, and

        o during the ACCUMULATION PERIOD or the EARLY AMORTIZATION PERIOD, a percentage of collections of PRINCIPAL RECEIVABLES determined based on a fraction whose numerator will be fixed at the end of the REVOLVING PERIOD.




        In addition to representing the right to payment from collections of FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES allocated to your series, each Class A certificate also represents the right to receive payments from:

        o      EXCESS FINANCE CHARGE COLLECTIONS,

        o      EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS,

        o      SHARED PRINCIPAL COLLECTIONS, and

        o      SHARED TRANSFEROR PRINCIPAL COLLECTIONS.

        Class A certificates will also be entitled to amounts in the PRINCIPAL FUNDING ACCOUNT and the RESERVE ACCOUNT, and the series share of amounts in the SPECIAL FUNDING ACCOUNT and the COLLECTION ACCOUNT, and investment earnings on amounts in these accounts.

        Class A certificates will be issued in $1,000 denominations and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the Class A certificates are held in book-entry form, you will only be able to transfer your Class A certificates through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each DISTRIBUTION DATE to Class A certificateholders in whose names certificates are registered on the RECORD DATE, to the extent of available funds.

        The Series 2000-__ certificates are included in GROUP I. The series listed under "Other Series Issued and Outstanding" are also included in GROUP I. Additional series issued by the trust may also be included in GROUP I. See "Description of the Certificates--Investor Percentage" in the attached prospectus.

        The trust has also issued the TRANSFEROR CERTIFICATE and a PARTICIPATION. TRC initially will own the TRANSFEROR CERTIFICATE. RNB owns the PARTICIPATION. TRC may transfer the TRANSFEROR CERTIFICATE in whole or in part under the limitations and conditions described in the POOLING AGREEMENT. See "Description of the Certificates--The Transferor
Certificate" in the attached prospectus.

INTEREST PAYMENTS

        If you purchase Class A certificates you will receive from available funds a payment of CLASS A MONTHLY INTEREST plus CARRYOVER CLASS A INTEREST on the 25th day of each month that the Class A certificates are outstanding. If that date is not a business day you will be paid on the next business day.

        On each DISTRIBUTION DATE, you will receive an interest payment based on the interest rate for your Class A certificates and the outstanding balance of your Class A certificates as follows:


        Interest on the Class A certificates for each DISTRIBUTION DATE will be paid to you by multiplying:

        o      the CLASS A CERTIFICATE RATE which is ___% per annum, by

        o the outstanding principal balance of the Class A certificates as of the last day of the preceding MONTHLY PERIOD, by

        o      a fraction equal to 30 divided by 360.

        If you do not receive your interest in full on any DISTRIBUTION DATE, you will be paid the shortfall on the next succeeding DISTRIBUTION DATE together with interest on the shortfall amount if there are funds available to make that payment.

        Interest payments will be funded from:

        o FINANCE CHARGE RECEIVABLES allocated to your series for the related MONTHLY PERIOD, and

        o to the extent FINANCE CHARGE RECEIVABLES allocated to your series are insufficient to pay the interest, from:

               - EXCESS FINANCE CHARGE COLLECTIONS allocated to your series

               - EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to your series, and

               -      REALLOCATED CLASS B PRINCIPAL COLLECTIONS.

PRINCIPAL PAYMENTS

        Principal payments on the Class A certificates will be funded from:

        o collections of PRINCIPAL RECEIVABLES allocated to your series, plus

        o      SHARED PRINCIPAL COLLECTIONS allocated to your series, plus

        O SHARED TRANSFEROR PRINCIPAL COLLECTIONS allocated to your series.

        If there is a shortfall in the amount of collections of FINANCE CHARGE RECEIVABLES available to pay the CLASS A REQUIRED AMOUNT, collections of PRINCIPAL RECEIVABLES allocated to the Class B certificates will be reallocated to pay the shortfall amount. These REALLOCATED CLASS B PRINCIPAL COLLECTIONS will not be available to make principal payments to the Class A certificates unless they are applied to cover INVESTOR DEFAULT AMOUNTS, INVESTOR CHARGE-OFFS or unpaid ADJUSTMENT PAYMENTS. Collections of PRINCIPAL RECEIVABLES allocated to your series but not needed to make payments to your series may be reallocated to other series.

        Revolving Period. During the REVOLVING PERIOD no principal payments will be made to Class A certificateholders. The REVOLVING PERIOD begins on the CLOSING DATE and ends on the day before the ACCUMULATION PERIOD or EARLY AMORTIZATION PERIOD begins. On each DISTRIBUTION DATE during the REVOLVING PERIOD, collections of PRINCIPAL RECEIVABLES allocated to your series will be:

        o treated as REALLOCATED CLASS B PRINCIPAL COLLECTIONS used to pay the CLASS A REQUIRED AMOUNT,

        o treated as SHARED PRINCIPAL COLLECTIONS used to pay principal to other series,

        o      paid to TRC, or

        o if the rating agencies have confirmed that a requested reduction of the CLASS B INVESTED AMOUNT will not result in a RATINGS EFFECT, used to reduce the CLASS B INVESTED AMOUNT.

        Accumulation Period. During the ACCUMULATION PERIOD, collections of PRINCIPAL RECEIVABLES will be deposited in the PRINCIPAL FUNDING ACCOUNT on each DISTRIBUTION DATE in an amount equal to CLASS A PRINCIPAL which will generally be equal to the least of:

        o the PRINCIPAL ALLOCATION PERCENTAGE of PRINCIPAL RECEIVABLES collected during the previous MONTHLY PERIOD plus the SHARED PRINCIPAL COLLECTIONS and SHARED TRANSFEROR PRINCIPAL COLLECTIONS allocated to the Class A certificates.,

        o      the CLASS A CONTROLLED DEPOSIT AMOUNT, and

        o      the CLASS A ADJUSTED INVESTED AMOUNT.

        On the CLASS A EXPECTED FINAL PAYMENT DATE, the trustee will pay to Class A certificateholders the amount on deposit in the PRINCIPAL FUNDING ACCOUNT. If an EARLY AMORTIZATION EVENT occurs during the ACCUMULATION PERIOD, the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A certificateholders on the first SPECIAL PAYMENT DATE.

        During the ACCUMULATION PERIOD until the final principal payment to Class A certificateholders, the portion of principal collections not applied to CLASS A PRINCIPAL will generally be treated as SHARED PRINCIPAL COLLECTIONS or, under specified circumstances, deposited in the SPECIAL FUNDING ACCOUNT.

        Early Amortization Period. On each SPECIAL PAYMENT DATE during the EARLY AMORTIZATION PERIOD:

        o the Class A certificateholders will be entitled to receive collections for the related MONTHLY PERIOD until the earlier of:

               - the date the CLASS A INVESTED AMOUNT has been paid in full, and

               -      the SERIES 2000-__ TERMINATION DATE, and

        o after payment in full of the CLASS A INVESTED AMOUNT, Class B certificateholders will be entitled to receive collections for the related MONTHLY PERIOD until the earlier of:

               - the date the CLASS B INVESTED AMOUNT has been paid in full, and

               -      the SERIES 2000-__ TERMINATION DATE.

POSTPONEMENT OF ACCUMULATION PERIOD

        The ACCUMULATION PERIOD is scheduled to last 12 months. However, the servicer may elect to extend the REVOLVING PERIOD and postpone the start of the ACCUMULATION PERIOD. The servicer may make this election only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT to pay the Class A certificates is less than 12. On the third business day before each DISTRIBUTION DATE beginning in _________, ____ until the ACCUMULATION PERIOD begins, the servicer will determine the length of the ACCUMULATION PERIOD needed to fund the PRINCIPAL FUNDING ACCOUNT to allow the CLASS A INVESTED AMOUNT to be paid in full on the CLASS A EXPECTED FINAL PAYMENT DATE. In making this determination, the servicer is required to assume that:

        o the principal payment rate will be no greater than the lowest monthly payment rate for the previous 12 months,

        o      no additional series will be issued,

        o the total amount of PRINCIPAL RECEIVABLES will remain the same throughout the ACCUMULATION PERIOD, and

        o      no EARLY AMORTIZATION EVENT will occur for any series.

        If the number of months determined to be required to fund the PRINCIPAL FUNDING ACCOUNT is less than 12 months, the servicer may elect to postpone the start of the ACCUMULATION PERIOD so that the number of months included in the ACCUMULATION PERIOD will be equal to or exceed the length of the required ACCUMULATION PERIOD as determined by the servicer. After making an election to postpone the start of the ACCUMULATION PERIOD but before the ACCUMULATION PERIOD begins, the Servicer may elect to further postpone the start of the ACCUMULATION PERIOD or be required to extend the ACCUMULATION PERIOD in accordance with the requirements described above. The length of the ACCUMULATION PERIOD will not be less than one month.

SUBORDINATION

        The Class B certificates will be subordinated to the Class A certificates. At the closing, the Class B certificates will not have a stated interest rate and will not be entitled to payments of interest. Principal payments on the Class B certificates will not begin until the Class A certificates have been paid in full unless:

        o TRC requests a reduction of the CLASS B INVESTED AMOUNT during the REVOLVING PERIOD, and

        o the rating agencies confirm that a reduction will not result in a RATINGS EFFECT.

If there are insufficient funds on any DISTRIBUTION DATE to pay the CLASS A REQUIRED AMOUNT, principal payments allocable to Class B certificateholders will be reallocated to cover amounts due on the Class A certificates and the CLASS B INVESTED AMOUNT will be reduced. If these REALLOCATED CLASS B PRINCIPAL COLLECTIONS are not sufficient to fund the remaining CLASS A REQUIRED AMOUNT, then the CLASS B INVESTED AMOUNT will be reallocated to the Class A certificates as needed to absorb reductions in the INVESTED AMOUNT of your series due to DEFAULTED AMOUNTS. The CLASS B INVESTED AMOUNT may be reimbursed from subsequent collections of FINANCE CHARGE RECEIVABLES.

TRANSFER OF THE CLASS B CERTIFICATES

        TRC will initially retain the Class B certificates. TRC may sell all or a portion of the Class B certificates. If TRC does sell the Class B certificates, TRC will enter into an agreement with the trustee that will specify the interest rate for the Class B certificates as well as other relevant provisions of those certificates. TRC can only sell Class B certificates if:

        o TRC notifies the trustee, the servicer and the rating agencies of the proposed transfer of the Class B certificates,

        o the rating agencies advise the trustee that the transfer will not have a RATINGS EFFECT,

        o      no EARLY AMORTIZATION EVENT occurs before the transfer,

        o TRC delivers an officer's certificate to the trustee stating that the transferor believes that the transfer will not cause an EARLY AMORTIZATION EVENT to occur, and

        o the transferor delivers a tax opinion to the trustee regarding the transfer.

ALLOCATION PERCENTAGES

        For each MONTHLY PERIOD, the servicer will allocate collections of FINANCE CHARGE RECEIVABLES, PRINCIPAL RECEIVABLES and all DEFAULTED AMOUNTS among:

        o      your series,

        o the interests of certificateholders for all other series issued and outstanding,

        o      the TRANSFEROR'S INTEREST, and

        o      the interests of the holders of any PARTICIPATIONS.

        The trustee will use the FLOATING ALLOCATION PERCENTAGE to allocate to your series DEFAULTED AMOUNTS and collections of FINANCE CHARGE RECEIVABLES. The trustee will use the PRINCIPAL ALLOCATION PERCENTAGE to allocate to your series collections of PRINCIPAL RECEIVABLES.

        The FLOATING ALLOCATION PERCENTAGE as determined at any time is generally a proportionate share equal to a fraction:

        o whose numerator is the ADJUSTED INVESTED AMOUNT at the end of the previous month, and

        o      whose denominator is the total amount of PRINCIPAL
               RECEIVABLES at the end of the previous month.

If an EARLY AMORTIZATION EVENT occurs, the numerator and denominator of the FLOATING ALLOCATION PERCENTAGE used for purposes of allocating collections of FINANCE CHARGE RECEIVABLES will be fixed at the relevant amounts outstanding at the end of the month before the month during which the EARLY AMORTIZATION EVENT occurs.

        The PRINCIPAL ALLOCATION PERCENTAGE as determined at any time is generally equal to a fraction:

        o whose numerator during the REVOLVING PERIOD is the INVESTED AMOUNT at the end of the previous month and, during the ACCUMULATION PERIOD or the EARLY AMORTIZATION PERIOD, is the INVESTED AMOUNT at the end of the REVOLVING PERIOD, and

        o      whose denominator is the total amount of PRINCIPAL
               RECEIVABLES at the end of the previous month or, for the ACCUMULATION PERIOD or the EARLY AMORTIZATION PERIOD when no other series are outstanding, at the end of the REVOLVING PERIOD.

APPLICATION OF COLLECTIONS

        Payment of Interest, Fees and Other Items. On each DISTRIBUTION DATE, AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS for the related MONTHLY PERIOD will be applied in the following order:

        o      to pay CLASS A MONTHLY INTEREST and CARRYOVER CLASS A INTEREST,

        o      to pay the MONTHLY SERVICING FEE,

        o an amount equal to the total CLASS A INVESTOR DEFAULTED AMOUNT for that DISTRIBUTION DATE will be:

               - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

               - during the ACCUMULATION PERIOD, on and before the date the CLASS A INVESTED AMOUNT is paid in full or available in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT or during the EARLY AMORTIZATION PERIOD deposited in the COLLECTION ACCOUNT for payment to Class A certificateholders,

        o an amount equal to the total CLASS B INVESTOR DEFAULTED AMOUNT for that DISTRIBUTION DATE will be:

               - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

               - during the ACCUMULATION PERIOD, on and before the date the CLASS A INVESTED AMOUNT is paid in full or available in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT or during the EARLY AMORTIZATION PERIOD deposited in the COLLECTION ACCOUNT for payment to Class A certificateholders or Class B certificateholders,

        o an amount equal to the SERIES 2000-__ ALLOCATION PERCENTAGE of any ADJUSTMENT PAYMENT that TRC is required but fails to make under the POOLING AGREEMENT will be:

               - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD,

               - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT or during the EARLY AMORTIZATION PERIOD deposited in the COLLECTION ACCOUNT for payment to Class A certificateholders or Class B certificateholders,

        o an amount equal to the unreimbursed CLASS A INVESTOR CHARGE-OFFS, if any, will be applied to reimburse CLASS A INVESTOR CHARGE-OFFS, and this amount will be:

               - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

               - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT or during the EARLY AMORTIZATION PERIOD deposited in the COLLECTION AMOUNT for payment to Class A certificateholders,

        o an amount equal to the unreimbursed reductions in the CLASS B INVESTED AMOUNT because of CLASS B INVESTOR CHARGE-OFFS and REALLOCATED CLASS B PRINCIPAL COLLECTIONS, if any, will be:

               - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

               - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT or during the EARLY AMORTIZATION PERIOD deposited in the COLLECTION ACCOUNT for payment to Class A certificateholders or Class B certificateholders,

        o      to pay CLASS B MONTHLY INTEREST and CARRYOVER CLASS B
               INTEREST, if any,

        o on each DISTRIBUTION DATE from and after the RESERVE ACCOUNT FUNDING DATE, but before the date the RESERVE ACCOUNT is terminated, an amount up to the excess, if any, of the REQUIRED RESERVE ACCOUNT AMOUNT over the AVAILABLE RESERVE ACCOUNT AMOUNT, will be deposited in the RESERVE ACCOUNT, and

        o      the balance, if any, will constitute EXCESS FINANCE CHARGE
               COLLECTIONS.

        The following diagram provides you with an outline of the allocation of collections of FINANCE CHARGE RECEIVABLES. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.



[GRAPHIC?OMITTED]




        Excess Finance Charge Collections. On each DISTRIBUTION DATE, EXCESS FINANCE CHARGE COLLECTIONS allocated to Series 2000-__ will be applied in the following order:

        o      to pay the REQUIRED AMOUNT, if any, and

        o      as EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS.

        EXCESS FINANCE CHARGE COLLECTIONS from Series 2000-__ will be applied in the following order:

        o to pay certificateholders of other series in GROUP I to the extent of any shortfalls,

        o      to pay any unpaid expenses or liabilities of the trust, and

        o      as EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS.

        Excess Transferor Finance Charge Collections. On each DISTRIBUTION DATE, the trustee will apply EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to your series in the following order:

        o to pay the REQUIRED AMOUNT remaining after applying EXCESS FINANCE CHARGE COLLECTIONS, and

        o      as SHARED TRANSFEROR PRINCIPAL COLLECTIONS.

        Payment of Principal. On each DISTRIBUTION DATE during the REVOLVING PERIOD, the product of:

        o      the PRINCIPAL ALLOCATION PERCENTAGE, and

        o collections of PRINCIPAL RECEIVABLES for that DISTRIBUTION DATE,

will be treated as SHARED PRINCIPAL COLLECTIONS except that any reduction of the required CLASS B INVESTED AMOUNT during the REVOLVING PERIOD will be paid to Class B certificateholders.

        On each DISTRIBUTION DATE related to the ACCUMULATION PERIOD, collections of PRINCIPAL RECEIVABLES allocated to Class A certificateholders equal to CLASS A PRINCIPAL but not more than the CLASS A CONTROLLED DEPOSIT AMOUNT will be deposited in the PRINCIPAL FUNDING ACCOUNT for payment to Class A certificateholders on the CLASS A EXPECTED FINAL PAYMENT DATE.

        On each SPECIAL PAYMENT DATE after the CLASS A EXPECTED FINAL PAYMENT DATE and, if earlier, after an EARLY AMORTIZATION EVENT occurs, the trustee will apply the amount on deposit in the COLLECTION ACCOUNT and available for payment of principal in the following order:

        o an amount equal to CLASS A PRINCIPAL to Class A certificateholders,

        o after the CLASS A INVESTED AMOUNT has been paid, an amount equal to CLASS B PRINCIPAL to Class B certificateholders, and

        o an amount equal to the excess, if any, will be treated as SHARED PRINCIPAL COLLECTIONS.

        On each DISTRIBUTION DATE during the ACCUMULATION PERIOD or EARLY AMORTIZATION PERIOD, funds on deposit in the SPECIAL FUNDING ACCOUNT distributable to Series 2000-__ will be applied in the following order:

        o until the CLASS A INVESTED AMOUNT is paid in full, to Class A certificateholders in an amount equal to the lesser of:

               - the shortfall in amounts to be paid from collections of PRINCIPAL RECEIVABLES for Series 2000-__, and

               - the amount allocated to Series 2000-__ under the POOLING AGREEMENT,

               but not more than CLASS A PRINCIPAL, less amounts to be deposited in the COLLECTION ACCOUNT, and

        o on and after the DISTRIBUTION DATE on which the CLASS A INVESTED AMOUNT is paid in full, to Class B certificateholders in an amount not to exceed:

               -      the CLASS B INVESTED AMOUNT, less

               -      amounts to be deposited in the COLLECTION ACCOUNT.

        You will receive the final payment of principal and interest on the Class A certificates no later than _______. After _______ the trust will have no further obligation to pay principal or interest on the Class A certificates.

        The following diagram provides you with an outline of the allocation of collections of PRINCIPAL RECEIVABLES. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.



[GRAPHIC?OMITTED]


REALLOCATION OF CASH FLOWS

        For each DISTRIBUTION DATE, the servicer will calculate the CLASS A REQUIRED AMOUNT, which is generally equal to the excess, if any, of (1) CLASS A MONTHLY INTEREST, CARRYOVER CLASS A INTEREST, the CLASS A SERVICING FEE and the CLASS A INVESTOR DEFAULTED AMOUNT plus the portion of any unpaid ADJUSTMENT PAYMENTS allocated to the Class A certificates over (2) the AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS plus any available EXCESS FINANCE CHARGE COLLECTIONS from other series, plus EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocable to your series.

        The CLASS A REQUIRED AMOUNT will be paid from REALLOCATED CLASS B PRINCIPAL COLLECTIONS. If REALLOCATED CLASS B PRINCIPAL COLLECTIONS are not sufficient to fund the CLASS A REQUIRED AMOUNT, then the CLASS B INVESTED AMOUNT will be reduced to the extent of the INVESTOR DEFAULTED AMOUNT plus the SERIES 2000-__ ALLOCATION PERCENTAGE of any unpaid ADJUSTMENT PAYMENTS but in no event shall it be reduced below zero. The CLASS A INVESTED AMOUNT will be reduced by the excess, if any, of the INVESTOR DEFAULTED AMOUNT plus the SERIES 2000-__ ALLOCATION PERCENTAGE of any unpaid ADJUSTMENT PAYMENTS over the amount of the reductions, if any, to the CLASS B INVESTED AMOUNT to fund the CLASS A REQUIRED AMOUNT.

        Any reduction in the CLASS A INVESTED AMOUNT will have the effect of slowing or reducing the return of principal and interest to Class A certificateholders. If the CLASS B INVESTED AMOUNT is reduced to zero, Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs" for additional discussion.

        Reductions of the CLASS A INVESTED AMOUNT and the CLASS B INVESTED AMOUNT described in the three preceding paragraphs will be reimbursed, and the CLASS A INVESTED AMOUNT and the CLASS B INVESTED AMOUNT increased, on later DISTRIBUTION DATES to the extent of:

        o      AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS,

        o      EXCESS FINANCE CHARGE COLLECTIONS from other series, and

        o EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS available for that purpose on each DISTRIBUTION DATE.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

        Collections of FINANCE CHARGE RECEIVABLES--and other amounts treated like collections of FINANCE CHARGE RECEIVABLES--in excess of the amount required to make payments or deposits for the certificates of your series will be made available to other series included in GROUP I whose allocation of collections of FINANCE CHARGE RECEIVABLES is not sufficient to make their required payments or deposits. We call these amounts EXCESS FINANCE CHARGE COLLECTIONS. If the certificates of your series require more collections of FINANCE CHARGE RECEIVABLES than allocated through the INVESTOR PERCENTAGE, you will have access to collections of FINANCE CHARGE RECEIVABLES--and other amounts treated like finance charge collections--from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series in GROUP I for that same month. EXCESS FINANCE CHARGE COLLECTIONS remaining after payment of all shortfalls for other series in GROUP I will be treated as EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS. EXCESS FINANCE CHARGE COLLECTIONS cover shortfalls in amounts payable from collections of FINANCE CHARGE RECEIVABLES by using EXCESS FINANCE CHARGE COLLECTIONS from other series which would otherwise be paid to TRC.


SHARED PRINCIPAL COLLECTIONS

        Collections of PRINCIPAL RECEIVABLES allocated to the Series 2000-__ certificateholders' interest in excess of:

        o during the REVOLVING PERIOD, the amount of REALLOCATED CLASS B PRINCIPAL COLLECTIONS,

        o during the ACCUMULATION PERIOD, the CLASS A CONTROLLED DEPOSIT AMOUNT and the amount of REALLOCATED CLASS B PRINCIPAL COLLECTIONS, and

        o during the EARLY AMORTIZATION PERIOD, the INVESTED AMOUNT of the certificates,

will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If your certificates require more principal collections than allocated through the INVESTOR PERCENTAGE, you will share in the excess available from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series in GROUP I for that same month.

        If SHARED PRINCIPAL COLLECTIONS exceed shortfalls for all series, the trustee will distribute the remaining amount to TRC to the extent that the TRANSFEROR AMOUNT exceeds the REQUIRED RETAINED TRANSFEROR AMOUNT or deposit it into the SPECIAL FUNDING ACCOUNT.

        SHARED PRINCIPAL COLLECTIONS cover PRINCIPAL SHORTFALLS of the Series 2000-__ certificates by using collections of PRINCIPAL RECEIVABLES that would have been paid to TRC and, in specified circumstances, may allow the length of the ACCUMULATION PERIOD to be shortened. This type of reallocation of collections of PRINCIPAL RECEIVABLES will not result in a reduction in the INVESTED AMOUNT of the series to which the collections were initially allocated. There can be no assurance that there will be any SHARED PRINCIPAL COLLECTIONS for any MONTHLY PERIOD.

        If SHARED PRINCIPAL COLLECTIONS are not sufficient to cover PRINCIPAL SHORTFALLS for your series, SHARED TRANSFEROR PRINCIPAL
COLLECTIONS will be applied as described below.

SHARED EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS AND SHARED TRANSFEROR PRINCIPAL COLLECTIONS

        EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS are collections of FINANCE CHARGE RECEIVABLES allocable to the TRANSFEROR'S INTEREST in excess of the amounts necessary to make required payments for any SUPPLEMENTAL CERTIFICATES, and all other collections of FINANCE CHARGE RECEIVABLES paid to TRC, even those initially allocated to series of investor certificates. These collections will be applied to cover any remaining shortfalls in amounts payable from FINANCE CHARGE RECEIVABLES for this series and each other series as designated in the applicable SERIES SUPPLEMENT, based upon the amount of the shortfall, if any, of each series.

        Any EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS remaining after covering shortfalls for all designated series will be treated as SHARED TRANSFEROR PRINCIPAL COLLECTIONS. EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS cover shortfalls in amounts payable from collections of FINANCE CHARGE RECEIVABLES and EXCESS FINANCE CHARGE COLLECTIONS that are allocable to Series 2000-__ by using collections of FINANCE CHARGE RECEIVABLES which would otherwise be paid to TRC, including those from series not in GROUP I.

        SHARED TRANSFEROR PRINCIPAL COLLECTIONS are collections of PRINCIPAL RECEIVABLES allocated to the TRANSFEROR'S INTEREST but not due to the holder of any SUPPLEMENTAL CERTIFICATE and other amounts payable to the transferor from collections of PRINCIPAL RECEIVABLES plus the amount of EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS remaining after being applied to amounts payable from collections of FINANCE CHARGE RECEIVABLES. The SHARED TRANSFEROR PRINCIPAL COLLECTIONS will be allocated to cover shortfalls in amounts payable from collections of PRINCIPAL RECEIVABLES that have not been covered out of the SHARED PRINCIPAL COLLECTIONS for this series and each other series entitled to receive SHARED TRANSFEROR PRINCIPAL COLLECTIONS. If the total PRINCIPAL SHORTFALL remaining after applying SHARED PRINCIPAL COLLECTIONS exceeds the amount of SHARED TRANSFEROR PRINCIPAL COLLECTIONS for any MONTHLY PERIOD, SHARED TRANSFEROR PRINCIPAL COLLECTIONS will be allocated among each designated series, based on the respective remaining PRINCIPAL SHORTFALLS of those series. If SHARED TRANSFEROR PRINCIPAL COLLECTIONS exceed PRINCIPAL SHORTFALLS remaining after applying SHARED PRINCIPAL COLLECTIONS, the balance will be paid to TRC. SHARED TRANSFEROR PRINCIPAL COLLECTIONS cover PRINCIPAL SHORTFALLS for Series 2000-__ certificates remaining after applying SHARED PRINCIPAL COLLECTIONS by using collections that would have been paid to TRC and, in specified circumstances, may allow the length of the ACCUMULATION PERIOD to be shortened.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

        The INVESTOR DEFAULTED AMOUNT represents the investor's share of receivables charged-off as uncollectible. On or before the third business day before each DISTRIBUTION DATE, the servicer will calculate the INVESTOR DEFAULTED AMOUNT for your series by multiplying:

        o      the FLOATING ALLOCATION PERCENTAGE for that month, by

        o the total amount of receivables in trust portfolio accounts that were charged-off as uncollectible for that month.

The INVESTOR DEFAULTED AMOUNT will be further allocated:

        o to Class A--as the CLASS A INVESTOR DEFAULTED AMOUNT--based on the CLASS A FLOATING ALLOCATION PERCENTAGE, and

        o to Class B--as the CLASS B INVESTOR DEFAULTED AMOUNT--based on the CLASS B FLOATING ALLOCATION PERCENTAGE.

The CLASS A INVESTOR DEFAULTED AMOUNT for each MONTHLY PERIOD will be paid from:

        o      AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS,

        o EXCESS FINANCE CHARGE COLLECTIONS from other series allocated to Series 2000-__,

        o EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to Series 2000-__, and

        o      REALLOCATED CLASS B PRINCIPAL COLLECTIONS.

The CLASS B INVESTOR DEFAULTED AMOUNT for each MONTHLY PERIOD will be paid from:

        o      AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS,

        o      EXCESS FINANCE CHARGE COLLECTIONS allocated to Series
               2000-__, and

        o EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to Series 2000-__.

If on any DISTRIBUTION DATE, the REQUIRED AMOUNT exceeds the sum of:

        o      EXCESS FINANCE CHARGE COLLECTIONS allocable to Series
               2000-__,

        o EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocable to Series 2000-__, and

        o      REALLOCATED CLASS B PRINCIPAL COLLECTIONS,

then the CLASS B INVESTED AMOUNT will be reduced by the amount of that excess but not more than the INVESTOR DEFAULTED AMOUNT plus the SERIES 2000-__ ALLOCATION PERCENTAGE of any unpaid ADJUSTMENT PAYMENTS for that DISTRIBUTION DATE. This type of reduction is called a CLASS B INVESTOR CHARGE-OFF. If this reduction causes the CLASS B INVESTED AMOUNT to be a negative number, then:

        o      the CLASS B INVESTED AMOUNT will be reduced to zero, and

        o the CLASS A INVESTED AMOUNT will be reduced by the amount by which the CLASS B INVESTED AMOUNT would have been reduced below zero,

but not more than the INVESTOR DEFAULTED AMOUNT plus the SERIES 2000-__ ALLOCATION PERCENTAGE of any unpaid ADJUSTMENT PAYMENTS for that DISTRIBUTION DATE less the amount of the reduction of the CLASS B INVESTED AMOUNT. This type of reduction is called a CLASS A INVESTOR CHARGE-OFF.

PRINCIPAL FUNDING ACCOUNT

        Under the SERIES 2000-__ SUPPLEMENT, the trustee will establish and maintain a PRINCIPAL FUNDING ACCOUNT in which it will collect CLASS A PRINCIPAL during the ACCUMULATION PERIOD.

        Amounts collected in the PRINCIPAL FUNDING ACCOUNT will be used to pay principal to Class A certificateholders on the earlier of:

        o      the CLASS A EXPECTED FINAL PAYMENT DATE, and

        o if an EARLY AMORTIZATION EVENT occurs during the ACCUMULATION PERIOD, the first SPECIAL PAYMENT DATE.

        Amounts on deposit in the PRINCIPAL FUNDING ACCOUNT will be invested until the following DISTRIBUTION DATE by the trustee in ELIGIBLE INVESTMENTS. The proceeds from these investments will be deposited in the COLLECTION ACCOUNT on each DISTRIBUTION DATE and applied as AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS.

RESERVE ACCOUNT

        The trustee will establish the RESERVE ACCOUNT that it will use to fund investment earnings shortfalls during the ACCUMULATION PERIOD. On and after the RESERVE ACCOUNT FUNDING DATE, the trustee will begin to deposit FINANCE CHARGE COLLECTIONS into this account until the account balance equals the REQUIRED RESERVE ACCOUNT AMOUNT.

        TRC will invest money on deposit in this account in ELIGIBLE INVESTMENTS. Investment earnings, net of expenses and losses, will be retained in this account. Interest and investment income in this account in excess of the REQUIRED RESERVE ACCOUNT AMOUNT on each TRANSFER DATE will be withdrawn and applied as AVAILABLE SERIES 2000-__ FINANCE CHARGE
COLLECTIONS.

        On each TRANSFER DATE during the ACCUMULATION PERIOD and on the first TRANSFER DATE during the EARLY AMORTIZATION PERIOD, the servicer will withdraw from the RESERVE ACCOUNT and apply as AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS the lesser of:

        o      the amount available to be withdrawn from the RESERVE
               ACCOUNT, and

        o      the PRINCIPAL FUNDING INVESTMENT SHORTFALL for that TRANSFER
               DATE.

        The RESERVE ACCOUNT will end on the earliest to occur of:

        o      the termination date of the trust,

        o      the date the CLASS A INVESTED AMOUNT is paid in full, and

        o if the ACCUMULATION PERIOD has not begun, the occurrence of an EARLY AMORTIZATION EVENT, and

        o      if the ACCUMULATION PERIOD has begun, the earlier of:

               -      the first TRANSFER DATE for the EARLY AMORTIZATION
                      PERIOD, and

               -      the CLASS A EXPECTED FINAL PAYMENT DATE.

Upon termination of this account, funds in this account will be applied according to the priority of payments specified under "--Application of Collections--Payment of Interest, Fees and Other Items."

DEPOSITS IN THE COLLECTION ACCOUNT

        The servicer will generally deposit all collections received from the receivables in each MONTHLY PERIOD into the COLLECTION ACCOUNT not later than two business days after the date of processing unless the conditions described below are satisfied. RNB, as servicer, may use for its own benefit all collections received from the receivables in each MONTHLY PERIOD until the business day preceding the related DISTRIBUTION DATE if:

        o RNB gives the trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency, or

        o Target Corporation has and maintains a commercial paper rating of at least "A-1" by Standard & Poor's and at least "P-1" by Moody's.

        RNB currently has not given a letter of credit to the trustee and Target Corporation currently does not maintain the required rating for use of the collections.

        Revolving Period. For each date of processing during the REVOLVING PERIOD, the servicer shall allocate:

        o to Series 2000-__ certificateholders and deposit in the COLLECTION ACCOUNT an amount equal to the product of:

               - the FLOATING ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of FINANCE CHARGE RECEIVABLES on that date of processing;

        except that for each MONTHLY PERIOD, that amount will only be deposited until the time the amount deposited in the COLLECTION ACCOUNT equals the sum of:

               -      CLASS A MONTHLY INTEREST,

               -      CLASS B MONTHLY INTEREST, if any,

               -      CARRYOVER INTEREST, if any, and

               - if RNB is not the servicer, the servicing fee due on the next DISTRIBUTION DATE, and

        o to Series 2000-__ certificateholders an amount equal to the product of:

               - the PRINCIPAL ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of PRINCIPAL RECEIVABLES on that date of processing,

        and pay that amount to TRC as the holder of the TRANSFEROR CERTIFICATE, except that the amount to be paid to the holder of the TRANSFEROR CERTIFICATE on any date of processing will be applied in the following order:

        o if any other PRINCIPAL SHARING SERIES is outstanding and in its AMORTIZATION PERIOD, deposited in the COLLECTION ACCOUNT to be applied, if necessary, as SHARED PRINCIPAL COLLECTIONS on the related DISTRIBUTION DATE, and

        o paid to the holder of the TRANSFEROR CERTIFICATE only if on that date of processing the TRANSFEROR AMOUNT, minus the interest represented by any SUPPLEMENTAL CERTIFICATE, is greater than the REQUIRED RETAINED TRANSFEROR AMOUNT after all PRINCIPAL RECEIVABLES have been transferred to the trust on that day. Otherwise, funds will be deposited in the SPECIAL FUNDING ACCOUNT until the TRANSFEROR AMOUNT, minus the interest represented by any SUPPLEMENTAL CERTIFICATE, is at least equal to the REQUIRED RETAINED TRANSFEROR AMOUNT.

These amounts will be paid to the holder of the TRANSFEROR CERTIFICATE during a MONTHLY PERIOD subject to the obligation of the transferor to make an amount equal to the REALLOCATED CLASS B PRINCIPAL COLLECTIONS for each MONTHLY PERIOD available on the related DISTRIBUTION DATE.

        Accumulation Period. For each date of processing during the ACCUMULATION PERIOD, the servicer will allocate:

        o to Series 2000-__ certificateholders and deposit in the COLLECTION ACCOUNT an amount equal to the product of:

               - the FLOATING ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of FINANCE CHARGE RECEIVABLES on that date of processing;

        except that for each MONTHLY PERIOD, this amount will only be deposited until the time the amount deposited in the COLLECTION ACCOUNT equals the sum of:

               -      CLASS A MONTHLY INTEREST,

               -      CLASS B MONTHLY INTEREST, if any,

               -      CARRYOVER INTEREST, if any, and

               - if RNB is not the servicer, the servicing fee due on the next DISTRIBUTION DATE, and

        o before the payment in full of the CLASS A INVESTED AMOUNT, to Series 2000-__ certificateholders and deposit in the COLLECTION ACCOUNT an amount equal to the product of:

               - the PRINCIPAL ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of PRINCIPAL RECEIVABLES on that date of processing;

        except that if these amounts for the same MONTHLY PERIOD are more than the CLASS A CONTROLLED DEPOSIT AMOUNT for the related DISTRIBUTION DATE, then that excess will be applied in the following order:

        o if any other PRINCIPAL SHARING SERIES is outstanding and in its AMORTIZATION PERIOD, deposited in the COLLECTION ACCOUNT to be applied, if necessary, as SHARED PRINCIPAL COLLECTIONS on the related DISTRIBUTION DATE, and

        o paid to the holder of the TRANSFEROR CERTIFICATE if the TRANSFEROR AMOUNT, minus the interest represented by any SUPPLEMENTAL CERTIFICATE, is greater than the REQUIRED RETAINED TRANSFEROR AMOUNT after all PRINCIPAL RECEIVABLES have been transferred to the trust on that day. Otherwise, funds will be deposited in the SPECIAL FUNDING ACCOUNT until the TRANSFEROR AMOUNT, minus the interest represented by any SUPPLEMENTAL CERTIFICATE, is at least equal to the REQUIRED RETAINED TRANSFEROR AMOUNT.

These amounts will be paid to the holder of the TRANSFEROR CERTIFICATE during a MONTHLY PERIOD subject to the obligation of the transferor to make an amount equal to the REALLOCATED CLASS B PRINCIPAL COLLECTIONS for each MONTHLY PERIOD available on the related DISTRIBUTION DATE.

        Early Amortization Period. For each date of processing during the EARLY AMORTIZATION PERIOD, the servicer will allocate:

        o to Series 2000-__ certificateholders and deposit in the COLLECTION ACCOUNT an amount equal to the product of:

               - the FLOATING ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of FINANCE CHARGE RECEIVABLES on that date of processing, and

        o to Series 2000-__ certificateholders and deposit in the COLLECTION ACCOUNT an amount equal to the product of:

               - the PRINCIPAL ALLOCATION PERCENTAGE on that date of processing, and

               - the total amount of collections of PRINCIPAL RECEIVABLES on that date of processing;

        except that after the date that collections equal to the INVESTED AMOUNT have been deposited in the COLLECTION ACCOUNT for payment to Series 2000-__ certificateholders, this amount will be applied in the following order:

        o if any other PRINCIPAL SHARING SERIES is outstanding and in its AMORTIZATION PERIOD, deposited in the COLLECTION ACCOUNT to be applied, if necessary, as SHARED PRINCIPAL COLLECTIONS on the related DISTRIBUTION DATE, and

        o paid to the holder of the TRANSFEROR CERTIFICATE if the TRANSFEROR AMOUNT, minus the interest represented by any SUPPLEMENTAL CERTIFICATE, is greater than the REQUIRED RETAINED TRANSFEROR AMOUNT after all PRINCIPAL RECEIVABLES have been transferred to the trust on that day. Otherwise funds will be deposited in the SPECIAL FUNDING ACCOUNT.

        During the REVOLVING PERIOD and the ACCUMULATION PERIOD, the servicer will allocate to Class A certificateholders and deposit in the COLLECTION ACCOUNT on each TRANSFER DATE an amount equal to the sum of:

        o      the amount equal to:

               -      the lesser of:

               o      the sum of:

                      - the product of (1) the FLOATING ALLOCATION PERCENTAGE for the preceding MONTHLY PERIOD and (2) the total amount of collections of FINANCE CHARGE RECEIVABLES for the related MONTHLY PERIOD,

                             -      the amount of EXCESS FINANCE CHARGE
                                    COLLECTIONS allocated to Series 2000-__
                                    for the related MONTHLY PERIOD, and

                      - the amount of EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to Series 2000-__ for the related MONTHLY PERIOD, and

               o the total of the amounts to be paid on the related DISTRIBUTION DATE described under "--Application of Collections--Payment of Interest, Fees and Other Items," less

               - the daily amounts retained in the COLLECTION ACCOUNT during the related MONTHLY PERIOD as described above for the REVOLVING PERIOD and the ACCUMULATION PERIOD, respectively,

        o the excess of the amount of REALLOCATED CLASS B PRINCIPAL COLLECTIONS over the amount of collections of PRINCIPAL RECEIVABLES retained in the COLLECTION ACCOUNT as described above for the REVOLVING PERIOD and the ACCUMULATION PERIOD,

        o an amount equal to the portion allocable to Series 2000-__ of shortfalls in amounts payable from collections of FINANCE CHARGE RECEIVABLES relating to other series in GROUP I. This amount cannot exceed the EXCESS FINANCE CHARGE COLLECTIONS for the related DISTRIBUTION DATE,

        o      an amount equal to the amount of SHARED PRINCIPAL
               COLLECTIONS to be applied for the benefit of other PRINCIPAL SHARING SERIES from amounts that were originally allocated to Series 2000-__ not to exceed:

               -      during the REVOLVING PERIOD, the PRINCIPAL
                      ALLOCATION PERCENTAGE of collections of PRINCIPAL RECEIVABLES for the related MONTHLY PERIOD, or

               - during the ACCUMULATION PERIOD, the PRINCIPAL ALLOCATION PERCENTAGE of collections of PRINCIPAL RECEIVABLES for the related MONTHLY PERIOD less the amount of those collections applied to pay CLASS A PRINCIPAL on the related DISTRIBUTION DATE, and

        o the amount of SHARED TRANSFEROR PRINCIPAL COLLECTIONS to be applied to make payments of CLASS A PRINCIPAL and CLASS B PRINCIPAL on the related DISTRIBUTION DATE.

        On the CLOSING DATE, TRC will make a deposit to the COLLECTION ACCOUNT in the amount of $[ ] to be allocated to the Series 2000-__ certificates and applied as AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS.

ISSUANCE OF ADDITIONAL CERTIFICATES

        During the REVOLVING PERIOD, the transferor may, subject to certain conditions, cause the trustee to issue additional certificates. When issued, the additional certificates will be identical in all material respects to the other outstanding certificates and will be entitled to the benefits of the POOLING AGREEMENT and the SERIES 2000-__ SUPPLEMENT.

        Upon any additional issuance:

        o the CLASS A INVESTED AMOUNT and the CLASS B INVESTED AMOUNT each shall be increased proportionately, and

        o the CLASS A CONTROLLED ACCUMULATION AMOUNT shall be increased to reflect any additional principal amount of Class A certificates represented by the additional certificates.

        Additional certificates will be issued under the following conditions:

        o before the date they are issued, the transferor will have given the trustee, the servicer and the rating agencies notice of the date and terms of the additional issuance,

        o the total amount of PRINCIPAL RECEIVABLES will equal or exceed the REQUIRED PRINCIPAL BALANCE after the additional issuance,

        o the transferor will have received written notice from each rating agency that the additional issuance will not cause a RATINGS EFFECT,

        o the transferor will have delivered to the trustee a certificate which states that, the transferor believes that the additional issuance will not have a material adverse effect on the Class A certificates or Class B certificates,

        o as of the date of the additional issuance, the amount of unreimbursed CLASS A INVESTOR CHARGE-OFFS and CLASS B INVESTOR CHARGE-OFFS shall be zero, and

        o the transferor will have delivered to the trustee a tax opinion relating to the additional issuance.

PAIRED SERIES

        The Series 2000-__ certificates may be paired with one or more other series. The paired series either:

        o will be prefunded with an initial deposit in a PRE-FUNDING ACCOUNT up to the initial principal balance of that paired series, or

        o      will have a variable principal amount.

Any PRE-FUNDING ACCOUNT will be for the benefit of the paired series. As principal is paid to the Series 2000-__ certificates, either:

        o in the case of a prefunded paired series, an equal amount of funds on deposit in any PRE-FUNDING ACCOUNT for that paired series will be released to TRC, or

        o in the case of a paired series with a variable principal amount, an interest in that paired series up to the amount paid to your series may be sold by the trust.

        The invested amount in the trust of that paired series will increase by an amount equal to the principal paid on your series. Upon payment of the Series 2000-__ certificates, assuming no unreimbursed charge-offs for any related paired series, the total invested amount of the related paired series will have been increased by an amount up to the total amount paid to Series 2000-__ certificateholders since the issuance of that paired series.

EARLY AMORTIZATION EVENTS

        The REVOLVING PERIOD shall continue until the earlier of:

        o      the start of the ACCUMULATION PERIOD, or

        o      the occurrence of an EARLY AMORTIZATION EVENT.

The following chart indicates whether each EARLY AMORTIZATION EVENT is an event which automatically triggers an EARLY AMORTIZATION PERIOD or an event which requires the vote of a majority of the certificateholders or the trustee to trigger an EARLY AMORTIZATION PERIOD.



                                                                                       REQUIRES A                AUTOMATICALLY
                                                                                    MAJORITY VOTE OF            CAUSES AN EARLY
                                                                                   CERTIFICATEHOLDERS           AMORTIZATION OF
EARLY AMORTIZATION EVENTS                                                            OR THE TRUSTEE             SERIES 2000-__
-------------------------
                                                                                 ----------------------        -------------------
1.  The transferor fails to make a payment or deposit when required to under the POOLING X AGREEMENT or the SERIES 2000-___ SUPPLEMENT within five business days after the required date.
2.  The sale, pledge, assignment or transfer by the transferor or grant of any lien on any X receivable other than as permitted under the POOLING
    AGREEMENT or the SERIES 2000-__ SUPPLEMENT.
3.  The transferor fails to observe or perform any covenant or agreement and that failure X has a material adverse effect on you and the failure continues unremedied for 60 days after written notice to the transferor.
4.  The transferor makes a representation or warranty in the POOLING
    AGREEMENT or the X SERIES 2000-___ SUPPLEMENT that was materially incorrect when made and that continues to be materially incorrect for
    60 days after written notice to the transferor and as a result you are materially and adversely affected, unless the transferor accepts designation of the related receivables as INELIGIBLE RECEIVABLES.
5.  The average of the PORTFOLIO YIELDS for three consecutive MONTHLY
    PERIODs is less than X the average of the BASE RATES for the same period.
6.  TCC or the transferor fails to transfer receivables under ADDITIONAL
    ACCOUNTS or X PARTICIPATIONS when required under the POOLING AGREEMENT or the CLASS B INVESTED AMOUNT is less than 5% of the initial INVESTED
    AMOUNT.
7.  A SERVICER DEFAULT occurs which has a material adverse effect on you.                   X
8.  Any of RNB, TCC or any holder of the TRANSFEROR CERTIFICATE or the transferor admits X in writing its inability to pay its debts, or is subject to a bankruptcy proceeding that with respect to the transferor or any holder of the TRANSFEROR CERTIFICATE is in effect and not dismissed for 60 days or enters receivership or conservatorship or otherwise becomes subject to an insolvency event.
9.  The transferor becomes unable to transfer receivables to the trust in                                               X
    accordance with the POOLING AGREEMENT.

10. The trust becomes subject to regulation as an "investment company" under the                                        X
    Investment Company Act.
11. The amount in the SPECIAL FUNDING ACCOUNT as a percentage of the sum of
    (1) the total X amount of PRINCIPAL RECEIVABLES plus (2) the balance of the SPECIAL FUNDING ACCOUNT, shall equal or exceed 30% on the last day of three consecutive MONTHLY PERIODS.
12. The TRANSFEROR AMOUNT is less than the REQUIRED RETAINED TRANSFEROR AMOUNT.                                         X


SERVICING FEES AND EXPENSES

        The MONTHLY SERVICING FEE allocable to your series shall equal one-twelfth of the product of:

        o      2%, and

        o      an amount equal to:

               - the sum of the CLASS A ADJUSTED INVESTED AMOUNT and the CLASS B INVESTED AMOUNT at the end of the MONTHLY PERIOD second preceding the related DISTRIBUTION DATE, minus

               - the product of the amount, if any, on deposit in the SPECIAL FUNDING ACCOUNT as of the last day of the MONTHLY PERIOD second preceding that DISTRIBUTION
                      DATE and the FLOATING ALLOCATION PERCENTAGE for that MONTHLY PERIOD.

        The portion of the MONTHLY SERVICING FEE allocable to Class A certificateholders is the CLASS A SERVICING FEE. The portion of the MONTHLY
SERVICING FEE allocable to Class B certificateholders is the CLASS B
SERVICING FEE. The remainder of the servicing fee will be paid from amounts allocable to the holder of the TRANSFEROR CERTIFICATE, holders of PARTICIPATIONS or the certificateholders of other series. The trust, the trustee or the Series 2000-__ certificateholders will not be liable for the share of the servicing fee to be paid from amounts allocable to the holder of the TRANSFEROR CERTIFICATE, holders of PARTICIPATIONS or the certificateholders of any other series.

DEFEASANCE

        On any date before the EARLY AMORTIZATION PERIOD that:

        o      the transferor has deposited:

               - in the PRINCIPAL FUNDING ACCOUNT, an amount equal to the outstanding principal balance of the Class A certificates, and

               - in the RESERVE ACCOUNT, an amount equal to or greater than the CLASS A COVERED AMOUNT, as estimated by the transferor, for the period from the date of the deposit to the PRINCIPAL FUNDING ACCOUNT through the CLASS A EXPECTED FINAL PAYMENT DATE,

        o the transferor has delivered to the trustee an opinion of counsel that the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment
               Company Act and that following the deposit none of the trust, the RESERVE ACCOUNT or the PRINCIPAL FUNDING ACCOUNT will be considered to be an association, or publicly traded partnership, taxable as a corporation,

        o the transferor has delivered to the trustee, a certificate of an officer of the transferor stating that it believes that the deposit and termination of its obligations will not constitute an EARLY AMORTIZATION EVENT or any event that would cause an EARLY AMORTIZATION EVENT to occur, and

        o      a RATINGS EFFECT has not occurred;

then the Series 2000-__ certificates will no longer be entitled to the security interest of the trust in the receivables and, except those set forth in the first bullet above, the other trust assets, and the INVESTOR
PERCENTAGES applicable to the allocation to the Series 2000-__ certificateholders of collections of PRINCIPAL RECEIVABLES, FINANCE CHARGE
RECEIVABLES and the DEFAULTED AMOUNT will be reduced to zero. Upon the satisfaction of these conditions, the CLASS B INVESTED AMOUNT will be reduced to zero.

OPTIONAL TERMINATION

        The Class A certificates may be repurchased by the transferor after the CLASS A INVESTED AMOUNT is less than or equal to 10% of the CLASS A
INITIAL INVESTED AMOUNT. The purchase price for the Class A certificates will equal:

        o      the CLASS A INVESTED AMOUNT, plus

        o accrued and unpaid interest on the unpaid principal amount of the Class A certificates through the day preceding that DISTRIBUTION DATE at the CLASS A CERTIFICATE RATE.

PURCHASE OF CLASS A CERTIFICATES BY THE TRANSFEROR

        The transferor may purchase Class A certificates in the secondary market and request that the trustee cancel those Class A certificates and reduce the CLASS A INVESTED AMOUNT by a corresponding amount.

SERIES TERMINATION

        RNB will solicit bids for the sale of some of the PRINCIPAL
RECEIVABLES together with the related FINANCE CHARGE RECEIVABLES if the INVESTED AMOUNT is greater than zero on the DISTRIBUTION DATE two months before the SERIES 2000-___ TERMINATION DATE. The amount of receivables to be sold will not be more than 110% of the INVESTED AMOUNT on the SERIES
2000-__ TERMINATION DATE. TRC will be allowed to participate in, and to receive a copy of, each bid submitted in connection with any bidding process. RNB will determine:

        o      which bid is the highest cash purchase offer, and

        o the amount of collections that will be available in the COLLECTION ACCOUNT on the SERIES 2000-__ TERMINATION DATE for distribution to you.

        RNB will sell these receivables on the SERIES 2000-__ TERMINATION
DATE to the bidder who provided the highest cash bid and will deposit the proceeds in the COLLECTION ACCOUNT for allocation to your certificates. You will incur a loss if the proceeds of the sale, together with the amount of collections available in the COLLECTION ACCOUNT, are less than the CLASS A
ADJUSTED INVESTED AMOUNT plus accrued and unpaid interest on your certificates.

                            GENERAL INFORMATION

        Copies of the POOLING AGREEMENT, the SERIES 2000-___ SUPPLEMENT, the annual report of independent certified public accountants described in "The Pooling and Servicing Agreement--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More
Information" and the reports to certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the attached prospectus may be obtained ___________. Financial information regarding TRC is included in the consolidated financial statements of ___________ in its Annual Report on Form 10-K for the fiscal year ended _________________.

        The certificates, the POOLING AGREEMENT and the SERIES 2000-___
SUPPLEMENT are governed by the laws of the State of Delaware.


                                UNDERWRITING

        TRC has agreed to sell to the underwriters listed below the amount of Class A certificates indicated next to each underwriter's name. Each underwriter has agreed to purchase that amount of the Class A certificates.



           UNDERWRITERS                                     PRINCIPAL
                                                            AMOUNT OF
                                                             CLASS A
                                                           CERTIFICATES
           -----------                                   ----------------

           -----------
                         ........................        $
           -----------
                         ........................
           -----------
                         ........................
           -----------
                         ........................
           -----------                                   ----------------
        Total....................................        $
           -----------                                   ================


        The purchase commitment of the underwriters may be increased or ended if any underwriter defaults. The price to public, underwriters' discounts and commission, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, each expressed as a percentage of the principal amount of the Class A certificates, shall be as follows:




                                                     UNDERWRITING         SELLING
                                      PRICE TO       DISCOUNT AND      CONCESSIONS,      REALLOWANCE
                                       PUBLIC         COMMISSIONS      NOT TO EXCEED    NOT TO EXCEED
                                   --------------   ---------------   ---------------   --------------
Class A certificates.............               %                 %          %                %


        After the offering is completed, TRC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:





                                                                PROCEEDS TO
                                                                    TRC
                                                                (AS % OF THE
                                                             PRINCIPAL AMOUNT OF     UNDERWRITING
                                          PROCEEDS TO           THE CLASS A         DISCOUNTS AND
                                              TRC              CERTIFICATES)         COMMISSIONS
                                       ------------------    ------------------   ------------------
Class A certificates.................. $                                      %   $


        After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses are estimated to be $________.

        Any underwriter may engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act:

        o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

        o stabilizing transactions, which permit bids to purchase the Class A certificates so long as the stabilizing bids do not exceed a specified maximum,

        o syndicate covering transactions, which involve purchases of the Class A certificates in the open market after the distribution has been completed to cover syndicate short positions, and

        o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the Class A certificates originally sold by the syndicate member are purchased in a syndicate covering transaction.

        The use of the above transactions may cause the price of the Class A certificates to be higher than it would otherwise be. These transactions, if or once commenced, may be stopped without notice.

        Each underwriter has represented and agreed that:

        o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or who is a person to whom the document may otherwise lawfully be issued or passed on,

        o it has complied and will comply with all provisions of the Financial Services Act 1986 and other laws and regulations for anything done by it which apply to the Class A certificates in, from or otherwise involving the United Kingdom, and

        o if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote, as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

        TRC may indemnify the underwriters against liabilities which include liabilities under the securities laws. TRC may also contribute to payments the underwriters may be required to make on these liabilities.

        The underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with TCC, TRC and their affiliates.

                    OTHER SERIES ISSUED AND OUTSTANDING

        The trust has previously issued three other series that remain outstanding. The table below discusses the principal characteristics of these series. For more specific information relating to any series, any prospective investor should contact the transferor at (612) 370-6530. The transferor will provide, without charge, to any prospective purchaser of the certificates, a copy of the disclosure documents for any previous publicly issued series.


SERIES 1996-1 VARIABLE FUNDING CERTIFICATES

Class A Invested Amount as of [pricing date for Series 2000-___]................$[100,000,000]
Class A Maximum Investment Amount...............................................$[100,000,000]
Class B Invested Amount as of [pricing date for Series 2000-___].................$[17,647,059]
Certificate Rate......................................................................Variable
Commencement of Amortization Period.................[January 26, 2001] (subject to adjustment)
Annual Servicing Fee Percentage.............................................................2%
Scheduled Series Termination Date....................December 25, 2001 (subject to adjustment)
Series Issuance Date...........................................................August 28, 1996


SERIES 1997-1

1.  CLASS A CERTIFICATES

Class A Initial Invested Amount...................................................$400,000,000
Certificate Rate.........................................................................6.25%
Class A Controlled Accumulation Amount..........................................$33,333,333.34
Commencement of Accumulation Period....................October 7, 2001 (subject to adjustment)
Annual Servicing Fee Rate...................................................................2%
Credit Support.............................Subordination of Series 1997-1 Class B Certificates
Class A Expected Final Payment Date...........................................October 25, 2002
Scheduled Series Termination Date..............................................August 25, 2005
Series Issuance Date..........................................................October 15, 1997

2.  CLASS B CERTIFICATES

Class B Initial Invested Amount...................................................$122,875,817
Annual Servicing Fee Rate...................................................................2%
Scheduled Series Termination Date..............................................August 25, 2005
Series Issuance Date..........................................................October 15, 1997


SERIES 1998-1

1.  CLASS A CERTIFICATES

Class A Initial Invested Amount...................................................$400,000,000
Certificate Rate.........................................................................5.90%
Class A Controlled Accumulation Amount..........................................$33,333,333.34
Commencement of Accumulation Period.......................July 7, 2002 (subject to adjustment)
Annual Servicing Fee Rate...................................................................2%
Credit Support.............................Subordination of Series 1998-1 Class B Certificates
Class A Expected Final Payment Date..............................................July 25, 2003
Scheduled Series Termination Date.................................................May 25, 2006
Series Issuance Date...........................................................August 12, 1998

2.  CLASS B CERTIFICATES

Class B Initial Invested Amount...................................................$122,875,817
Annual Servicing Fee Rate...................................................................2%
Scheduled Series Termination Date.................................................May 25, 2006
Series Issuance Date...........................................................August 12, 1998



                GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

        "ACCUMULATION PERIOD" means for Series 2000-__, the period:

        o      beginning on the first day of the _____ 20___ Monthly
               Period, and

        o      ending on the earliest of:

               -      the date an Early Amortization Event occurs,

               -      the end of the _____ 20___ Monthly Period, and

               -      the Trust Termination Date; and

during which collections of Principal Receivables up to the Class A Invested Amount are accumulated in a Principal Funding Account for payment to Class A certificateholders on the Class A Expected Final Payment Date.

        "ADJUSTED INVESTED AMOUNT" means for any business day, an amount equal to:

        o      the Class A Adjusted Invested Amount on that day, plus

        o      the Class B Invested Amount on that day.

        "AVAILABLE RESERVE ACCOUNT AMOUNT" equals for any Transfer Date, the lesser of:

        o the amount on deposit in the Reserve Account, before any deposits or withdrawals to that account on that date, and

        o      the Required Reserve Account Amount on that date.

        "AVAILABLE SERIES 2000-__ FINANCE CHARGE COLLECTIONS" means for any Distribution Date, the sum of:

        o the Floating Allocation Percentage of collections of Finance Charge Receivables from the preceding Monthly Period,

        o any available investment earnings on amounts on deposit in the Principal Funding Account and the Reserve Account, and

        o the lesser of the Principal Funding Investment Shortfall and the Available Reserve Account Amount for the related Monthly Period allocated and distributed to Series 2000-__ as indicated under "Description of the Class A Certificates -- Application of Collections."


        "AVAILABLE SHARED PRINCIPAL COLLECTIONS" means for any Monthly Period, Shared Principal Collections available to be allocated to the Series 2000-__ certificates from each other series that has a controlled or scheduled amortization or accumulation period beginning after the ________ Distribution Date.

        "BASE RATE" means for any Monthly Period, the annualized percentage equivalent of the sum of:

        o      a fraction:

               - whose numerator is the sum of the Class A Monthly Interest, and the Class B Monthly Interest for the related Interest Period, and

               - whose denominator is the Invested Amount on the last business day of that Monthly Period, and

        o      a fraction:

               - whose numerator is the Monthly Servicing Fee for that Monthly Period, and

               - whose denominator is the Invested Amount on the last business day of the preceding Monthly Period.

        "CARRYOVER CLASS A INTEREST" means for any Distribution Date:

        o any Class A Monthly Interest due but not paid on any previous Distribution Date, plus

        o      any Class A Additional Interest.

        "CARRYOVER CLASS B INTEREST" means for any Distribution Date:

        o any Class B Monthly Interest due but not paid on any previous Distribution Date, plus

        o      any Class B Additional Interest.

        "CARRYOVER INTEREST" means for any Distribution Date, the sum of Carryover Class A Interest and Carryover Class B Interest.

        "CLASS A ADDITIONAL INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o the excess, if any, of Class A Monthly Interest for the preceding Distribution Date over the amount available to be paid to Class A certificateholders relating to interest on that preceding Distribution Date, and

        o      the sum of the Class A Certificate Rate plus 2% per annum.

        "CLASS A ADJUSTED INVESTED AMOUNT" means for any business day, an amount equal to:

        o      the Class A Invested Amount, minus

        o the total amount on deposit in the Principal Funding Account on that day.

        "CLASS A CERTIFICATE RATE" means a rate of ____% per annum.

        "CLASS A CONTROLLED ACCUMULATION AMOUNT" means for any Distribution Date during the Accumulation Period, $__________; except if the servicer postpones the start of the Accumulation Period:

        o the Class A Controlled Accumulation Amount will exceed the amount stated above and will be determined by the servicer according to the Pooling Agreement, and

        o the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates for that modified Accumulation Period shall not be less than the Class A Invested Amount.

This amount may be increased if the trust issues additional certificates.

        "CLASS A CONTROLLED DEPOSIT AMOUNT" means for any Distribution Date during the Accumulation Period, an amount equal to:

        o      the Class A Controlled Accumulation Amount, plus

        o any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

        "CLASS A COVERED AMOUNT" equals for any Interest Period, one-twelfth of the product of:

        o      the Class A Certificate Rate for that Interest Period, and

        o the balance of the Principal Funding Account on the first day of that Interest Period.

        "CLASS A DEFICIT CONTROLLED ACCUMULATION AMOUNT" means on each Distribution Date during the Accumulation Period, the excess, if any, of:

        o      the Class A Controlled Deposit Amount for that Distribution
               Date over

        o the amount distributed from the Collection Account as Class A Principal for that Distribution Date.

        "CLASS A EXPECTED FINAL PAYMENT DATE" means the ________
Distribution Date.

        "CLASS A FLOATING ALLOCATION PERCENTAGE" means for any Monthly Period, the percentage equivalent of a fraction:

        o whose numerator equals the Class A Adjusted Invested Amount on the last business day of:

               - the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, during the Revolving Period or the Accumulation Period for collections of Finance Charge Receivables and at all times for Defaulted Amounts, and

               -      the Monthly Period before an Early Amortization
                      Event occurs during the Early Amortization Period for collections of Finance Charge Receivables, and

       o       whose denominator equals the greater of:

               - the sum of Principal Receivables in the trust and any amount on deposit in the Special Funding Account on the last business day of the same Monthly Period used to determine the numerator, and

               - the sum of the numerators used to calculate the applicable allocation percentages for collections of Finance Charge Receivables for all classes of all series and Participations then outstanding.

        "CLASS A INITIAL INVESTED AMOUNT" means $_____.

        "CLASS A INVESTED AMOUNT" means for any date, an amount equal to:

        o      the Class A Initial Invested Amount, minus

        o the total amount of principal paid to Class A certificateholders before that date, minus

        o the excess, if any, of the total amount of Class A Investor Charge-Offs for all previous Distributions Dates over the total amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates before that date, plus

        o the amount of any increase in the Class A Invested Amount because of the issuance of additional certificates, minus

        o the amount of any reduction in the Class A Invested Amount because of the purchase by the transferor and later cancellation of Class A certificates.

        "CLASS A INVESTOR CHARGE-OFF" means for any Monthly Period, the amount by which the Class A Invested Amount is reduced after the Class B Invested Amount has been reduced to zero because of Investor Charge-Offs resulting from the allocation of the Investor Defaulted Amount and the Series 2000-__ Allocation Percentage of any unpaid Adjustment Payments.

        "CLASS A INVESTOR DEFAULTED AMOUNT" means a portion of the Investor Defaulted Amount that is allocated to Class A certificateholders on each Distribution Date in an amount equal to the product of:

        o the Class A Floating Allocation Percentage for the related Monthly Period, and

        o      the Defaulted Amount for that Monthly Period.


        "CLASS A MONTHLY INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o      the Class A Certificate Rate, and

        o the outstanding principal balance of the Class A certificates on the last business day of the preceding Monthly Period;

except for the initial Distribution Date, Class A Monthly Interest will equal $__________.

        "CLASS A PERCENTAGE" means the percentage equivalent of a fraction:

        o      whose numerator is the Class A Adjusted Invested Amount, and

        o      whose denominator is the Series Invested Amount.

        "CLASS A PRINCIPAL" for any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the sum of:

        o an amount equal to the product of the Principal Allocation Percentage and the total amount of collections of Principal Receivables for the preceding Monthly Period,

        o any amount on deposit in the Special Funding Account that is distributable to the Class A certificates for the preceding Monthly Period,

        o the amount, if any, that is allocated to the Class A certificates as described under "Description of the Class A Certificates--Application of Collections--Payment of Interest, Fees and Other Items,"

        o the amount of Shared Principal Collections allocated to the Class A certificates for the preceding Monthly Period, and

        o the amount of Shared Transferor Principal Collections allocated to the Class A certificates for the preceding Monthly Period;

except for:

        o any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Class A Controlled Deposit Amount for that Distribution Date,

        o any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount, and

        o the Series 2000-__ Termination Date, Class A Principal shall be an amount equal to the Class A Adjusted Invested Amount.

        "CLASS A REQUIRED AMOUNT" means the amount required to be paid for the benefit of the Class A certificates described under "Description of the Class A Certificates--Reallocation of Cash Flows."

        "CLASS A SERVICING FEE" means the share of the Monthly Servicing Fee allocable to Class A certificateholders for any Distribution Date equal to the product of:

        o      the Class A Percentage, and

        o      the Monthly Servicing Fee;

except for the first Distribution Date, the Class A Servicing Fee will be $_______.

        "CLASS B ADDITIONAL INTEREST" means for any Distribution Date on and after the setting of an interest rate for the Class B certificates, an amount equal to one-twelfth of the product of:

        o the excess, if any, of Class B Monthly Interest for the preceding Distribution Date over the amount available to be paid to Class B certificateholders relating to interest on that preceding Distribution Date, and

        o the sum of the interest rate set for the Class B certificates plus 2% per annum.

        "CLASS B FLOATING ALLOCATION PERCENTAGE" means for any Monthly Period, the percentage equivalent of a fraction:

        o whose numerator equals the Class B Invested Amount on the last business day of:

               - the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, during the Revolving Period or the Accumulation Period for collections of Finance Charge Receivables and during any period for Defaulted Amounts, and

               -      the Monthly Period before an Early Amortization
                      Event occurs during the Early Amortization Period for collections of Finance Charge Receivables, and

        o      whose denominator equals the greater of:

               - the sum of Principal Receivables in the trust and any amount on deposit in the Special Funding Account on the last business day of the same Monthly Period used to determine the numerator, and

               - the sum of the numerators used to calculate the applicable allocation percentages for collections of Finance Charge Receivables for all classes of all series and Participations then outstanding.

        "CLASS B INITIAL INVESTED AMOUNT" means $______.

        "CLASS B INVESTED AMOUNT" means for any date, an amount equal to:

        o       the Class B Initial Invested Amount, minus

        o the total amount of principal paid to Class B certificateholders before that date, minus

        o the total amount of Class B Investor Charge-Offs for all previous Distribution Dates, minus

        o      the total amount of Reallocated Class B Principal
               Collections for all previous Distribution Dates for which the Class B Invested Amount has been reduced for those previous dates, plus

        o the sum of any reimbursed Class B Investor Charge-Offs and Reallocated Class B Principal Collections, plus

        o the amount of any increase in the Class B Invested Amount because of the issuance of additional certificates.

        "CLASS B INVESTOR CHARGE-OFF" means for any Monthly Period, the amount by which the Class B Invested Amount is reduced because of Investor Charge-Offs resulting from the application of Reallocated Principal Collections and the allocation of the Investor Defaulted Amount, and the Series 2000-__ Allocation Percentage of any unpaid Adjustment Payments in excess of Reallocated Class B Principal Collections.

        "CLASS B INVESTOR DEFAULTED AMOUNT" means a portion of the Investor Defaulted Amount that is allocated to Class B certificateholders on each Distribution Date in an amount equal to the product of:

        o the Class B Floating Allocation Percentage for the related Monthly Period, and

        o      the Defaulted Amount for that Monthly Period.

        "CLASS B MONTHLY INTEREST" means, initially, zero. However, TRC may, after issuing the Series 2000-__ certificates, set an interest rate for the Class B certificates without the consent of Class A certificateholders.

        "CLASS B PERCENTAGE" means the percentage equivalent of a fraction:

        o      whose numerator is the Class B Invested Amount, and

        o      whose denominator is the Series Invested Amount.

        "CLASS B PRINCIPAL" for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, on or after the Distribution Date on which the Class A Invested Amount is paid in full, will equal the lesser of:

        o      the sum of:

               - an amount equal to the product of the Principal Allocation Percentage and collections of Principal Receivables minus the amount of Reallocated Class B Principal Collections for the preceding Monthly Period,

               - any amount on deposit in the Special Funding Account that is distributable to the Class B certificates for the preceding Monthly Period,

               - the amount, if any, that is allocated to the Class B certificates as described under "Description of the Class A Certificates--Application of
                      Collections--Payment of Interest, Fees and Other
                      Items,"

               - the amount, if any, of principal allocable to the Class A certificates for the payment of Class A Principal, but remaining after distributions have been made to Class A certificateholders,

               - the amount of Shared Principal Collections allocated to the Class B certificates for the preceding Monthly Period, and

               -      the amount of Shared Transferor Principal
                      Collections allocated to the Class B certificates for the preceding Monthly Period, and

        o      the Class B Invested Amount;

except for the Series 2000-__ Termination Date, Class B Principal shall be an amount equal to the Class B Invested Amount.

        "CLASS B SERVICING FEE" means the share of the Monthly Servicing Fee allocable to Class B certificateholders for any Distribution Date equal to the product of:

        o      the Class B Percentage, and

        o      the Monthly Servicing Fee;

except for the first Distribution Date, the Class B Servicing Fee will be $_______.

        "CLOSING DATE" means _______ ___, 2000.

        "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a business day, the next business day.

        "EARLY AMORTIZATION EVENT" means any of the events described under "Description of the Class A Certificates--Early Amortization Events."

        "EARLY AMORTIZATION PERIOD" means for Series 2000-__, the period:

        o beginning on the earlier of the day an Early Amortization Event occurs or the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on that date, and

        o      ending on the earlier of:

               -      the date the Invested Amount has been paid in full, and

               -      the Series 2000-__ Termination Date; and

during which collections of Principal Receivables allocable to Series 2000-__ will be paid on each Special Payment Date to certificateholders.

        "FLOATING ALLOCATION PERCENTAGE" means the Class A Floating Allocation Percentage plus the Class B Floating Allocation Percentage.

        "GROUP I" means the group of series under the trust to which the Series 2000-__ certificates belong.

        "INTEREST PERIOD" means in relation to any Distribution Date, the period from the previous Distribution Date through the day before that Distribution Date, except the first Interest Period begins on the Closing Date and ends on the day before the first Distribution Date.

        "INVESTED AMOUNT" means the sum of the Class A Invested Amount and the Class B Invested Amount.

        "INVESTOR CHARGE-OFF" means for any Monthly Period for Series 2000-__ the sum of the Class A Investor Charge-Offs and the Class B Investor Charge-Offs.

        "INVESTOR DEFAULTED AMOUNT" means for any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage as of the related Distribution Date.

        "MONTHLY INTEREST" means Class A Monthly Interest and Class B Monthly Interest.

        "MONTHLY SERVICING FEE" means for any Distribution Date, the amount determined as described under "Description of the Class A
Certificates--Servicing Fees and Expenses."

        "PORTFOLIO YIELD" means for any Monthly Period, the annualized percentage equivalent of a fraction:

        o      whose numerator is the sum of:

               - the total amount of Available Series 2000-__ Finance Charge Collections for that Monthly Period, minus

               - the total Investor Defaulted Amount for that Monthly Period and the Series 2000-__ Allocation Percentage of any Adjustment Payments not made on or before the related Distribution Date, and

        o whose denominator is the Invested Amount as of the last business day of the preceding Monthly Period.

        "PRINCIPAL ALLOCATION PERCENTAGE" means for any Monthly Period, the percentage equivalent of a fraction:

        o      whose numerator equals:

               - during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period, and

               - during the Accumulation Period, the Invested Amount as of the last day of the Revolving Period;

               provided that on the date of issuance of any new series during the Accumulation Period, this amount may be reduced by TRC to an amount not less than the greater of:

               o      the Adjusted Invested Amount on that date, and

               o      the amount that would result in a Principal
                      Allocation Percentage that when multiplied by collections of Principal Receivables for the preceding Monthly Period would equal:

                      - the Class A Controlled Deposit Amount for that Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if that date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Class B Invested Amount, minus

                      - the amount of any Available Shared Principal Collections for that Monthly Period, and

               - during the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and

        o      whose denominator equals the greater of:

               -      if only one series is outstanding:

               o during the Revolving Period, the sum of the total amount of Principal Receivables in the trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period, and

               o during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period, and if more than one series is outstanding, the sum of:

               o the total amount of Principal Receivables in the trust, plus

               o the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period, and

               - the sum of the numerators used to calculate the Principal Allocation Percentages for all series and Participations outstanding as of the date of determination.


        "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the Class A certificateholders in which collections of Principal Receivables allocated to the Class A certificateholders are accumulated during the Accumulation Period as described under "Description of the Class A Certificates--Principal Funding Account."

        "PRINCIPAL FUNDING INVESTMENT PROCEEDS" means on each Distribution Date during the Accumulation Period:

        o      the investment earnings on funds in the Principal Funding
               Account, minus

        o      investment expenses and losses,

for the related Interest Period.

        "PRINCIPAL FUNDING INVESTMENT SHORTFALL" means for any Distribution Date during the Accumulation Period, the deficiency that occurs if the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Period.

        "PRINCIPAL SHARING SERIES" means a series that, under the terms of its Series Supplement, is entitled to receive Shared Principal Collections.

        "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means for each Monthly Period, collections of Principal Receivables allocable to the Class B certificates for that Monthly Period in an amount not to exceed the greater of:

        o      the Class B Invested Amount, and

        o the amount applied to fund the Class A Required Amount, if any.

        "RECORD DATE" means the last business day of the calendar month preceding a Distribution Date which is the day a certificateholder must be the registered holder of a certificate to receive a payment on that Distribution Date.

        "REQUIRED AMOUNT" means for any Monthly Period, the amount by which:

        o the sum of (1) Monthly Interest and Carryover Interest, (2) Monthly Servicing Fee, (3) the Investor Defaulted Amount,
               (4) the Series 2000-__ Allocation Percentage of Adjustment Payments not made on or before the related Distribution Date, (5) unreimbursed Investor Charge-Offs and unreimbursed Reallocated Class B Principal Collections and (6) the amount by which the Required Reserve Account Amount is less than the Available Reserve Account Amount, exceeds

        o      the Available Series 2000-__ Finance Charge Collections.

        "REQUIRED RESERVE ACCOUNT AMOUNT" means for any Distribution Date on or after the Reserve Account Funding Date, an amount specified by the transferor.

        "REQUIRED RETAINED TRANSFEROR'S PERCENTAGE" means 2% as may be adjusted from time to time under the Series 2000-__ Supplement.

        "RESERVE ACCOUNT" means an Eligible Deposit Account in which the servicer will deposit the Required Reserve Account Amount on or after the Reserve Account Funding Date to provide additional funds from which to make payments of interest on the certificates during the Accumulation Period.

        "RESERVE ACCOUNT FUNDING DATE" means the date specified by the transferor for the start of funding of the Reserve Account.

        "SERIES 2000-__ ALLOCATION PERCENTAGE" means on any date of determination, the percentage equivalent of a fraction:

        o      whose numerator is the Series Invested Amount, and

        o whose denominator is the sum of the invested amounts, or adjusted invested amounts, as applicable, of all then outstanding series.

        "SERIES 2000-__ SUPPLEMENT" means the supplement to the Pooling Agreement relating to the Series 2000-__ certificates.

        "SERIES 2000-__ TERMINATION DATE" means the ______ Distribution Date

        "SERIES INVESTED AMOUNT" means for any date, an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount on that date.

        "SPECIAL PAYMENT DATE" means each Distribution Date following:

        o the Monthly Period in which an Early Amortization Event occurs, and

        o      the Class A Expected Final Payment Date.





------------------------------------------------------------------------------



                           Prospectus Supplement


                 TARGET CREDIT CARD MASTER TRUST (FORMERLY
              KNOWN AS DAYTON HUDSON CREDIT CARD MASTER TRUST)


                               SERIES 2000-__

                              [$------------]
                                   [---%]
                                  CLASS A
                         ASSET BACKED CERTIFICATES


                       TARGET RECEIVABLES CORPORATION
                                 Transferor


                          RETAILERS NATIONAL BANK
                                  Servicer






        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

        We are not offering these certificates in any state where the offer is not permitted.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ________ ___, 2000.

------------------------------------------------------------------------------







[FLAG]
The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED MAY 31, 2000
Prospectus

                      TARGET CREDIT CARD MASTER TRUST
                                   Issuer

                       TARGET RECEIVABLES CORPORATION
                                 Transferor

                          RETAILERS NATIONAL BANK
                                  Servicer

     ASSET BACKED SECURITIES

------------------------------------------------------------------------------
|A security is not a deposit and neither the securities nor the              |
|underlying accounts or receivables are insured or guaranteed by the FDIC or |
|any other governmental agency.                                              |
|                                                                            |
|The securities will represent an interest in the trusts only and do not | |represent interests in or recourse obligations of Retailers National Bank, | |Target Capital Corporation or Target Receivables Corporation or any of |
|their affiliates.                                                           |
|                                                                            |
|This prospectus may be used to offer and sell any series of securities only |
|if accompanied by the prospectus supplement for that series.                |
------------------------------------------------------------------------------


THE TRUST--

o may periodically issue asset backed certificates in one or more series with one or more classes, and

o    will own--
     o receivables in a portfolio of consumer open end credit card accounts,
     o    payments due on those receivables, and
     o other property described in this prospectus and in the prospectus supplement.

THE SECURITIES--

o will represent interests in the trust and will be paid only from the assets of the trust,

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

o    may have one or more forms of enhancement, and

o will be issued as part of a series which may include one or more classes of securities and enhancement.

THE SECURITYHOLDERS--

o will receive interest and principal payments from a varying percentage of credit card account collections.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   The date of this Prospectus is May 31, 2000




                             TABLE OF CONTENTS


                                       Page                          Page


OVERVIEW OF THE INFORMATION IN THIS
     PROSPECTUS AND THE PROSPECTUS
     SUPPLEMENT..........................................................4

THE TARGET CREDIT CARD
     MASTER TRUST........................................................5

TARGET CORPORATION.......................................................5

RETAILERS NATIONAL BANK..................................................6

TARGET CAPITAL CORPORATION...............................................6

TARGET RECEIVABLES CORPORATION...........................................6

RETAILERS NATIONAL BANK'S CREDIT CARD
     BUSINESS............................................................7
     Credit Card Business................................................7
     Target Corporation Financial Services...............................7
     Marketing Programs and Account
        Origination......................................................8
     RNB's Underwriting Processes and
        Authorizations...................................................8
     Servicing of Accounts...............................................9
     Delinquency and Collections Procedures
        for RNB Credit Cards............................................10
     Year 2000 Readiness Disclosure.....................................10

THE RECEIVABLES.........................................................11
     Addition of Accounts...............................................11
     Removal of Accounts................................................12
     Additional Information in the
        Prospectus Supplement...........................................13

MATURITY CONSIDERATIONS.................................................13

DESCRIPTION OF THE CERTIFICATES.........................................14
     Form of Your Certificates..........................................16
     DTC................................................................16
     Cedelbank..........................................................18

     Euroclear..........................................................19
     Book-Entry Registration............................................20
     Definitive Certificates............................................23
     Initial Settlement.................................................24
     Secondary Market Trading...........................................24
     Investor Percentage................................................27
     Interest...........................................................28
     Principal..........................................................29
     Discount Option....................................................29
     The Transferor Certificate.........................................30
     New Issuances......................................................31
     Collection Account.................................................33
     Deposits in Collection Account.....................................34
     Sharing of Excess Finance Charge
        Collections and Excess Transferor
        Finance Charge Collections......................................35
     Shared Principal Collections and
        Transferor Principal Collections................................36
     Special Funding Account............................................37
     Paired Series......................................................38
     Funding Period.....................................................38
     Defaulted Receivables..............................................39
     Dilution...........................................................39
     Early Amortization Events..........................................40
     Defeasance.........................................................40
     Reports to Certificateholders......................................41
     List of Certificateholders.........................................42

ENHANCEMENT.............................................................42
     Specific Forms of Enhancement......................................44

THE POOLING AND SERVICING AGREEMENT.....................................47
     Conveyance of Receivables..........................................47
     Addition of Trust Assets...........................................48
     Removal of Accounts................................................51
     Representations and Warranties.....................................52
     Indemnification....................................................56
     Collection and Other Servicing
        Procedures......................................................57
     Servicing Compensation and Payment of
        Expenses........................................................58
     Servicer Covenants.................................................59
     Certain Matters Regarding the
        Servicer........................................................60
     Servicer Default ..................................................60
     Evidence as to Compliance..........................................62
     Amendments.........................................................62
     Trustee............................................................64
     Termination of the Trust...........................................65

THE BANK RECEIVABLES PURCHASE
     AGREEMENT AND THE RECEIVABLES
     PURCHASE AGREEMENT ................................................65
     Sale of the Receivables............................................65
     Representations and Warranties.....................................67
     Covenants..........................................................69
     Transfer of Accounts and Assumption of
        RNB's, TCC's and TRC's Obligations
         ...............................................................70
     Amendment..........................................................71
     Termination........................................................72

SECURITY RATINGS........................................................72

LEGAL ASPECTS OF THE RECEIVABLES........................................73
     Transfer of Receivables............................................73
     Matters Relating to Bankruptcy or
        Receivership....................................................74
     Consumer Protection Laws...........................................76
     Claims and Defenses of Cardholders
        Against the Trust...............................................78


TAX MATTERS.............................................................80
     Tax Characterization of the Trust..................................81
     Tax Considerations Relating
        to Certificateholders...........................................82
     Non-U.S. Certificate Owners........................................85
     Information Reporting and
        Backup Withholding..............................................88
     State and Local Taxation...........................................89

EMPLOYEE BENEFIT PLAN CONSIDERATIONS....................................90
     Regulation Under ERISA and the Tax
        Code............................................................90
     Final Regulation Issued by the DOL.................................90
     Exemptions to Prohibited Transactions..............................91
     Special Considerations for Insurance
        Companies.......................................................92
     General Investment Considerations..................................92

PLAN OF DISTRIBUTION FOR THE OFFERED
     CERTIFICATES.......................................................93

LEGAL MATTERS...........................................................94

REPORTS TO CERTIFICATEHOLDERS...........................................94

WHERE YOU CAN FIND MORE INFORMATION.....................................94

GLOSSARY OF TERMS FOR PROSPECTUS........................................96





               OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                       AND THE PROSPECTUS SUPPLEMENT

        We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (2) the prospectus supplement, which will describe the specific terms of your series of securities, including:

        o   the timing and amount of interest and principal payments;

        o   information about the receivables;

        o   information about enhancement for each offered class;

        o   credit ratings; and

        o   the method for selling the securities.

        You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

        We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages these captions are located.

        You can find a glossary of the defined terms that appear in this document in bold faced type under the caption "Glossary of Terms for Prospectus" beginning on page 88 in this prospectus.


                    THE TARGET CREDIT CARD MASTER TRUST

        The Target Credit Card Master Trust (formerly known as the Dayton Hudson Credit Card Master Trust) was formed when TRC (formerly known as Dayton Hudson Receivables Corporation), as the transferor of the receivables, RNB, as the servicer and originator of the receivables, and Norwest Bank Minnesota, National Association, as trustee, entered into the POOLING AGREEMENT. The POOLING AGREEMENT is governed by the laws of the State of Delaware. The trust was formed to issue certificates representing interests in a pool of credit card receivables held by the trust. Certificates issued by the trust will be issued in amounts, at prices and on terms to be determined at the time of sale as described in the attached prospectus supplement.

        The trust will only engage in the following business activities:

        o      acquiring and holding receivables,

        o issuing series of certificates, PARTICIPATIONS, and a TRANSFEROR CERTIFICATE,

        o      making payments on these certificates and PARTICIPATIONS,

        o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates, and

        o      engaging in related activities.

        Because of the restricted nature of its activities, we do not expect that the claims against the trust will ever exceed the value of its assets.


                             TARGET CORPORATION

        Target Corporation is one of America's largest general merchandise retailers with 1,238 stores in 44 states as of February 29, 2000. Target Corporation currently conducts its store operations through three retail operating divisions operating under five brand names (Target Corporation Stores):

        o      Target Stores,

        o Department Stores (operating Dayton's, Hudson's and Marshall Field's stores), and

        o      Mervyn's.


        The Dayton Company was founded in 1902 and Dayton Hudson Corporation was formed in 1969 through the merger of the Dayton Company and J.L. Hudson Company. Effective on January 30, 2000 the name of Dayton Hudson Corporation was changed to Target Corporation. In 1962, the Dayton Company started Target Stores, an upscale discounter. In 1978, Dayton Hudson Corporation acquired Mervyn's department stores. In 1990, Dayton Hudson Corporation acquired Marshall Field & Co. Target Corporation is a public company and is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol TGT.

        Target Corporation's revenues and net earnings for the past three years are as follows (in millions):


                    1998                   1997                  1996
             -------------------    ------------------    ------------------
Revenues            $  30,951           $  27,757             $  25,371
Net Earnings             $935                $751                  $463


                          RETAILERS NATIONAL BANK

        RNB is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. RNB is a wholly owned subsidiary of Target Corporation. It was formed on January 7, 1994, to streamline Target Corporation's credit operations by eliminating inefficiencies associated with the different retail credit regulations of the various states in which Target Corporation operates. RNB issues and services the proprietary credit cards of the Target Corporation Stores.


                         TARGET CAPITAL CORPORATION

        TCC, formerly known as Dayton Hudson Capital Corporation and prior to that as Dayton Hudson Investment Corporation, was formed in Minnesota on September 27, 1994, for general business purposes. TCC is a wholly owned subsidiary of Target Corporation.


                       TARGET RECEIVABLES CORPORATION

        TRC, formerly known as Dayton Hudson Receivables Corporation, is a wholly owned subsidiary of TCC. Its executive offices are located at 80 South Eighth Street, 14th Floor, Suite 1401, Minneapolis, Minnesota 55402. It was formed in Minnesota on May 15, 1995 for the purposes of:

        o issuing certificates including the certificates offered by this prospectus and each prospectus supplement,

        o      buying, holding and selling receivables, and

        o      engaging in other related activities.

        TCC and TRC's board of directors do not intend to change these business purposes.


               RETAILERS NATIONAL BANK'S CREDIT CARD BUSINESS

CREDIT CARD BUSINESS

        The Target Corporation Stores have offered proprietary credit to their customers for over 80 years. Although Target Corporation Stores accept VISA, MasterCard, Discover Card and American Express, RNB credit cards represented approximately 15% of the total sales of Target Corporation Stores in 1999. Currently, the receivables conveyed to the trust are generated from transactions made by consumers using RNB credit cards to purchase products from Target Corporation Stores. These transactions primarily take place in the Target Corporation Stores and on-line through websites established by the Target Corporation Stores. Receivables may also be generated from transactions not involving purchases from Target Corporation Stores. RNB may test and introduce new credit card products from time to time. Credit cards issued by RNB in the future may contain terms different from RNB's current credit cards. RNB's current credit cards are listed in the table below showing their composition in the receivables pool.


 RETAILERS NATIONAL BANK       COMPOSITION OF RECEIVABLES POOL
       CREDIT CARDS              AS OF DECEMBER 31, 1999
--------------------------     ---------------------------
      Target Stores                        43%
        The Department Stores              29%
         Mervyn's                          28%

        RNB credit cards are offered under the brand name of the Target Corporation Store through which the account was opened.

TARGET CORPORATION FINANCIAL SERVICES

        RNB has contracted with the Financial Services Operations of Target Corporation to provide certain services to the RNB credit cards including:

        o      marketing,

        o      underwriting,

        o      authorizations,

        o      guest service,

        o      collections, and

        o      systems support.




MARKETING PROGRAMS AND ACCOUNT ORIGINATION

        In-Store Account Solicitation. The major vehicle used by RNB for in-store account origination is "instant credit." Applicants provide a limited amount of information, including name, address, and social security number, which allows the credit underwriting department to access their credit bureau report and to score their application. For identification purposes, applicants must also present a valid picture identification and major credit card. At the Target Stores, store team members obtain this information and enter it into a terminal located at the guest service desk. In Mervyn's and the Department Stores, the same information is entered by the store team member directly into the point-of-sale terminal.

        New Accounts. Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales trends, delinquencies and charge-offs for various new account sources and promotional programs. Opening a new credit card account may entitle the cardholder to discounts on purchases.

        For approved applications, the account is automatically established, a credit card is generated at RNB in Sioux Falls, South Dakota and then mailed along with the terms of the account to the new cardholders. For instant credit accounts, a temporary card is issued which can be used immediately for purchases. RNB also takes applications on-line through the Target Corporation Stores' websites.

        Stimulation of Account Usage. Each of the Target Corporation Stores operates various account loyalty and purchase frequency reward programs. Target Stores encourage cardholder usage by contributing an amount equal to 1% of cardholder purchases to the cardholder's designated K-12 school. Account usage is stimulated at Mervyn's and in the Department Stores by rewarding cardholders with discounts on future purchases. Additional account loyalty and reward programs may be used in the future.

        In addition, as part of its retail marketing strategy, RNB, in cooperation with the Target Corporation Stores, periodically offers various deferred billing programs through the credit cards. Cardholders can purchase merchandise in select departments without incurring finance charges on those purchases for one or several months, except for a minimum purchase requirement. Average deferred balances represented approximately 3% of total average customer accounts receivable in 1998. The Target Corporation Stores currently pay RNB a deferred billing fee of 12% per annum of deferred balances.

RNB'S UNDERWRITING PROCESSES AND AUTHORIZATIONS

        Account Underwriting and Credit Guidelines. RNB develops or adopts systems and specifications for underwriting and authorizations. It contracts with Target Corporation Financial Services for services, including the implementation of these systems and of the underwriting and authorization specifications. RNB's underwriting process involves the purchase of credit bureau information for each applicant. RNB obtains credit reports from one of three credit bureaus:

        o      Experian, Inc.,

        o      Equifax Credit Information Services, Inc., or

        o      Trans Union Corp.,



based on the applicant's mailing address and the perceived strength of each credit bureau service in that geographic region. The information obtained is electronically fed into proprietary scoring models developed for RNB to develop a credit score. RNB periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening limit to manage risk.

        Ongoing Credit Monitoring. To monitor and control the quality of its portfolio of credit cards, RNB uses behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models are used to dynamically evaluate whether or not credit limits should be increased or decreased. RNB relies heavily on its behavioral scoring models combined with credit bureau information as a predictor of future loss probability.

        Credit Authorization. Point-of-sale terminals in Target Corporation Stores have an on-line connection with RNB's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be approved "as is," with a credit limit increase, or with an over credit limit allowance.

SERVICING OF ACCOUNTS

        RNB performs at its offices in Sioux Falls the majority of full application new account data entry, review of new account worklists, all billing statement preparation and mailing, the production and mailing of the credit cards, the mailed communication of adverse credit decisions, and the mailing of collection letters. Credit card production is performed in a secured environment, including a separately alarmed secure area and audit procedures that are designed to maintain an accurate count of all cards produced, stored, destroyed and mailed.

        RNB sends monthly billing statements to cardholders. Statement mailing is highly automated, utilizing pre-sorting, bar coding and an on-site postal representative to increase efficiency. The billing statements present the total amount due and show the allocation among principal, current fees, current finance charges, and the minimum payment due. Under the account agreement and as allowed by law, late fees and returned check fees are also added to a cardholder's outstanding balance. No issuance, annual, over credit limit, or transaction fees are charged to any cardholders. The processing of cardholder remittances is serviced by Target Corporation Financial Services in Minneapolis, Minnesota, using automated payment processing equipment and systems.

        Finance charges are calculated by multiplying the daily balance during a billing period by the daily periodic rate and adding these daily calculations together, subject to a minimum finance charge of 50 cents. Finance charges are assessed from the date of purchase, although a grace period of approximately 30 days is available to avoid the finance charge if the account is paid in full by the due date.

        The annual finance charge rate currently is a fixed rate which ranges from 21.0% to 21.6% depending on the cardholder's state mailing address. RNB may change finance charge rates at any time at its discretion, subject to applicable law. Late payment fees of $20 are assessed each month on accounts that are five or more days delinquent in payment.

        The RNB accounts generally have a minimum payment of the greater of $10 or 5% of the outstanding balance. Currently, most Target Stores card accounts have a minimum payment of the greater of $20 or 10% of the outstanding balance.

DELINQUENCY AND COLLECTIONS PROCEDURES FOR RNB CREDIT CARDS

        Efforts to collect delinquent receivables are made for RNB by the Target Corporation Financial Services collection department and, if necessary, by collection agencies and outside attorneys. The collection department consists of approximately 600 full-time equivalents. New collectors undergo training which includes courses in professional debt collection, collection laws and regulations and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors.

        An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of one day delinquent. Under current policies, a message requesting payment is printed on a cardholder's billing statement after a scheduled payment has been missed. Soon after an account becomes delinquent, a proprietary collection model automatically scores the risk of the account and assigns a collection strategy to the account. The strategy dictates the contact schedule and collections priority for the account.

        Target Corporation Financial Services currently engages law firms in Minnesota, Wisconsin, Michigan and Illinois to initiate legal action on accounts meeting certain criteria. Between 1,200 and 1,300 accounts per month are referred to various law firms in those states to assist in collection efforts.

        Accounts which become 180 days delinquent are charged off. Accounts may be re-aged during delinquency, however, if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and other conditions are satisfied.

YEAR 2000 READINESS DISCLOSURE

        Target Corporation began mitigating the risks associated with the year 2000 date conversion in 1993. In 1997, Target Corporation established a corporate-wide, comprehensive plan of action that has, to date, achieved an uninterrupted transition into the year 2000. This project included three major elements: information technology (IT) systems; non-IT, or embedded technology, systems; and relationships with our key business partners. The project was divided into five phases: awareness, assessment, renovation, validation and implementation. Target Corporation completed all phases for the three elements of the project prior to January 1, 2000.

        Target Corporation continues to test and monitor its IT systems and non-IT systems for year 2000 date conversion and related issues. To date, it has not experienced any material systems issues associated with the date rollover, nor has it experienced any material problems relating to its critical business partners. Target Corporation continues to monitor its systems for such issues in order to address them promptly, should they arise.

        Target Corporation's year 2000 transition plan included a number of activities. For the IT systems, Target Corporation assessed both existing and newly implemented hardware, application software and operating systems. Target Corporation began addressing non-IT systems, or embedded technology/infrastructure, risks at its stores, distribution centers and headquarters facilities early in its initiative. In planning for the most reasonably likely worst case scenarios, Target Corporation addressed all three major elements in its project. Target Corporation plans to allocate internal resources and retain dedicated consultants and vendor representatives to take action, if necessary.

        Target Corporation contacted its critical business partners, assessed their year 2000 readiness and finalized the development of contingency plans, as considered necessary. Although Target Corporation values its established relationships with key vendors, substitute products for most of the goods it sells in its stores may be obtained from other vendors. However, the lead time involved in sourcing certain goods may result in temporary shortages of relatively few items. Target Corporation also recognizes the risks if other key suppliers in areas such as utilities, communications, transportation, banking and government are not ready for the year 2000, and has developed contingency plans to minimize the potential adverse impacts of these risks.

        RNB's systems are supported by Target Corporation. As a result, the foregoing discussion of Target Corporation's year 2000 readiness applies to the status of RNB's year 2000 readiness as well.


                              THE RECEIVABLES

        The receivables in the trust include PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES. These receivables are generated from eligible accounts selected by RNB from the RNB portfolio to be conveyed to the trust.

ADDITION OF ACCOUNTS

        RNB has sold to TCC, TCC has sold to TRC and TRC has transferred to the trust, all receivables existing in each initial account on the CUT-OFF DATE. Each company has also agreed to sell or transfer receivables existing in any AUTOMATIC ADDITIONAL ACCOUNT on the date of its creation and receivables generated in the initial accounts and the AUTOMATIC ADDITIONAL ACCOUNTS after these dates.

        At any time after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE, TRC has the right, and in some cases the obligation, to assign additional qualifying consumer open end credit card accounts to the trust. All receivables in these SUPPLEMENTAL ACCOUNTS are then conveyed to the trust, whether these receivables already exist or are later created.

        Under the BANK RECEIVABLES PURCHASE AGREEMENT and the RECEIVABLES PURCHASE AGREEMENT, RNB has the obligation to sell receivables to TCC and TCC has the obligation to sell receivables to TRC to allow TRC to satisfy its obligations and to exercise its options under the POOLING AGREEMENT. The accounts must meet eligibility requirements, as specified in the POOLING AGREEMENT, as of the date TRC designates that receivables in those accounts will be included in the trust. According to the eligibility requirements, RNB will represent and warrant to TCC, TCC will represent and warrant to TRC and TRC will represent and warrant to the trust that:

        o      the account has not been, and does not have:

             - any receivables that have been, sold, pledged or assigned to any person except according to the POOLING AGREEMENT,

             -    any receivables that are DEFAULTED RECEIVABLES, and

             - any receivables identified as having been incurred because of fraudulent use of any related credit cards, and

        o for any receivable existing under these accounts, the receivable:

             -    has arisen under an eligible account,

             -    was created in compliance with the CREDIT CARD
                  GUIDELINES, and

             - at the time of transfer to the trust is not under any right of rescission, setoff, counterclaim or other defense except for bankruptcy- and equity-related defenses and adjustments permitted by the POOLING AGREEMENT.

        There can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. See "The Pooling and Servicing Agreement--Representations and Warranties" for a detailed discussion.

        It is possible that ADDITIONAL ACCOUNTS will not be accounts of the same type previously included in the trust. There can be no assurance that ADDITIONAL ACCOUNTS will be of the same credit quality as the initial accounts. ADDITIONAL ACCOUNTS may contain receivables which consist of fees, charges and amounts that are different from the fees, charges and amounts described in this prospectus. ADDITIONAL ACCOUNTS may also have different credit limits, balances and ages. As a result, there can be no assurance that the accounts will continue to have the characteristics described in this prospectus as ADDITIONAL ACCOUNTS are added. In addition, the inclusion in the trust of ADDITIONAL ACCOUNTS with lower periodic finance charges may have the effect of reducing the TRUST PORTFOLIO YIELD. TRC intends to file with the SEC, on behalf of the trust, a current report on Form 8-K for any addition of SUPPLEMENTAL ACCOUNTs or removal of accounts which would have a material effect on the composition of the accounts. See "The Pooling and Servicing Agreement--Addition of Trust Assets" and "--Removal of Accounts" for a description of the conditions to addition and removal of accounts.

REMOVAL OF ACCOUNTS

         TRC may also designate accounts as REMOVED ACCOUNTS. The receivables in the REMOVED ACCOUNTS will be removed from the trust and reassigned to TRC. Any account with any receivable that becomes a DEFAULTED RECEIVABLE will become a REMOVED ACCOUNT. Throughout the term of the trust, the trust portfolio will consist of the initial accounts plus any ADDITIONAL ACCOUNTS minus any REMOVED ACCOUNTS and plus any PARTICIPATION INTERESTS. See "The Pooling and Servicing Agreement--Removal of Accounts" for a description of the conditions to any removal of accounts.

ADDITIONAL INFORMATION IN THE PROSPECTUS SUPPLEMENT

        The prospectus supplement for each series of certificates will provide information about the trust portfolio. This information will include:

        o      the total amount of receivables,

        o      the amount of PRINCIPAL RECEIVABLES,

        o      the amount of FINANCE CHARGE RECEIVABLES,

        o      the average receivable balance of the accounts,

        o      the composition of the trust portfolio by account balances,

        o      the composition of the trust portfolio by credit limits,

        o the composition of the trust portfolio by delinquency period,

        o      the composition of the trust portfolio by account age,

        o the composition of the trust portfolio by geographic distribution of accounts, and

        o the delinquency and loss statistics relating to the accounts.


                          MATURITY CONSIDERATIONS

        Following the REVOLVING PERIOD, each series of certificates is expected to begin to accumulate principal or begin to distribute principal to certificateholders. The attached prospectus supplement describes the conditions under which the ACCUMULATION PERIOD or an AMORTIZATION PERIOD will begin for your class of certificates.

        Principal will accumulate in a funding account if your series features a CONTROLLED ACCUMULATION PERIOD or RAPID ACCUMULATION PERIOD and one of these principal ACCUMULATION PERIODS begins. As described in the attached prospectus supplement, during a CONTROLLED ACCUMULATION PERIOD on each DISTRIBUTION DATE an amount of principal, up to the amount specified, will be set aside in the funding account. If an EARLY AMORTIZATION EVENT or a similar event described in the related prospectus supplement occurs and your series features a RAPID ACCUMULATION PERIOD, the full amount of principal available to your series will be deposited in a funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the EXPECTED FINAL PAYMENT DATE for your class of certificates, or earlier if an AMORTIZATION PERIOD begins before your first EXPECTED FINAL PAYMENT DATE. Note that although your series may feature an ACCUMULATION PERIOD, your class of certificates may not make use of it.

        Principal will be paid to you in increments, up to the amount specified in the attached prospectus supplement, if your class of certificates features a CONTROLLED AMORTIZATION PERIOD and this period begins. Your class of certificates might also begin to pay principal to you if the attached prospectus supplement specifies that your class will begin early amortization. Early amortization will begin, for all classes of your series, when an EARLY AMORTIZATION EVENT occurs. Principal will be paid to you only on a DISTRIBUTION DATE during any AMORTIZATION PERIOD.

        The prospectus supplement provides the following information about maturity:

        o the date any ACCUMULATION PERIOD or AMORTIZATION PERIOD is scheduled to begin,

        o the principal amount of the payments expected or available for each period,

        o the priority of accumulations and payments among the classes of each series,

        o any EARLY AMORTIZATION EVENTS that may cause a RAPID ACCUMULATION PERIOD or an EARLY AMORTIZATION PERIOD,

        o historical data showing payments by cardholders and total charge-offs, and

        o      other information about the RNB portfolio.

        We can give you no assurance that principal will be available when expected, either to accumulate or to pay you. Collection of principal may or may not be constant from month to month or be similar to any historical experience. Collections may be affected by seasonality, by changes in payment habits of cardholders or by general economic conditions. A slowdown in the payment rate may extend the expected life of your certificates if principal is collected more slowly. This may affect your anticipated yield to maturity. Also, the occurrence of any EARLY AMORTIZATION EVENT may substantially shorten the average life of your certificates. You may find it difficult to reinvest funds in an instrument with a comparable interest rate if the certificates are paid sooner than anticipated.


                      DESCRIPTION OF THE CERTIFICATES

        Following is a summary describing the material provisions common to each series of certificates. If you are purchasing certificates, the attached prospectus supplement describes any series-specific provisions supplementing the information in this prospectus. Each series of certificates will be issued through the POOLING AGREEMENT and a supplement to that agreement. This prospectus and the attached prospectus supplement do not contain all information about your certificates. For a detailed description of the certificates, also read the POOLING AGREEMENT and the SERIES SUPPLEMENT.

        The certificates offered through this prospectus and the attached prospectus supplement will be issued in "series" consisting of one or more "classes," which may be senior to other classes. Each series of certificates will represent an interest in the trust distinct from the TRANSFEROR CERTIFICATE and any other series of certificates issued by the trust. Each class of a series will evidence the right to receive a specified portion of principal and finance charge collections on receivables in the trust portfolio. Each class of a series may differ from other classes in some aspects, including:

        o      maturity date,

        o      interest rate, and

        o      availability and amount of enhancement.

Payments will be made to certificateholders in whose names the certificates were registered on the RECORD DATES specified in the attached prospectus supplement.

        For each series of certificates, the INVESTED AMOUNT on any date generally will be equal to the initial INVESTED AMOUNT for that series reduced by:

        o the amount of principal paid to the related certificateholders,

        o the amount of unreimbursed INVESTOR CHARGE-OFFS and reallocated principal collections for that series, and

        o the amount of any reduction in the INVESTED AMOUNT because of the purchase by TRC and later cancellation of any certificates.

        The INVESTED AMOUNT may further be adjusted by:

        o the amount of principal on deposit in any specified account, and

        o any other amount stated in the related prospectus supplement.

        Each series of certificates may consist of one or more classes, one or more of which may be senior certificates and one or more of which may be subordinated certificates. Each class of a series will have the right to receive a specified portion of each distribution of principal or interest or both. TRC currently owns the TRANSFEROR CERTIFICATE. The TRANSFEROR CERTIFICATE represents the undivided interest in the trust not represented by the certificates or any PARTICIPATION or the rights of any enhancement providers to receive payments from the trust. The holder of the TRANSFEROR CERTIFICATE will have the right to a percentage of all collections on the receivables in the trust.

        Certificates offered through this prospectus and the attached prospectus supplement will be:

        o represented by certificates registered in the name of a DTC nominee,

        o available for purchase in minimum denominations and integral multiples of $1,000, and

        o      available for purchase in book-entry form only.

The certificates in book-entry form, in which you will hold a beneficial interest as described under "--Book-Entry Registration," are "global securities." The attached prospectus supplement will specify if:

        o your series of certificates, or one or more classes of your series, may be issued in a different form, and

        o your certificates have any other characteristics different from those listed above.

        The attached prospectus supplement may state that application will be made to list your series or class of certificates on the Luxembourg Stock Exchange or another exchange.

FORM OF YOUR CERTIFICATES

        The following description of the form of your certificates includes how they are transferred and how the trust makes payments to you. One or more of the following clearing systems performs transactions in your certificates:

        o      The Depository Trust Company or "DTC,"

        o      Cedelbank, societe anonyme or "CEDELBANK," and

        o the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office referred to as "EUROCLEAR."

        DTC provided the information in this section concerning DTC and its book-entry system. TRC has not independently verified the accuracy of this information.

        DTC has informed TRC that its nominee is Cede & Co. or "Cede." Cede is expected to be the holder of record of each class of certificates offered under this prospectus. This means that you, as an owner of certificates, will only be entitled to a DEFINITIVE CERTIFICATE representing your interest in the issued certificates under specified circumstances. Instead, you will own certificates through a book-entry record maintained by DTC. All references in this document to:

        o distributions, reports, notices and statements will be made to DTC or Cede, as the registered holder of the certificates, for distribution to you following DTC procedures, and

        o actions by certificateholders refer to actions taken by DTC upon instructions from DTC PARTICIPANTS.

        You may hold your certificates through DTC in the U.S., CEDELBANK or EUROCLEAR in Europe or in any other manner described in the attached prospectus supplement. You may hold your certificates directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants. Descriptions of the clearing systems follow.

DTC

        DTC is:

        o a limited-purpose trust company organized under the New York Banking Law,

        o      a "banking organization" within the meaning of the New York
               Banking Law,

        o      a member of the Federal Reserve System,

        o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

        o a "clearing agency" registered under the Securities Exchange Act of 1934, as amended.

DTC performs various services for its participating organizations, referred to as DTC PARTICIPANTS. These services include:

        o holding securities that DTC PARTICIPANTS deposit with it, and

        o providing a system where DTC PARTICIPANTS may clear and settle securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates.

DTC PARTICIPANTS:

        o include securities brokers and dealers, banks, trust companies, and clearing corporations, and

        o may include other organizations, including the underwriters of any series of certificates issued through this document.

A number of DTC PARTICIPANTS, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Securities brokers and dealers, banks, trust companies and other financial organizations that clear through or maintain a custodial relationship with a DTC PARTICIPANT, either directly or indirectly, have indirect access to the DTC system. The rules applicable to DTC and its DTC PARTICIPANTS are on file with the SEC.

        DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the year, and so may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and beyond. DTC has developed and is implementing a program to address this problem so that its applications and systems continue to function properly as they relate to:

        o the timely payment of principal and interest and other distributions to securityholders,

        o      book-entry deliveries, and

        o      settlement of trades within DTC.

This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

        In addition, DTC:

        o is contacting and will continue to contact third-party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and

        o will develop contingency plans as it considers appropriate to address failures in year 2000 compliance on the part of third-party vendors.

However, there can be no assurance that the systems of third-party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

CEDELBANK

        CEDELBANK is incorporated under the laws of Luxembourg as a professional depository and:

        o      holds securities for CEDELBANK CUSTOMERS,

        o provides a system where CEDELBANK CUSTOMERS may clear and settle securities transactions through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates,

        o      settles transactions in any of 36 currencies, including U.S.
               dollars,

        o provides for CEDELBANK CUSTOMERS, among other services, safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing, and

        o deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

CEDELBANK has established an electronic bridge with Morgan Guaranty's Brussels, Belgium office, acting as EUROCLEAR operator, to facilitate settlement of trades between CEDELBANK and EUROCLEAR. CEDELBANK currently accepts over 110,000 securities issues on its books. As a professional depository, CEDELBANK is regulated by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. CEDELBANK CUSTOMERS:

        o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

        o may include the underwriters of any series of certificates issued through this document, and

        o in the U.S., are limited to securities brokers, dealers and banks.

Currently, CEDELBANK has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Banks, brokers, dealers, trust companies and other organizations that clear through or maintain a custodial relationship with a CEDELBANK CUSTOMER, either directly or indirectly, have indirect access to CEDELBANK.

EUROCLEAR

        The EUROCLEAR system was created in 1968:

        o to hold securities of its participating organizations, referred to as EUROCLEAR PARTICIPANTS, and

        o      to clear and settle transactions between EUROCLEAR
               PARTICIPANTS through simultaneous electronic book-entry delivery against payment, so there is:

               - no need for physical movement of securities certificates, and

               - no risk from lack of simultaneous transfers of securities and cash.

The EUROCLEAR system's various services include:

        o settlement of transactions in any of 34 currencies, including U.S. dollars, and

        o securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC.

The EUROCLEAR system is operated by Morgan Guaranty's Brussels, Belgium office, acting as EUROCLEAR operator, under contract with the Euroclear Clearance System, S.C., a Belgian cooperative corporation, which establishes policy for the EUROCLEAR system on behalf of EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS:

        o include central banks and other banks, securities brokers and dealers and other professional financial intermediaries, and

        o may include the underwriters of any series of certificates offered through this document.

Other firms that clear through or maintain a custodial relationship with a EUROCLEAR PARTICIPANT, either directly or indirectly, have indirect access to the EUROCLEAR system.

         The EUROCLEAR operator conducts all operations for EUROCLEAR, and holds all EUROCLEAR securities clearance accounts and cash accounts. The EUROCLEAR operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        The Terms and Conditions Governing Use of EUROCLEAR and the related Operating Procedures of the EUROCLEAR system and applicable Belgian law govern:

        o securities clearance accounts and cash accounts with the EUROCLEAR operator,

        o transfers of securities and cash within the EUROCLEAR system,

        o withdrawal of securities and cash from the EUROCLEAR system, and

        o      receipts of payments for securities in the EUROCLEAR system.

The EUROCLEAR system holds all securities (1) on a fungible basis and (2) without knowledge of the actual owners holding through EUROCLEAR
PARTICIPANTS and to whose accounts the securities are credited. The EUROCLEAR operator acts under these terms and conditions only on behalf of EUROCLEAR PARTICIPANTS and has no record of or relationship with persons holding through EUROCLEAR PARTICIPANTS.

BOOK-ENTRY REGISTRATION

        Cede, as DTC's nominee, holds the global securities. CEDELBANK will hold omnibus positions on behalf of CEDELBANK CUSTOMERS, while EUROCLEAR will do the same on behalf of EUROCLEAR PARTICIPANTS, through customers' securities accounts in CEDELBANK'S and EUROCLEAR'S names on the books of each of their depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

        Transfers between:

        o      DTC PARTICIPANTS occur under the DTC rules, and

        o CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS occur in the ordinary way under their applicable rules and operating procedures.

Cross-market transfers occur through DTC, under its rules, on behalf of CEDELBANK or EUROCLEAR by each of their depositaries, whether between persons holding securities directly or indirectly:

        o      through DTC, on the one hand, and

        o through CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS, on the other hand.

However, these cross-market transactions will require delivery of instructions to CEDELBANK or EUROCLEAR by the counterparty in its system under either clearing system's rules and procedures, and within its established European time deadlines. CEDELBANK or EUROCLEAR will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to accomplish final settlement on its behalf by:

        o      delivering or receiving securities in DTC, and

        o making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities in CEDELBANK or EUROCLEAR due to a transaction with a DTC PARTICIPANT will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. These credits or any other transactions in the securities settled during that processing will be reported to the relevant CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS on that day. Cash received in CEDELBANK or EUROCLEAR because of sales of securities by or through a CEDELBANK CUSTOMER or a EUROCLEAR PARTICIPANT:

        o      will be received with value on the DTC settlement date, and

        o will only be available in the relevant CEDELBANK or EUROCLEAR cash account only as of the business day following settlement in DTC.

        Your purchases of certificates under the DTC system must be made by or through DTC PARTICIPANTS, which will receive a credit for the certificates on DTC's records. Your ownership interest is, in turn, recorded on the DTC PARTICIPANTS' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC PARTICIPANT or indirect participant through which you entered into the transaction. Transfers of ownership interests in the certificates are accomplished by entries made on the books of DTC PARTICIPANTS acting on behalf of you and other certificateholders. You will not receive certificates representing your ownership interest in the certificates offered through this document, unless use of the book-entry system for these certificates has ended.

        DTC registers all certificates deposited with it by DTC PARTICIPANTS in the name of its nominee, Cede, to make all later transfers of certificates easier. The deposit of certificates with DTC and their registration in the name of Cede will not change beneficial ownership of the certificates. DTC has no knowledge of the actual owners of the certificates; its records reflect only the identity of the DTC PARTICIPANTS to whose accounts the certificates are credited, which may or may not be the actual certificate owners. DTC PARTICIPANTS remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by:

        o      DTC to DTC PARTICIPANTS,

        o      DTC PARTICIPANTS to indirect participants, and

        o DTC PARTICIPANTS and indirect participants to certificateholders,

will be governed by arrangements among them, under any applicable statutory or regulatory requirements.

        Neither DTC nor Cede will consent or vote on these certificates. Under its usual procedures, DTC mails an omnibus proxy to TRC as soon as possible after the record date. In this way, DTC assigns Cede's consenting or voting rights to those DTC PARTICIPANTS to whose accounts these certificates are credited on the relevant record date.

        For each DISTRIBUTION DATE:

        o the trustee makes principal and interest payments on the certificates to DTC, and

        o DTC credits each of those payments to DTC PARTICIPANTS' accounts on that date according to each of the participants' holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date.

Payments by any DTC PARTICIPANT to certificateholders will be:

        o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and

        o the responsibility of that DTC PARTICIPANT and not of DTC, the trustee or TRC, under any applicable statutory or regulatory requirements.

The responsibility for:

        o payment of principal and interest to DTC belongs to the trustee,

        o disbursement of these payments to DTC PARTICIPANTS belongs to DTC, and

        o disbursement of these payments to certificateholders belongs to DTC PARTICIPANTS and indirect participants.

        DTC may stop providing its services as securities depository for these certificates at any time by giving reasonable notice to TRC or the trustee. If this occurs and if a successor securities depository is not obtained, DEFINITIVE CERTIFICATES will be printed and delivered. TRC may decide to end use of the system of book-entry transfers through DTC or a successor securities depository. If so, DEFINITIVE CERTIFICATES will be delivered to each certificateholder. See "--Definitive Certificates" for a description of the circumstances under which the trust will issue Definitive Certificates to you.

        CEDELBANK or EUROCLEAR will credit distributions on certificates held through it to the cash accounts of CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS under its rules and procedures, to the extent received by its depositary. These distributions will require tax reporting under relevant U.S. tax laws and regulations as described under "Tax Matters." CEDELBANK or the EUROCLEAR operator will take any other action permitted to be taken by a certificateholder under the POOLING AGREEMENT on behalf of a CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT:

        o      only under its relevant rules and procedures, and

        o to the extent its depositary can carry out those actions on its behalf through DTC.

        Although DTC, CEDELBANK and EUROCLEAR have agreed to the procedures above to provide a system that makes transfers of certificates among their participants or customers easier:

        o they are under no obligation to perform or continue to perform these procedures, and

        o      they may stop these procedures at any time.

DEFINITIVE CERTIFICATES

        The certificates offered through this prospectus will be initially issued in book-entry form. DEFINITIVE CERTIFICATES in fully registered, certificated form will not be issued to any party except DTC or its nominee unless:

        o      TRC advises the trustee in writing:

             - that DTC is no longer willing or able to discharge properly its responsibilities as depository for this series of certificates, and the trustee or TRC is unable to locate a qualified successor,

             -    that it chooses to end the book-entry system through DTC, or

        o      after a SERVICER DEFAULT occurs:

             -    certificateholders representing (1) not less than 50% or
                  (2) another percentage specified in the attached prospectus supplement of the total unpaid principal amount of the certificates advise the trustee and DTC through DTC PARTICIPANTS in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the certificateholders.

        If any of these events occurs, DTC must notify all DTC PARTICIPANTS of the availability through DTC of DEFINITIVE CERTIFICATES. Once DTC gives the definitive certificate representing these certificates and instructions for re-registration to the trustee:

        o      the trustee will issue the certificates as DEFINITIVE
               CERTIFICATES, and

        o afterwards, the trustee will recognize the holders of these DEFINITIVE CERTIFICATES as holders under the POOLING AGREEMENT.

The trustee then makes payments:

        o directly to holders of DEFINITIVE CERTIFICATES under the procedures provided in this prospectus and in the POOLING AGREEMENT, and

        o on each DISTRIBUTION DATE, to holders in whose names the DEFINITIVE CERTIFICATES were registered at the close of business on the related RECORD DATE.

        If you own DEFINITIVE CERTIFICATES, payments will be made by check and mailed to you at an address maintained by the trustee.

        The final payment will be made only when a certificate is presented and surrendered at the office or agency specified in the notice of final distribution to certificateholders, whether it is:

        o      a DEFINITIVE CERTIFICATE, or

        o      a certificate registered in the name of DTC or its nominee.

The trustee will provide this notice to registered certificateholders no later than the fifth day of the month in which the final distribution will occur.

        DEFINITIVE CERTIFICATES will be transferable and exchangeable at the office of the transfer agent and registrar, which shall initially be the trustee. The transfer agent and registrar will impose no service charge but may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of DEFINITIVE CERTIFICATES for a period of fifteen days preceding the due date for any payment on the DEFINITIVE CERTIFICATES.

INITIAL SETTLEMENT

        Each class of certificates offered under this prospectus and the attached prospectus supplement will be held in book-entry form by DTC in the name of its nominee, Cede. Investors' interests in the certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDELBANK and EUROCLEAR will hold positions on behalf of their customers or participants through their respective depositaries, which will hold positions in accounts as DTC PARTICIPANTS.

        Custody accounts of investors who elect to hold certificates through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors who elect to hold certificates through CEDELBANK or EUROCLEAR accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Trading between DTC Participants. Secondary market trading between investors holding certificates through DTC will be conducted according to the rules and procedures for U.S. corporate debt obligations. Secondary market trading between DTC PARTICIPANTS will be settled in same-day funds.

        Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between investors holding certificates through CEDELBANK and EUROCLEAR will be conducted in the ordinary way under:

        o      their normal rules and operating procedures, and

        o conventional eurobond practice (which means a seven calendar day settlement).

Secondary market trading between CEDELBANK CUSTOMERS or EUROCLEAR
PARTICIPANTS will be settled using the procedures for conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedelbank or Euroclear purchaser. Transfers of certificates from the account of a DTC PARTICIPANT to the account of a CEDELBANK CUSTOMER or a EUROCLEAR PARTICIPANT usually occur as follows:

        o the purchaser sends instructions to CEDELBANK or EUROCLEAR through that customer or participant at least one business day before settlement,

        o CEDELBANK or EUROCLEAR instructs its depositary to receive the securities against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date,

        o that depositary credits payments to the DTC PARTICIPANT'S account against delivery of the securities, and

        o after settlement has been completed, the depositary credits securities to the relevant clearing system, which, in turn, under its usual procedures, credits those securities to that customer's or participant's account.


The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date--which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the CEDELBANK or EUROCLEAR cash debit will be valued instead as of the actual settlement date.

        CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS will need to make available to each of their clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDELBANK or EUROCLEAR. Under this approach, they may take on credit exposure to CEDELBANK or EUROCLEAR until the securities are credited to their accounts one day later.

        As an alternative, if CEDELBANK or EUROCLEAR has extended a line of credit to them, CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. So, the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC PARTICIPANTS can use their usual procedures for sending securities to their depositaries for the benefit of CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC PARTICIPANT a cross-market transaction will settle no differently than a trade between two DTC PARTICIPANTS.

        Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDELBANK CUSTOMERS and EUROCLEAR PARTICIPANTS may use their customary procedures for transfers of securities by a clearing system, through its depositary, to a DTC
Participant. Trading usually occurs as follows:

        o the seller sends instructions to CEDELBANK or EUROCLEAR through a CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT at least one business day before settlement,

        o CEDELBANK or EUROCLEAR instructs its depositary to deliver the bonds to the DTC PARTICIPANT'S account against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, and

        o the payment is reflected in the account of that customer or participant the next day, and receipt of the cash proceeds in that customer's or participant's account is back-valued to the value date--the preceding day when settlement occurred in New York.

Should the CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the CEDELBANK CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would instead be valued as of the actual settlement date. Finally, day traders that use CEDELBANK or EUROCLEAR and that purchase securities from DTC PARTICIPANTS for delivery to CEDELBANK CUSTOMERS or EUROCLEAR PARTICIPANTS should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        o borrowing through CEDELBANK or EUROCLEAR for one day--until the purchase side of the day trade is reflected in their CEDELBANK or EUROCLEAR accounts--under the clearing system's customary procedure,

        o borrowing the securities in the U.S. from a DTC PARTICIPANT no later than one day before settlement which would give the securities sufficient time to be reflected in their CEDELBANK or EUROCLEAR account to settle the sale side of the trade, or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC PARTICIPANT is at least one day before the value date for the sale to the CEDELBANK CUSTOMER or EUROCLEAR PARTICIPANT.

INVESTOR PERCENTAGE

        The assets of the trust are allocated among:

        o      certificateholders of each series,

        o providers of uncertificated enhancement backed by receivables,

        o      the holders of PARTICIPATIONS, and

        o      the holder of the TRANSFEROR CERTIFICATE.

        Each series issued by the trust is backed by an amount of PRINCIPAL RECEIVABLES and amounts on deposit in various trust bank accounts. The attached prospectus supplement may describe how your series' INVESTED AMOUNT will be adjusted by the amount of funds deposited in a bank account or accounts or in any other way. The INVESTED AMOUNT can vary from period to period, and on any date is generally equal to:

        (initial INVESTED AMOUNT on the series' CLOSING DATE) - (total principal payments made to the series' certificateholders) - (total unreimbursed charge-offs and reallocated principal collections for the series) - (the amount of any TRC purchase and subsequent cancellation of any certificates)

        Any COLLATERAL INVESTED AMOUNT in a series will also be included in that series' INVESTED AMOUNT. If your series includes a COLLATERAL INVESTED AMOUNT, a description will be included in the attached prospectus supplement. During each series' REVOLVING PERIOD, the INVESTED AMOUNT is expected to remain constant to the extent noted in the attached prospectus supplement unless certificates are purchased by TRC.

        The total INVESTED AMOUNT in the trust is the sum of the INVESTED AMOUNTS for all series issued from the trust.

        The certificates of each series represent undivided interests in the assets of the trust, including the right to each series' INVESTOR PERCENTAGE of all cardholder payments on receivables in the trust. Certificateholders of each series will receive varying amounts of collections of principal and finance charges each month, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. Principal collections, finance charge collections and receivables in defaulted accounts may be allocated to your series in different ways: the attached prospectus supplement will describe how the various INVESTOR PERCENTAGES are calculated. If your series includes multiple classes of certificates, collections allocated to your series may be further allocated among each class.

        As a certificateholder, your right to collections is limited to the amounts needed to make required payments to you. Collections allocated to your series or your class of certificates might be reallocated. The attached prospectus supplement and the POOLING AGREEMENT explain how collections will be allocated to, or reallocated from, your certificates.

        Each series of certificates may be included in a group of series. Series in a group may share excess principal collections, finance charge collections or both among themselves. The attached prospectus supplement will state if your series is in a group and, if it is, what other series in your group were outstanding on your series' CLOSING DATE. In addition, the attached prospectus supplement will state if classes of your series are entitled to SHARED TRANSFEROR PRINCIPAL COLLECTIONS and EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS.

        Each series of certificates represents interests in the trust only, and does not represent interests in or recourse obligations of RNB, TCC or TRC or any of their affiliates. A certificate is not a deposit and neither the certificates nor the underlying trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

INTEREST

        Interest will accrue from the CLOSING DATE on the related certificate principal balance, or other amount specified in the related prospectus supplement, at the CERTIFICATE RATE. The CERTIFICATE RATE may be a fixed, floating or variable rate as specified in the related prospectus supplement. Interest will be distributed to certificateholders on the DISTRIBUTION DATES specified in the related prospectus supplement.

        Interest payments on any DISTRIBUTION DATE will most likely be funded from collections of FINANCE CHARGE RECEIVABLES allocated to the certificateholders' interest during the previous MONTHLY PERIOD. Interest payments on any DISTRIBUTION DATE may also be funded from:

        o      investment earnings on funds held in accounts of the trust,

        o collections of FINANCE CHARGE RECEIVABLES allocated initially to certificateholders of other series or TRC as holder of the TRANSFEROR CERTIFICATE,

        o      any applicable enhancement, if necessary, or

        o other amounts as specified in the related prospectus supplement.

        If the DISTRIBUTION DATES for payment of interest for a series or class occur less frequently than monthly, any collections or other amounts may be deposited in one or more trust accounts for distribution to the certificateholders of that series or class. Each class may have a separate INTEREST FUNDING ACCOUNT if a series has more than one class of certificates.

        The prospectus supplement relating to each series of certificates and each class will describe:

        o      the amounts and sources of interest payments to be made,

        o      the CERTIFICATE RATE, and

        o for a series or class bearing interest at a floating or a variable CERTIFICATE RATE:

             - the dates and the manner for determining the CERTIFICATE RATES, and

             - the formula, index or other method by which the CERTIFICATE RATES are determined.

PRINCIPAL

        No principal payments will be made to the certificateholders of a series during the REVOLVING PERIOD, except to the extent specified in the related prospectus supplement. Principal will be paid to the certificateholders in the amounts and on the DISTRIBUTION DATES specified in the related prospectus supplement or will be accumulated in a PRINCIPAL FUNDING ACCOUNT for later distribution to certificateholders on the EXPECTED FINAL PAYMENT DATE during:

        o      the CONTROLLED AMORTIZATION PERIOD,

        o      the PRINCIPAL AMORTIZATION PERIOD,

        o      the ACCUMULATION PERIOD,

        o      the EARLY AMORTIZATION PERIOD, or

        o      the RAPID ACCUMULATION PERIOD.

        Principal payments for any series or class will be funded from collections of PRINCIPAL RECEIVABLES received during the related MONTHLY PERIOD or periods allocated to that series or shared from other series or from TRC as holder of the TRANSFEROR CERTIFICATE and from other sources as specified in the related prospectus supplement. These payments will be allocated to the certificateholders' interest of the related series or class. If a series has more than one class of certificates, the certificateholders of one or more classes may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to certificateholders of each class.

        Funds on deposit in any PRINCIPAL FUNDING ACCOUNT for any series may have a guaranteed rate or investment agreement or other arrangement. This is intended to assure a specified rate of return on the investment of the funds. A principal guaranty or other similar arrangement may be used to enhance the likelihood of the payment in full of the principal amount of a series of certificates or class at the end of the ACCUMULATION PERIOD.

DISCOUNT OPTION

        Under the POOLING AGREEMENT, TRC may assign a specified fixed or floating percentage of the amount of PRINCIPAL RECEIVABLES from the accounts to be treated as FINANCE CHARGE RECEIVABLES. The circumstances under which TRC may exercise its option to discount PRINCIPAL RECEIVABLES may include a time when the TRUST PORTFOLIO YIELD is declining and PRINCIPAL RECEIVABLES are available in sufficient quantity to allow for discounting. TRC may increase, reduce or eliminate the DISCOUNT PERCENTAGE for DISCOUNT OPTION RECEIVABLES from the accounts on and after the date of the change, without notice to or consent of the certificateholders.

        TRC must give 30 days' notice in writing to the servicer, the trustee and each rating agency of any increase, reduction or elimination of the DISCOUNT PERCENTAGE. The increase, reduction or elimination will become effective on the date specified in the notice after TRC delivers to the trustee a certificate of an authorized officer stating that the increase, reduction or elimination will not cause an EARLY AMORTIZATION EVENT or an event which with notice or the lapse of time would cause an EARLY AMORTIZATION EVENT to occur. TRC, the servicer and the trustee must also receive written notice from each rating agency that an increase of the DISCOUNT PERCENTAGE will not have a RATINGS EFFECT if this increase would cause the DISCOUNT PERCENTAGE to exceed 3%.

        Collections on the date of processing during the time the DISCOUNT OPTION is in effect will be considered collections of FINANCE CHARGE RECEIVABLES in an amount equal to the product of:

        o a fraction whose numerator is the amount of DISCOUNT OPTION RECEIVABLES and whose denominator is the amount of all PRINCIPAL RECEIVABLES, including DISCOUNT OPTION
               RECEIVABLES, at the end of the previous MONTHLY PERIOD, and

        o collections of PRINCIPAL RECEIVABLES, before any reduction for FINANCE CHARGE RECEIVABLES which are DISCOUNT OPTION RECEIVABLES.

        Any designation of DISCOUNT OPTION RECEIVABLES would result in an increase in the amount of FINANCE CHARGE RECEIVABLES and a corresponding increase in the PORTFOLIO YIELD for each series and a reduction in the amount of PRINCIPAL RECEIVABLES and a lower payment rate of collections from PRINCIPAL RECEIVABLES. For this reason, the effect on certificateholders will be to:

        o decrease the likelihood of an EARLY AMORTIZATION EVENT based on a reduction of the average PORTFOLIO YIELD for any designated period to a rate below the average BASE RATE,

        o increase the likelihood that the transferor will be required to add PRINCIPAL RECEIVABLES to the trust, and

        o increase the likelihood of an EARLY AMORTIZATION EVENT if additional PRINCIPAL RECEIVABLES were not available to balance the reduction in the total amount of PRINCIPAL RECEIVABLES.

THE TRANSFEROR CERTIFICATE

        The certificate evidencing the TRANSFEROR'S INTEREST in the trust is referred to as the TRANSFEROR CERTIFICATE. The POOLING AGREEMENT provides that the transferor may exchange a portion of the TRANSFEROR CERTIFICATE for one or more SUPPLEMENTAL CERTIFICATES representing an interest in the TRANSFEROR'S INTEREST for transfer or assignment to a person named by the transferor after the execution and delivery of a supplement to the POOLING AGREEMENT, only if:

        o      the transfer will not result in a RATINGS EFFECT,

        o the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, will not be less than the REQUIRED RETAINED TRANSFEROR AMOUNT as of the date of the exchange, and

        o the transferor delivers to the trustee and each rating agency a tax opinion.

        Any subsequent transfer or assignment of a SUPPLEMENTAL CERTIFICATE will require a tax opinion and cannot result in a RATINGS EFFECT.

NEW ISSUANCES

        The POOLING AGREEMENT allows the transferor to direct the trustee to issue a new series. Each new issuance will have the effect of decreasing the TRANSFEROR AMOUNT by the INVESTED AMOUNT.

        The transferor, the servicer, the trustee and the trust are not required to and do not intend to obtain the consent of, or allow prior review by, any certificateholder of any outstanding series to issue any additional series. The transferor may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. Each new series may be offered:

        o directly, through one or more underwriters or placement agents,

        o      in fixed-price offerings, or

        o      in negotiated transactions or otherwise.

        Any new series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor.

        Under the POOLING AGREEMENT, the transferor may designate principal terms so that each series has an ACCUMULATION PERIOD, a CONTROLLED AMORTIZATION PERIOD, or a PRINCIPAL AMORTIZATION PERIOD. In addition, one or more series may be in their ACCUMULATION PERIOD, CONTROLLED AMORTIZATION PERIOD or PRINCIPAL AMORTIZATION PERIOD while other series are not.

        The related prospectus supplement specifies if collections of PRINCIPAL RECEIVABLES otherwise available to a series that is not amortizing or accumulating principal may be treated as SHARED PRINCIPAL COLLECTIONS and reallocated to a series that is amortizing or accumulating principal. In addition, collections of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES otherwise payable to the transferor may be designated to be paid to the certificateholders of the applicable series. Each series may have the benefits of enhancement issued by enhancement providers different from the enhancement providers used in any other series. Under the POOLING AGREEMENT, the trustee will hold the enhancement only on behalf of the certificateholders of the series to which the enhancement is given. For each enhancement, the transferor may deliver a different form of enhancement agreement.

        The transferor also has the option under the POOLING AGREEMENT to vary among series the terms on which a series may be repurchased by the transferor or remarketed to other investors. There is no limit to the number of new issuances the transferor may issue under the POOLING AGREEMENT. The trust will end only as described in the POOLING AGREEMENT. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

        A new issuance may only be issued after the satisfaction of the conditions given in the POOLING AGREEMENT and under the related SERIES SUPPLEMENT. The obligation of the trustee to authenticate the certificates of each new series and to execute and deliver the related SERIES SUPPLEMENT must satisfy the following conditions:

        o the transferor gives the trustee, the servicer and each rating agency written notice of the new issuance and its date of issuance, at least five business days before the date of the new issuance,

        o the transferor delivers to the trustee the related SERIES SUPPLEMENT, in a form satisfactory to the trustee, executed by each party to the POOLING AGREEMENT except the trustee,

        o the transferor delivers to the trustee the related enhancement agreement, if any, executed by each party to that agreement,

        o the transferor, the servicer, and the trustee receive confirmation from each rating agency that the new issuance will not result in a RATINGS EFFECT,

        o the transferor delivers to the trustee and enhancement providers, if any, a certificate of an authorized officer, dated the date of the new issuance, stating that the transferor reasonably believes that the issuance will not, based on the facts known to the officer at the time of the certification, cause an EARLY AMORTIZATION EVENT to occur for any series,

        o the transferor delivers to the trustee and each rating agency an opinion of counsel acceptable to the trustee that for federal income tax purposes:

             - following the new issuance the trust will not be considered to be an association, or publicly traded partnership, taxable as a corporation,

             - the new issuance will not adversely affect the tax classification as debt of certificates of any outstanding series or class that were properly classified as debt at the time of their issuance, and

             - the new issuance will not cause or become an event in which gain or loss would be recognized by holders of certificates classified as debt at the time of their issuance,

        o the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, will not be less than the REQUIRED RETAINED TRANSFEROR AMOUNT on the date of the new issuance, and

        o      any other conditions specified in any SERIES SUPPLEMENT.

        After satisfying these conditions, the trustee will execute the SERIES SUPPLEMENT and issue to the transferor the certificates of the new series for execution and redelivery to the trustee for authentication.

        The POOLING AGREEMENT provides that, under any one or more supplements to the POOLING AGREEMENT, the transferor may require the trustee to issue on behalf of the trust one or more PARTICIPATIONS, to be delivered to or at the order of the transferor, but only if:

        o      the issuance will not result in a RATINGS EFFECT,

        o the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, will not be less than the REQUIRED RETAINED TRANSFEROR AMOUNT, and

        o the transferor delivers to the trustee and each rating agency a tax opinion, dated the date of the issuance.

        Any PARTICIPATION may be transferred or exchanged upon the satisfaction of the first and third bullet points above. Each PARTICIPATION will entitle its holder to a specified PARTICIPATION PERCENTAGE of all collections of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES and any other trust assets to the extent specified in the PARTICIPATION SUPPLEMENT. The trust has issued a PARTICIPATION to RNB.

COLLECTION ACCOUNT

        The servicer has established and will maintain in the name of the trust and for the benefit of the certificateholders of each series, an ELIGIBLE DEPOSIT ACCOUNT called the COLLECTION ACCOUNT. An ELIGIBLE DEPOSIT ACCOUNT is either:

        o      a segregated account with an ELIGIBLE INSTITUTION, or

        o a segregated trust account with the corporate trust department of a depository institution or any domestic branch of a foreign bank having securities rated as investment grade from each rating agency.

        An ELIGIBLE INSTITUTION means:

        o      a United States depository institution which at all times:

             - has a rating by Moody's of either a long-term unsecured debt rating of "A2" or better or a certificate of deposit rating of "P-1",

             - has a rating by Standard & Poor's of either a long-term unsecured debt rating of "AAA" or a certificate of deposit rating of "A-1+", and

             -    is a member of the FDIC, or

        o any other institution that is acceptable to each rating agency.


        The COLLECTION ACCOUNT will initially be maintained with the trustee. If at any time the COLLECTION ACCOUNT cannot be maintained as an ELIGIBLE DEPOSIT ACCOUNT, the COLLECTION ACCOUNT will be moved so that it will again be qualified as an ELIGIBLE DEPOSIT ACCOUNT. Funds in the COLLECTION ACCOUNT will be invested in the following ELIGIBLE INVESTMENTS:

        o      obligations fully guaranteed by the United States,

        o demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having at the time of investment the highest short term debt rating from Moody's and Standard & Poor's,

        o commercial paper, or other short-term obligations, having, at the time of the trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's,

        o demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC,

        o notes or bankers' acceptances issued by any depository institution or trust company having the highest rating from Moody's and Standard & Poor's,

        o time deposits with an entity having the highest rating from Moody's and Standard & Poor's, and

        o any other investments approved in writing by each rating agency which would not cause the trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Any earnings, net of losses and investment expenses, on funds in the COLLECTION ACCOUNT will be treated as collections of FINANCE CHARGE RECEIVABLES on the last day of the MONTHLY PERIOD. The servicer has the revocable power to withdraw funds from the COLLECTION ACCOUNT and to instruct the trustee to make withdrawals and payments from the COLLECTION ACCOUNT for the purpose of carrying out its duties under the POOLING AGREEMENT and the SERIES SUPPLEMENTS. Under the POOLING AGREEMENT, a paying agent will be appointed having the revocable power to withdraw funds from the COLLECTION ACCOUNT to make distributions to the certificateholders. The paying agent will initially be the trustee.

DEPOSITS IN COLLECTION ACCOUNT

        The servicer will generally deposit all collections received from the receivables in each MONTHLY PERIOD into the COLLECTION ACCOUNT not later than two business days after the date of processing unless the conditions described below are satisfied. The servicer will make the deposits and payments to the accounts and parties described in the related prospectus supplement on the date of the deposit. RNB, as servicer, may use for its own benefit all collections received from the receivables in each MONTHLY PERIOD until the business day preceding the related DISTRIBUTION DATE if RNB:

        o gives the trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency, or

        o Target Corporation has and maintains a commercial paper rating of at least "A-1" by Standard & Poor's and at least "P-1" by Moody's.

        RNB currently has not given a letter of credit and Target Corporation does not currently maintain the required rating for use of the collections. The transferor may not have a perfected security interest in the collections held by RNB if RNB goes into insolvency or receivership or with the lapse of time periods. The servicer will only be required to deposit collections into the COLLECTION ACCOUNT up to the total amount of collections required to be deposited into an account established for any series, or, without duplication, distributed on the related DISTRIBUTION DATE or payment date to certificateholders of any series or to the issuer of any enhancement under the terms of any SERIES SUPPLEMENT. If at any time before the DISTRIBUTION DATE or payment date the amount of collections deposited in the COLLECTION ACCOUNT exceeds the amount required to be so deposited the servicer will be permitted to withdraw the excess from the COLLECTION ACCOUNT.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AND EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS

        The related prospectus supplement specifies if the certificateholders of a series or any class may be entitled to receive all or a portion of EXCESS FINANCE CHARGE COLLECTIONS of another series included in the same group of series to cover any shortfalls on amounts payable from collections of FINANCE CHARGE RECEIVABLES allocable to that series or class. EXCESS FINANCE CHARGE COLLECTIONS for any MONTHLY PERIOD will equal the excess of collections of FINANCE CHARGE RECEIVABLES and other amounts allocated to the certificateholders' interest of a series or class over the sum of:

        o interest accrued for the current month and overdue Monthly Interest on the certificates,

        o      accrued and unpaid monthly servicing fees,

        o      the INVESTOR DEFAULTED AMOUNT,

        o      unreimbursed INVESTOR CHARGE-OFFS, and

        o other amounts specified in the related prospectus supplement.

        EXCESS FINANCE CHARGE COLLECTIONS will be applied to cover any shortfalls to amounts payable from collections of FINANCE CHARGE RECEIVABLES allocable to any other series in the same group. EXCESS FINANCE CHARGE COLLECTIONS will be distributed evenly to each series based on the amount of the shortfall, if any, to each other series in that group. While any series offered may be included in a group, there can be no assurance that any other series will be included in that group or that there will be any EXCESS FINANCE CHARGE COLLECTIONS available to that group for any MONTHLY PERIOD.

        The servicer allocates to the transferor collections of FINANCE CHARGE RECEIVABLES allocable to the TRANSFEROR'S INTEREST exceeding the amounts necessary to make required payments to any SUPPLEMENTAL CERTIFICATES. All other amounts otherwise payable to the transferor from collections of FINANCE CHARGE RECEIVABLES will be applied to cover any shortfalls, after the servicer applies EXCESS FINANCE CHARGE COLLECTIONS, in amounts payable from collections of FINANCE CHARGE RECEIVABLES allocable to each series. The EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS will be applied to cover any shortfalls regardless of whether the collections were initially allocated to TRC, as the transferor, or to any series. These collections will be distributed evenly based upon the amount of the remaining shortfall to each other series designated in the applicable SERIES SUPPLEMENT as being entitled to receive EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS.

        Any EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS remaining after covering shortfalls to all designated series will be treated as SHARED TRANSFEROR PRINCIPAL COLLECTIONS. EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS permit coverage of shortfalls to amounts payable from collections of FINANCE CHARGE RECEIVABLES and EXCESS FINANCE CHARGE COLLECTIONS allocable to a series by using collections of FINANCE CHARGE RECEIVABLES which would otherwise be paid to the transferor.

SHARED PRINCIPAL COLLECTIONS AND SHARED TRANSFEROR PRINCIPAL COLLECTIONS

        The related prospectus supplement will specify if collections of PRINCIPAL RECEIVABLES for any MONTHLY PERIOD allocated to the certificateholders' interest of that series, after required distributions for that series, will be available to other series. The servicer will determine SHARED PRINCIPAL COLLECTIONS as follows:

        o the amount of collections of PRINCIPAL RECEIVABLES for any MONTHLY PERIOD, plus

        o other amounts described in the SERIES SUPPLEMENT of that series, allocated to that series remaining after covering the required deposits and distributions and any similar amount remaining for any other series, plus

        o the amount of any payment received by the trustee from the holder of any PARTICIPATION or any increase in the principal amount of the PARTICIPATION.

        The servicer will allocate the SHARED PRINCIPAL COLLECTIONS to cover any principal distributions to certificateholders and deposits to PRINCIPAL FUNDING ACCOUNTS for any series that are either scheduled or permitted and that have not been covered out of the investor principal collections and other amounts for that series. If these PRINCIPAL SHORTFALLS exceed SHARED PRINCIPAL COLLECTIONS for any MONTHLY PERIOD, SHARED PRINCIPAL COLLECTIONS will be allocated evenly among the applicable series based on the respective PRINCIPAL SHORTFALLS of each series. To the extent that SHARED PRINCIPAL COLLECTIONS exceed PRINCIPAL SHORTFALLS, the balance will be allocated to the holder of the TRANSFEROR CERTIFICATE, but only if:

        o the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, is greater than the REQUIRED RETAINED TRANSFEROR AMOUNT, or

        o in all other circumstances the SHARED PRINCIPAL COLLECTIONS will be deposited in the SPECIAL FUNDING ACCOUNT.

        Any reallocation of collections of PRINCIPAL RECEIVABLES will not result in a reduction in the INVESTED AMOUNT of the series to which collections were initially allocated. There can be no assurance that there will be any SHARED PRINCIPAL COLLECTIONS in any MONTHLY PERIOD.

        The servicer will determine the amount of any SHARED TRANSFEROR PRINCIPAL COLLECTIONS. SHARED TRANSFEROR PRINCIPAL COLLECTIONS is the amount of collections of PRINCIPAL RECEIVABLES for any MONTHLY PERIOD allocated to the TRANSFEROR'S INTEREST but not due to the holder of any SUPPLEMENTAL CERTIFICATE and other amounts payable to the transferor from collections of PRINCIPAL RECEIVABLES, plus the amount of EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS remaining after being applied to amounts payable from collections of FINANCE CHARGE RECEIVABLES. This determination will be made regardless of whether the collections were initially allocated to the transferor or any series.

        The servicer will allocate the SHARED TRANSFEROR PRINCIPAL COLLECTIONS to cover any PRINCIPAL SHORTFALLS that have not been covered out of the SHARED PRINCIPAL COLLECTIONS. If PRINCIPAL SHORTFALLS remaining after applying SHARED PRINCIPAL COLLECTIONS exceed SHARED TRANSFEROR PRINCIPAL COLLECTIONS for any MONTHLY PERIOD, SHARED TRANSFEROR PRINCIPAL COLLECTIONS will be allocated evenly among each series based on the respective remaining PRINCIPAL SHORTFALLS of each series.

        To the extent that SHARED TRANSFEROR PRINCIPAL COLLECTIONS exceed PRINCIPAL SHORTFALLS remaining after applying the SHARED PRINCIPAL COLLECTIONS, the balance will be paid to the holder of the TRANSFEROR CERTIFICATE. SHARED TRANSFEROR PRINCIPAL COLLECTIONS permit coverage of PRINCIPAL SHORTFALLS remaining after applying SHARED PRINCIPAL COLLECTIONS by using collections that would have been paid to the transferor and in some circumstances may allow the length of the ACCUMULATION PERIOD to be shorter. There can be no assurance that there will be any SHARED TRANSFEROR PRINCIPAL COLLECTIONS in any MONTHLY PERIOD.

SPECIAL FUNDING ACCOUNT

        The servicer will establish and maintain in the name of the trust, for the benefit of the certificateholders of all series, a SPECIAL FUNDING ACCOUNT which will be an ELIGIBLE DEPOSIT ACCOUNT. Whenever the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, would otherwise be less than the REQUIRED RETAINED TRANSFEROR AMOUNT, funds otherwise payable to the transferor will be deposited in the SPECIAL FUNDING ACCOUNT on each business day until the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, is at least equal to the REQUIRED RETAINED TRANSFEROR AMOUNT.

        Funds on deposit in the SPECIAL FUNDING ACCOUNT will be withdrawn and paid to the transferor to the extent that following the distribution the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, will continue to exceed the REQUIRED RETAINED TRANSFEROR AMOUNT. The SERIES SUPPLEMENT may provide for the payments to be made to certificateholders instead of the transferor. Deposits in and withdrawals from the SPECIAL FUNDING ACCOUNT may be made on a daily basis.

        Funds on deposit in the SPECIAL FUNDING ACCOUNT will be invested by the trustee at the direction of the servicer in ELIGIBLE INVESTMENTS selected by the servicer. All net investment income earned on amounts in the SPECIAL FUNDING ACCOUNT during each MONTHLY PERIOD will be withdrawn from the SPECIAL FUNDING ACCOUNT and treated as collections of FINANCE CHARGE RECEIVABLES for that MONTHLY PERIOD.

PAIRED SERIES

        Each series may be paired with another series only if specified in the attached prospectus supplement. A paired series is a series which has been paired with a previously issued series and has an INVESTED AMOUNT that increases as the INVESTED AMOUNT of the previously issued series decreases, or any series designated as a paired series in the related SERIES SUPPLEMENT. The prospectus supplement will specify the relationship between the paired series.

FUNDING PERIOD

        The related prospectus supplement may specify a FUNDING PERIOD that begins on the CLOSING DATE and ends on a specified date before the start of an AMORTIZATION PERIOD or an ACCUMULATION PERIOD. During the FUNDING PERIOD, the total amount of PRINCIPAL RECEIVABLES in the trust may be less than the total principal amount of the certificates of that series. The amount of this deficiency will be held in a trust account established with the trustee for the benefit of the certificateholders of that series awaiting the transfer of additional PRINCIPAL RECEIVABLES to the trust or awaiting the reduction of the INVESTED AMOUNTS of other series.

        The related prospectus supplement for a series will define:

        o      the initial INVESTED AMOUNT on the CLOSING DATE,

        o      the total principal amount, and

        o the date when the INVESTED AMOUNT is expected to equal the total principal amount.

        The INVESTED AMOUNT will increase as receivables are delivered to the trust or as the INVESTED AMOUNTS of other series are reduced. The INVESTED AMOUNT may also decrease due to INVESTOR CHARGE-OFFS as described in the related prospectus supplement.

        During the FUNDING PERIOD, funds on deposit in the PRE-FUNDING ACCOUNT for a series of certificates will be withdrawn and paid to the transferor to the extent there are any increases in the INVESTED AMOUNT. If the INVESTED AMOUNT does not for any reason equal the full INVESTED AMOUNT by the end of the FUNDING PERIOD, any amount remaining in the PRE-FUNDING ACCOUNT and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of that series described in the related prospectus supplement.

        The related prospectus supplement specifies if monies in the PRE-FUNDING ACCOUNT:

        o      are invested by the trustee in ELIGIBLE INVESTMENTS,

        o      have a guaranteed rate, or

        o      have an investment agreement or other similar arrangement.

        In connection with each DISTRIBUTION DATE during the FUNDING PERIOD, investment earnings on funds in the PRE-FUNDING ACCOUNT will be withdrawn from the PRE-FUNDING ACCOUNT and deposited, together with any other payment under a guaranteed rate or investment agreement or other similar arrangement, into the COLLECTION ACCOUNT for distribution as interest on the certificates of that series as specified in the related prospectus supplement.

DEFAULTED RECEIVABLES

        The DEFAULTED AMOUNT for any MONTHLY PERIOD will be an amount, not less than zero, equal to the amount of DEFAULTED RECEIVABLES for each day in that MONTHLY PERIOD minus the sum of:

        o the amount of any DEFAULTED RECEIVABLES for which the TRANSFEROR AMOUNT is reduced because of the assignment of a principal balance of zero for purposes of determining the total amount of PRINCIPAL RECEIVABLES or for which the servicer becomes obligated to accept assignment during that MONTHLY PERIOD, in either case because of a breach of a representation, warranty or covenant contained in the POOLING AGREEMENT,

        o the total amount of recoveries received in the MONTHLY PERIOD for both FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES which were previously charged-off as uncollectible, and

        o the excess, if any, for the immediately preceding MONTHLY PERIOD of the total amount subtracted under these bullet points over the amount of PRINCIPAL RECEIVABLES that became DEFAULTED RECEIVABLES.

        Receivables in any account will be charged-off as uncollectible under the CREDIT CARD GUIDELINES. This policy is currently to charge off the receivables in an account when that account becomes 180 days delinquent. DEFAULTED RECEIVABLES are automatically removed from the trust and may be sold after reconveyance to TRC.

DILUTION

        The amount of the PRINCIPAL RECEIVABLES in the trust will be reduced if:

        o the servicer adjusts downward the amount of any PRINCIPAL RECEIVABLE (except INELIGIBLE RECEIVABLES that have been or are to be reassigned to the transferor), because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder,

        o the PRINCIPAL RECEIVABLE was created out of merchandise that was refused or returned by a cardholder, or

        o the servicer adjusts downward the amount of any PRINCIPAL RECEIVABLE without receiving collections or charging off the amount as uncollectible.

        The transferor will be required to pay an amount equal to the deficiency into the SPECIAL FUNDING ACCOUNT if the exclusion of any receivables would cause the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, at that time to be less than the REQUIRED RETAINED TRANSFEROR AMOUNT.

EARLY AMORTIZATION EVENTS

        An EARLY AMORTIZATION EVENT for each series would occur automatically when:

        o RNB, TCC, TRC, or any holder of the TRANSFEROR CERTIFICATE is bankrupt, insolvent or enters receivership,

        o the trust becomes an "investment company" within the meaning of the Investment Company Act,

        o the TRANSFEROR AMOUNT, except for any interest from any SUPPLEMENTAL CERTIFICATE, is less than the REQUIRED RETAINED TRANSFEROR AMOUNT, or

        o the transferor becomes unable for any reason to transfer receivables to the trust.

        The related prospectus supplement for any series may specify additional EARLY AMORTIZATION EVENTS that apply to that series.

        The EARLY AMORTIZATION PERIOD or the RAPID ACCUMULATION PERIOD, if specified for a series, will begin on the date an EARLY AMORTIZATION EVENT occurs. Certificateholders may begin receiving distributions of principal earlier than expected if the EARLY AMORTIZATION PERIOD or the RAPID ACCUMULATION PERIOD begins before the series CONTROLLED AMORTIZATION PERIOD, the PRINCIPAL AMORTIZATION PERIOD or before an EXPECTED FINAL PAYMENT DATE. This may shorten the average life of the certificates.

DEFEASANCE

        The transferor may, at its option, be discharged from its obligations on any series or all outstanding series under the following conditions:

        o the transferor deposits ELIGIBLE INVESTMENTS with the trustee, under an irrevocable trust agreement, which provides for scheduled payment of principal and interest sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding certificates of the defeased series and any amounts owing to any enhancement providers,

        o the transferor delivers to the trustee a tax opinion on the deposit of ELIGIBLE INVESTMENTS and the termination of obligations,

        o the transferor delivers to the trustee an opinion of counsel stating that the deposit and termination of obligations will not result in the trust being regulated as an "investment company" within the meaning of the Investment Company Act,

        o the transferor delivers to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that the deposit and termination of its obligations will not cause an EARLY AMORTIZATION EVENT or cause any event that would cause an EARLY AMORTIZATION EVENT to occur, and

        o      a RATINGS EFFECT will not occur.

        The transferor may then cause collections from the defeased series to be used to buy ELIGIBLE INVESTMENTS rather than additional receivables.

REPORTS TO CERTIFICATEHOLDERS

        The servicer will provide to the trustee and each rating agency, by the third business day before each DISTRIBUTION DATE, a monthly report providing the following information:

        o the total amount of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES as of the end of that MONTHLY PERIOD,

        o the INVESTED AMOUNT for each series and the INVESTED AMOUNT allocated to each class,

        o      the FLOATING ALLOCATION PERCENTAGE and PRINCIPAL ALLOCATION
               PERCENTAGE,

        o the amount of collections of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES processed during that MONTHLY PERIOD and the portion allocated to the certificateholders' interest,

        o the total outstanding balance of accounts which were 30, 60, 90 and 120 days or more delinquent at the end of the MONTHLY PERIOD,

        o the DEFAULTED AMOUNT and the portion allocated to the certificateholders' interest,

        o the amount, if any, of charge-offs on the certificateholders' interest and the portion allocable to each class,

        o      the monthly servicing fee,

        o      the PORTFOLIO YIELD, and

        o      the BASE RATE.

        On each payment date, the monthly report will include the following additional information about the other outstanding series:

        o      the total amount distributed,

        o      the amount of principal distributed,

        o      the amount of interest distributed, and

        o the excess of unpaid principal balance over the INVESTED AMOUNT as of the RECORD DATE.

        On each DISTRIBUTION DATE the trustee will provide each certificateholder of record with a copy of the monthly report. The servicer and the trustee will not be required to provide any reports directly to beneficial owners. See "--Book-Entry Registration" for a general description of DTC procedures.

        On or before January 31 of each calendar year, the trustee will provide to any certificateholder of record during the preceding year a statement containing the information required to be given by an issuer of debt under the Internal Revenue Code along with any other customary information which is necessary to allow the certificateholders to prepare their tax returns. See "Tax Matters" for a detailed discussion.

LIST OF CERTIFICATEHOLDERS

        Certificateholders representing 10% or more of the total unpaid principal amount of the certificates of a series, or of all outstanding series, may request access to the current list of certificateholders of the series, or of all outstanding series, for purposes of communicating with other certificateholders about their rights under the POOLING AGREEMENT, any SERIES SUPPLEMENT or the certificates. See "--Book-Entry Registration" and "--Definitive Certificates" for a description of the circumstances in which Definitive Certificates may be issued.

        The POOLING AGREEMENT does not provide for any annual or other meetings of certificateholders.


                                ENHANCEMENT

        The related prospectus supplement will state if the trust provides enhancement for one or more classes of a series, including your series, offered by this prospectus. If so, any form of enhancement may be structured so as to be drawn upon by more than one class to the extent described in that prospectus supplement.

        The type, characteristics and amount of enhancement for any series or class:

        o will be determined based on several factors, including the characteristics of the receivables and accounts included in the trust portfolio as of the CLOSING DATE for that series and the desired rating for each class, and

        o will be established on the basis of requirements of each rating agency rating the certificates of that series or class.

        Enhancement may be in the form of:

        o the subordination of one or more classes of the certificates of a series,

        o the establishment of any cash collateral guaranty or account,

        o      a COLLATERAL INVESTED AMOUNT,

        o      a letter of credit,

        o      a surety bond,

        o      an insurance policy,

        o      a guaranteed rate agreement,

        o      a maturity guaranty facility,

        o      a tax protection agreement,

        o      an interest rate swap or cap,

        o      a spread account,

        o      a reserve account,

        o      the use of cross-support features, or

        o      any combination of the foregoing.

        Enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and/or payment of interest. If losses occur which exceed the amount covered by enhancement or which are not covered by enhancement, certificateholders will bear their allocable share of deficiencies.

        If enhancement is provided for a series or class of certificates, the related prospectus supplement will describe:

        o      the amount payable under the enhancement,

        o any additional conditions to payment under enhancement not described in this prospectus,

        o      the conditions, if any, under which:

             -    the amount payable under enhancement may be reduced, and

             -    enhancement may be ended or replaced, and

        o any material provision of any agreement relating to enhancement.

        The related prospectus supplement may also provide information about any enhancement provider, including:

        o      a brief description of its principal business activities,

        o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

        o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

        o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related prospectus supplement.

        The related prospectus supplement may specify if enhancement for a series may be available to pay principal of the series' certificates after EARLY AMORTIZATION EVENTS occur for that series. If so, the enhancement provider may have an interest in cash flows relating to the receivables, to the extent described in the related prospectus supplement.

SPECIFIC FORMS OF ENHANCEMENT

        The related prospectus supplement will also specify the manner and to what extent the following forms of enhancement or other enhancement applies to your series of certificates or any class of your series:

        SUBORDINATION

        One or more classes of certificates of any series may be subordinated as described in the related prospectus supplement to the extent necessary to fund payments on the senior certificates. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any DISTRIBUTION DATE for that series will be subordinated in right and priority to the rights of the holders of senior certificates, but only to the extent described in the related prospectus supplement. The related prospectus supplement may specify if subordination may apply only for some types of losses not covered by another enhancement. The related prospectus supplement will also provide information concerning:

        o the amount of subordination of a class or classes of subordinated certificates in a series,

        o      the circumstances in which subordination will be applicable,

        o the manner, if any, in which the amount of subordination will decrease over time, and

        o the conditions under which amounts available from payments that would otherwise be made to holders of subordinated certificates will be distributed to holders of senior certificates.

        If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying this cross-support feature.

        CASH COLLATERAL GUARANTY OR ACCOUNT

        Support for a series or one or more classes of certificates may be provided by:

        o a CASH COLLATERAL GUARANTY secured by the deposit of cash or some eligible investments in a CASH COLLATERAL ACCOUNT reserved for the beneficiaries of the CASH COLLATERAL GUARANTY, or

        o      a CASH COLLATERAL ACCOUNT alone.

        The amount available from the CASH COLLATERAL GUARANTY or the CASH COLLATERAL ACCOUNT will be the lesser of (1) amounts on deposit in the CASH COLLATERAL ACCOUNT and (2) an amount specified in the related prospectus supplement. The related prospectus supplement will describe the circumstances under which payments are made to beneficiaries of the CASH COLLATERAL GUARANTY from the CASH COLLATERAL ACCOUNT or from the CASH COLLATERAL ACCOUNT directly.

        COLLATERAL INVESTED AMOUNT

        An undivided interest in the trust called the COLLATERAL INVESTED AMOUNT, in an amount initially equal to the percentage of the certificates of a series specified in the prospectus supplement for that series, may initially provide support for a series or one or more classes of certificates. That series may also have the benefit of a CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT with an initial amount on deposit in that account, if any, as specified in the related prospectus supplement which will be increased to the extent:

        o TRC chooses, under the conditions specified in the related prospectus supplement, to apply principal collections allocable to the COLLATERAL INVESTED AMOUNT to decrease the COLLATERAL INVESTED AMOUNT,

        o principal collections allocable to the COLLATERAL INVESTED AMOUNT are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related prospectus supplement, and

        o excess finance charge collections are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related prospectus supplement.

        The total amount of enhancement available from the COLLATERAL INVESTED AMOUNT and, if applicable, the CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT will be the lesser of the sum of:

        o the COLLATERAL INVESTED AMOUNT and the amount on deposit in the CASH COLLATERAL ACCOUNT, and

        o      an amount specified in the related prospectus supplement.

        The related prospectus supplement will describe the circumstances under which:

        o payments which otherwise would be made to holders of the COLLATERAL INVESTED AMOUNT will be distributed to holders of certificates, and

        o      if applicable, payment will be made under the CASH
               COLLATERAL GUARANTY or under the CASH COLLATERAL ACCOUNT.

        LETTER OF CREDIT

        One or more letters of credit may provide support for a series or one or more classes of certificates. The letter of credit may provide limited protection against some losses in addition to or instead of other enhancement. The issuer of the letter of credit will be obligated to honor demands as to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and under the conditions specified in the related prospectus supplement.

        SURETY BOND OR INSURANCE POLICY

        A surety bond may be purchased for the benefit of the holders of any series or class of certificates to assure distributions of interest or principal for that series or class in the manner and amount specified in the related prospectus supplement.

        One or more insurance companies may provide insurance, to a series or one or more classes of certificates, to guarantee, for one or more classes of that series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

        SPREAD ACCOUNT

        Support for a series or one or more classes of certificates may be provided by the periodic deposit of available excess cash flow from the trust assets into a spread account, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related prospectus supplement.

        RESERVE ACCOUNT

        The establishment of a RESERVE ACCOUNT provides support for a series or one or more classes of certificates. The RESERVE ACCOUNT may be funded, to the extent provided in the related prospectus supplement, by:

        o      an initial cash deposit,

        o      the retention of excess cash,

        o periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including subordinated certificates,

        o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

        o      any combination of these items.

        The RESERVE ACCOUNT will assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related prospectus supplement.


                    THE POOLING AND SERVICING AGREEMENT

CONVEYANCE OF RECEIVABLES

        Under the POOLING AGREEMENT, TRC has transferred to the trust its interest in:

        o all receivables and proceeds existing on and after the CUT-OFF DATE in the initial accounts and all receivables and proceeds existing on and after each ADDITION DATE in any AUTOMATIC ADDITIONAL ACCOUNTS,

        o      any merchant fees and deferred billing fees,

        o      the RECEIVABLES PURCHASE AGREEMENT, and

        o      the BANK RECEIVABLES PURCHASE AGREEMENT.


        TRC must indicate in its computer records that the receivables from any transfer of receivables to the trust after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE, have been conveyed to the trust. TRC must also file all Uniform Commercial Code financing statements. TRC will then provide the trustee with a computer file, microfiche list or printed list containing an accurate and complete list of each initial account, ADDITIONAL ACCOUNT and SUPPLEMENTAL ACCOUNT showing:

        o      the account number,

        o      the total outstanding amount, and

        o      the total amount of PRINCIPAL RECEIVABLES.

        The physical documentation relating to the accounts or the receivables will not be stamped or marked to show the transfer of receivables to the trust. RNB will retain all other records or agreements about the accounts or the receivables.

ADDITION OF TRUST ASSETS

        Accounts will be designated to have their receivables added to the trust automatically as they are originated and the receivables in these accounts will be immediately sold by the CREDIT CARD ORIGINATOR to TCC. These receivables will then be sold by TCC to TRC and then transferred by TRC to the trust. Each AUTOMATIC ADDITIONAL ACCOUNT will be included as an account from the date it is created, and all existing and future receivables in these accounts will be transferred to the trust after being purchased by TRC.

        TRC may elect at any time to end or suspend the inclusion of accounts that would otherwise be AUTOMATIC ADDITIONAL ACCOUNTS by delivering to the trustee, the rating agencies and the servicer, 10 days' written notice of this election. TRC will be permitted to continue designating AUTOMATIC ADDITIONAL ACCOUNTS if the AGGREGATE ADDITION LIMIT would not be exceeded because of the inclusion of the AUTOMATIC ADDITIONAL ACCOUNTS as accounts. If the AGGREGATE ADDITION LIMIT would be exceeded, TRC will not be permitted to continue designating AUTOMATIC ADDITIONAL ACCOUNTS unless:

        o      the DEFAULT PERCENTAGE is less than 10.5%, and

        o the PAYMENT RATE PERCENTAGE is greater than or equal to 10.0%, and

        o the TRUST PORTFOLIO YIELD less the BASE RATE (three month average) is greater than or equal to 1.5%.

In any event, the number of accounts to be included as AUTOMATIC ADDITIONAL ACCOUNTS for the related six-month period must be less than or equal to 30% of the number of accounts as of the first day of the six-month period, unless such inclusion will not cause a RATINGS EFFECT.

        TRC intends to continue automatically adding accounts. If TRC stops the automatic designation of new accounts, TRC will not restart designating AUTOMATIC ADDITIONAL ACCOUNTS until a date specified in a written notice given by TRC to the trustee. TRC will specify in the notice that on the RESTART DATE the conditions described above will be satisfied on the RESTART DATE.

        The AGGREGATE ADDITION LIMIT is intended to limit the extent to which TRC, by designating AUTOMATIC ADDITIONAL ACCOUNTS, may alter the composition of the accounts without rating agency consent.

        TRC must make an addition to the trust on the required designation date if, on the last business day of any MONTHLY PERIOD, either:

        o the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, is less than the REQUIRED RETAINED TRANSFEROR AMOUNT, or

        o the amount of PRINCIPAL RECEIVABLES in the trust is less than the REQUIRED PRINCIPAL BALANCE.

        TRC will not be required to add receivables in ADDITIONAL ACCOUNTS if the TRANSFEROR AMOUNT, excluding the interest represented by any SUPPLEMENTAL CERTIFICATE, equals or exceeds the REQUIRED RETAINED
TRANSFEROR AMOUNT or the total amount of PRINCIPAL RECEIVABLES in the trust equals or exceeds the REQUIRED PRINCIPAL BALANCE before the proposed ADDITION DATE.

        The receivables to be added will be from receivables generated from accounts owned by RNB or another CREDIT CARD ORIGINATOR. Alternatively, PARTICIPATIONS or certificates of undivided interests in a pool of assets primarily from open end credit card receivables originated by RNB or another CREDIT CARD ORIGINATOR may be added to the trust. These PARTICIPATION INTERESTS may, for example, include rights in TRC's interests in other trusts which have as their primary assets open end credit card receivables originated by RNB or another CREDIT CARD ORIGINATOR. Any PARTICIPATION INTERESTS transferred to the trust must be registered under the Securities Act or held for at least the Securities Act Rule 144(k) holding period before transfer to the trust. PARTICIPATION INTERESTS can be added to the trust only upon satisfaction of the conditions specified in the POOLING AGREEMENT. There are currently no PARTICIPATION INTERESTS held by the trust.

        In connection with an addition of a SUPPLEMENTAL ACCOUNT or PARTICIPATION INTEREST, RNB or another CREDIT CARD ORIGINATOR may sell to TCC or TRC, TCC if it has purchased will then sell to TRC and TRC will then transfer to the trust the receivables from these accounts on the following conditions:

        o on or before the tenth business day before any addition, TRC has given the trustee, the servicer, each rating agency and the enhancement providers, if any, written notice that the receivables from SUPPLEMENTAL ACCOUNTS or PARTICIPATION INTERESTS will be included as trust assets,

        o for SUPPLEMENTAL ACCOUNTS, on or before the date the receivables are added to the trust, TRC has delivered to the trustee a written assignment and a computer file, microfiche list or printed list containing a true and complete list of these SUPPLEMENTAL ACCOUNTS specifying for each account its account number, the total amount outstanding in the account and the total amount of PRINCIPAL RECEIVABLES outstanding in the account,

        o for an addition other than a required addition, TRC has received confirmation from each rating agency that the addition will not result in a RATINGS EFFECT,

        o for a required addition which exceeds the AGGREGATE ADDITION LIMIT, TRC has provided Standard & Poor's at least 10 business days' written notice of each addition and Standard & Poor's has notified TRC that the addition will not result in a RATINGS EFFECT, and

        o on or before the date any receivables or PARTICIPATION INTERESTS are added to the trust, TRC has delivered to the trustee and enhancement providers, if any, a certificate of an authorized officer stating that:

             -    the SUPPLEMENTAL ACCOUNTS are eligible accounts, and

             - TRC reasonably believes that:

             o the addition will not cause an EARLY AMORTIZATION EVENT for any series based on the facts known to the officer at the time of the certification, and

             o no selection procedure was used by TRC that would result in a selection of SUPPLEMENTAL ACCOUNTS, from the available eligible accounts owned by RNB, that would have a result that would be materially less favorable to the interests of the certificateholders of any series on the date of the addition than a random selection.

        TRC may direct that the PRINCIPAL RECEIVABLES in the ADDITIONAL ACCOUNTS be treated as outstanding on the last day of the MONTHLY PERIOD preceding the MONTHLY PERIOD in which the addition is made for purposes of calculating FLOATING ALLOCATION PERCENTAGES and PRINCIPAL ALLOCATION PERCENTAGES. This direction may be made on the ADDITION DATE only if all collections from the ADDITIONAL ACCOUNTS for the current MONTHLY PERIOD are deposited in the COLLECTION ACCOUNT.

        Following any addition, the servicer will distribute collections to the certificateholders' interest of each series and the TRANSFEROR AMOUNT for the balance of that MONTHLY PERIOD, including the collections deposited on the ADDITION DATE. Each interest receives the same distribution of FINANCE CHARGE RECEIVABLES, PRINCIPAL RECEIVABLES and DEFAULTED AMOUNTS that it would have received if the ADDITIONAL ACCOUNTS had been included in the trust for the entire MONTHLY PERIOD in which the addition occurred.

        RNB or its affiliates may originate or acquire portfolios of open end credit card accounts. The receivables in an acquired portfolio, or a PARTICIPATION INTEREST, may be sold to TCC, and later sold to TRC and then transferred to the trust. These sales must meet the conditions for additions of SUPPLEMENTAL ACCOUNTS or PARTICIPATION INTERESTS.

        ADDITIONAL ACCOUNTS or PARTICIPATION INTERESTS may include accounts originated using criteria different from those that were applied to the initial accounts. These accounts may have been originated at a later date or may have been part of a portfolio of open end credit card accounts that were not part of the RNB portfolio as of the CUT-OFF DATE. Some of these accounts may have been acquired from other institutions. ADDITIONAL ACCOUNTS and accounts included in PARTICIPATION INTERESTS may not be of the same type as those previously included in the trust. For these reasons, there can be no assurance that the ADDITIONAL ACCOUNTS or PARTICIPATION INTERESTS will be of the same credit quality or have the same payment characteristics as the initial accounts or the ADDITIONAL ACCOUNTS previously included in the trust.

        ADDITIONAL ACCOUNTS of a type different from the initial accounts may consist of fees, charges and amounts that are different from the FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES in the initial RNB portfolio. PARTICIPATION INTERESTS may be added to the trust. The servicer will designate the portions of funds collected or to be collected for these receivables or PARTICIPATION INTERESTS to be treated for purposes of the POOLING AGREEMENT as PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES.

REMOVAL OF ACCOUNTS

        TRC has the right to require reassignment to itself, or another company designated by it, of all of the trust's rights in and to the receivables from REMOVED ACCOUNTS or PARTICIPATION INTERESTS under the following conditions:

        o on or before ten business days before the removal date, TRC gives the trustee, the servicer, each rating agency and any enhancement provider written notice of the removal including the date for removal of the REMOVED ACCOUNTS and PARTICIPATION INTERESTS,

        o on or before ten business days after the removal date, TRC delivers to the trustee a computer file, microfiche list or printed list containing an accurate and complete list of the REMOVED ACCOUNTS specifying the account number, the total amount outstanding in the account and the total amount of PRINCIPAL RECEIVABLES outstanding in the account,

        o TRC will represent and warrant that as of the removal date the list of REMOVED ACCOUNTS delivered to the trustee is accurate and complete in all material respects,

        o TRC receives confirmation from each rating agency that the removal will not result in a RATINGS EFFECT,

        o TRC delivers to the trustee and any enhancement provider entitled under the SERIES SUPPLEMENT a certificate of an authorized officer, dated the removal date, stating that TRC reasonably believes that:

             - the removal will not cause an EARLY AMORTIZATION EVENT to occur for any series based on the facts then known to such officer, and

             - no selection procedure materially adverse to the interests of the certificateholders has been used in removing REMOVED ACCOUNTS from any pool of accounts or PARTICIPATION INTERESTS of a similar type, and

        o TRC pays the fair market value of the receivables in the REMOVED ACCOUNTS to the trust.

        The removal can occur for a number of reasons including a determination by TRC that the trust contains more receivables than TRC is obligated to retain in the trust under the POOLING AGREEMENT and any SERIES SUPPLEMENTS and a determination that TRC does not desire to obtain additional financing through the trust at that time.

        After satisfying the above conditions, the trustee will execute and deliver to TRC or its designee a written reassignment. The trustee will then be considered to sell, transfer, assign, set over and otherwise convey to TRC or its designee, all of its rights in the receivables arising in the REMOVED ACCOUNTS or PARTICIPATION INTERESTS.

        Also, on the date when any receivable in an account becomes a DEFAULTED RECEIVABLE, the trustee will automatically transfer to TRC, all of its rights to the DEFAULTED RECEIVABLES, any FINANCE CHARGE RECEIVABLES which have been charged off as uncollectible in that account, and all monies due or to become due and proceeds in that account. Each account with a DEFAULTED RECEIVABLE will be a REMOVED ACCOUNT and the date for removal will be the first date that any receivable in that account became a DEFAULTED RECEIVABLE. Collections received from the cardholder or from the sale of the defaulted account will be treated as collections of PRINCIPAL RECEIVABLES.

REPRESENTATIONS AND WARRANTIES

        On the CLOSING DATE, TRC will represent and warrant to the trust that:

        o on the CUT-OFF DATE for each initial account, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT, each account that TRC classifies as an "eligible account" will satisfy the requirements of an eligible account,

        o on the CUT-OFF DATE for each initial account, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT, each receivable that TRC classifies as an "eligible receivable" will satisfy the requirements of an ELIGIBLE RECEIVABLE, and

        o on the date of creation of any new receivable, that receivable will be an ELIGIBLE RECEIVABLE.

        A receivable will be designated an INELIGIBLE RECEIVABLE and will be assigned a principal balance of zero for the purpose of determining the total amount of PRINCIPAL RECEIVABLES on any day that any representation or warranty of TRC is not true and correct in any material respect for any receivables transferred to the trust by TRC and, as a result:

        o      the receivables become DEFAULTED RECEIVABLES, or

        o the trust's rights in and to those receivables or the proceeds of those receivables are impaired or are not available to the trust free and clear of any lien.

        TRC may cure any breach of a representation or warranty of eligibility within 60 days after the earlier to occur of the discovery by TRC or the receipt by TRC of written notice given by the trustee of the breach. These receivables will not be considered INELIGIBLE RECEIVABLES and these PRINCIPAL RECEIVABLES will be included in determining the total PRINCIPAL RECEIVABLES in the trust if, on any day before the end of the period:

        o the relevant representation and warranty is true and correct in all material respects as if made on that day, and

        o TRC has delivered to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the representation and warranty became true and correct.

        On and after the date of its designation as an INELIGIBLE RECEIVABLE, each INELIGIBLE RECEIVABLE will not be given credit in determining the total amount of PRINCIPAL RECEIVABLES used to calculate the TRANSFEROR AMOUNT, the FLOATING ALLOCATION PERCENTAGE and the PRINCIPAL ALLOCATION PERCENTAGE. On the first DISTRIBUTION DATE following the MONTHLY PERIOD in which the reassignment obligation arises, TRC will deposit into the SPECIAL FUNDING ACCOUNT an amount equal to the REQUIRED RETAINED TRANSFEROR AMOUNT less the TRANSFEROR AMOUNT (which has been reduced by the amount of the INELIGIBLE RECEIVABLE and which excludes the interest represented by any SUPPLEMENTAL CERTIFICATE). The payment of the deposit amount will be considered payment in full of all of the INELIGIBLE RECEIVABLES. The obligation of TRC to make these deposits is the sole remedy for any breach of the representations and warranties for the receivable available to certificateholders of any series, the trustee on behalf of certificateholders, or any enhancement provider.

        TRC will also make representations and warranties to the trust that as of the CLOSING DATE:

        o it is a corporation validly existing and in good standing under the laws of the State of Minnesota,

        o it has the authority to consummate the transactions contemplated by the POOLING AGREEMENT and the related SERIES SUPPLEMENT and each of these agreements constitutes a valid, binding and enforceable agreement of TRC,

        o the transfer of receivables by it to the trust under the POOLING AGREEMENT is either a valid transfer and assignment to the trust of all right, title and interest of TRC in and to the receivables and the proceeds or the grant of a security interest under the UCC in the receivables, and

        o the transfer of the proceeds for each receivable then existing on the date of its transfer to the trust or, for each receivable arising later, upon its creation, is either:

             - a valid transfer and assignment to the trust of all right, title and interest of TRC in and to the proceeds, or

             - the grant of a security interest under the UCC in the proceeds,

               which will be enforceable in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a suit at law or in equity.

        If TRC breaches these representations and warranties and that breach has a material adverse effect on the certificateholders' interest in the receivables, either:

        o the trustee or the holders of certificates evidencing not less than 50% of the total unpaid principal amount of the certificates of all series, by written notice to TRC and the servicer and to the trustee, may direct TRC to accept the reassignment of the receivables transferred to the trust by TRC within 60 days of the notice, or within a longer period specified in the notice, or

        o the receivables will not be reassigned to TRC if, on any day before the end of a 60-day or longer period:

             - the relevant representation and warranty is true and correct in all material respects as if made on that day, and

             - TRC has delivered to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

        TRC must accept the reassignment of these receivables on the first DISTRIBUTION DATE following the MONTHLY PERIOD in which the reassignment obligation arises. The price for the reassignment will equal:

        o      the total INVESTED AMOUNT for all outstanding series,

        o amounts invested by enhancement providers, if any, of all series on the DISTRIBUTION DATE on which the purchase is scheduled to be made,

        o      interest payable to certificateholders on that DISTRIBUTION
               DATE,

        o any interest amounts that were due but not paid on an earlier DISTRIBUTION DATE, and

        o interest on the overdue interest amounts, if the applicable SERIES SUPPLEMENT so provides, at the applicable CERTIFICATE RATES through the day before that DISTRIBUTION DATE.

        The payment of the reassignment price will be considered a payment in full of the receivables and those funds will be deposited into the COLLECTION ACCOUNT. If the trustee or the required percentage of certificateholders of all series gives a notice, the obligation of TRC to make any deposit will be the only remedy for a breach of the representations and warranties available to certificateholders of all series, the trustee on behalf of these certificateholders, or any enhancement provider.

        An eligible account is an open end credit card account, which is not a commercial account, owned by the CREDIT CARD ORIGINATOR as of the CUT-OFF DATE for the initial account, on the date of creation for an AUTOMATIC ADDITIONAL ACCOUNT, or as of the ADDITION CUT-OFF DATE for a SUPPLEMENTAL ACCOUNT, and:

        o is in existence and serviced at the facilities of the CREDIT CARD ORIGINATOR or any of its affiliates,

        o      is payable in United States dollars,

        o has not been identified as an account where the credit cards were reported to the CREDIT CARD ORIGINATOR as lost or stolen,

        o has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person unless the pledge or assignment is released on or before the CLOSING DATE or the ADDITION DATE,

        o      lacks any receivables that are DEFAULTED RECEIVABLES,

        o lacks any receivables that have been identified as having been incurred because of fraudulent use of any related credit card, and

        o has a cardholder who has provided as his or her billing address, an address located in the United States or its territories or possessions or a United States military address, except, as of any date of determination, up to 4% of the number of accounts in the trust portfolio may have cardholders who have provided addresses outside of that jurisdiction.

        As to a SUPPLEMENTAL ACCOUNT, the addition of this account, other than a required addition, would not have a RATINGS EFFECT.

        An ELIGIBLE RECEIVABLE is a receivable:

        o      which was created in an eligible account,

        o which was created under the CREDIT CARD GUIDELINES and all requirements of law, and under a cardholder agreement which follows all requirements of law which may apply to the CREDIT CARD ORIGINATOR; provided, however, any failure to follow such laws would have a material adverse effect on certificateholders,

        o which has obtained or received all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required for the creation of the receivable or the execution, delivery and performance by the CREDIT CARD ORIGINATOR of the related credit card agreement and such items are in full force and effect as of the date of the creation of the receivable,

        o to which TRC or the trust has good title free and clear of all liens and security interests at the time of its transfer to the trust, other than any lien for municipal or other local taxes,

        o which has been validly transferred and assigned from TRC to the trust or was granted a security interest,

        o which is the legal, valid and binding payment obligation of the cardholder at and after the time of transfer to the trust, legally enforceable against the cardholder under its terms,

        o which is recognized as an "account," a "general intangible" or "chattel paper" as defined in Article 9 of the UCC,

        o which has not been waived or modified at the time of its transfer to the trust, except as permitted by the POOLING AGREEMENT,

        o which is not under any right of rescission, setoff, counterclaim or other defense of the cardholder at the time of its transfer to the trust, including the defense of usury, other than bankruptcy or other debtor relief and equity-related defenses and adjustments permitted by the POOLING AGREEMENT to be made by the servicer,

        o for which TRC has satisfied all obligations to be fulfilled at the time it is transferred to the trust, and

        o for which TRC has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the trust, impair the rights of the trust or the certificateholders.

        It is not required or anticipated that the trustee will make any initial or periodic general examination of any documents or records of the receivables or the accounts for the purpose of:

        o      establishing the presence or absence of defects,

        o ensuring compliance with TRC's representations and warranties, or

        o      for any other purpose.

        In addition, it is not anticipated or required that the trustee make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the POOLING AGREEMENT or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel as to the validity of the interest of the trust in and to the receivables and other components of the trust.

INDEMNIFICATION

        The POOLING AGREEMENT provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained, from the servicer's actions or omissions relating to the trust.

        Under the POOLING AGREEMENT, TRC and any holder of the TRANSFEROR CERTIFICATE, excluding any SUPPLEMENTAL CERTIFICATE or PARTICIPATION, have agreed to be liable directly to an indemnitee for the entire amount of any losses, claims, damages or liabilities relating to or based on:

        o      the arrangement created by the POOLING AGREEMENT, or

        o      the actions of the servicer

taken as though the POOLING AGREEMENT created a partnership under the Delaware Revised Uniform Partnership Act in which TRC and any holder were general partners, to the extent that the trust assets that would remain after the certificateholders and enhancement providers, if any, were paid in full would be insufficient to pay those amounts.

        This liability for losses, claims, damages or liabilities excludes those incurred by a certificateholder in the capacity of an investor in the certificates of any series because of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of certificates. The servicer will indemnify and hold harmless TRC and any holder of a TRANSFEROR CERTIFICATE, excluding any SUPPLEMENTAL CERTIFICATE or PARTICIPATION, for any losses, claims, damages and liabilities of TRC and the holder relating to the actions or omissions of the servicer.

        Except as already mentioned, none of TRC, any holder of the TRANSFEROR CERTIFICATE, the servicer or any of their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the holders of certificates of any series, any enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the POOLING AGREEMENT. However, none of TRC, any holder of the TRANSFEROR CERTIFICATE, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any person in the performance of their duties or by reason of reckless disregard of the person's obligations and duties under the POOLING AGREEMENT.

        The servicer is also not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the POOLING AGREEMENT. The servicer may, in its own discretion, undertake any legal action which it may believe is necessary or desirable for the benefit of holders of certificates of any series relating to the POOLING AGREEMENT and the rights and duties of the parties to that agreement and the interest of those certificateholders.

COLLECTION AND OTHER SERVICING PROCEDURES

        The servicer is responsible for servicing, collecting, enforcing and administering the receivables under the CREDIT CARD GUIDELINES.

        Servicing activities to be performed by the servicer include:

        o      collecting and recording payments,

        o      communicating with cardholders,

        o      collection activities for delinquent accounts,

        o evaluating the increase of credit limits and the issuance of credit cards,

        o providing billing and tax records, if any, to cardholders, and

        o      maintaining internal records to each account.

        Managerial and custodial services performed by the servicer on behalf of the trust include:

        o providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee under the POOLING AGREEMENT,

        o maintaining the agreements, documents and files relating to the accounts and receivables under the credit guidelines as custodian for the trust, and

        o providing data processing and reporting services for certificateholders of any series and on behalf of the trustee.

        Under the POOLING AGREEMENT, RNB, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to any third-party service providers that agree to conduct RNB's servicing duties under the POOLING AGREEMENT and the CREDIT CARD GUIDELINES.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        As compensation for its servicing activities and as reimbursement for its expenses for any MONTHLY PERIOD, the servicer will receive a servicing fee payable monthly on each DISTRIBUTION DATE in an amount equal to one-twelfth of the product of:

        o the weighted average of the servicing fee rate as specified in the applicable SERIES SUPPLEMENT, and

        o the amount of PRINCIPAL RECEIVABLES in the trust on the last day of the previous MONTHLY PERIOD.

        The share of the servicing fee for any particular series and the amount invested by any enhancement provider, if any, will be determined by the provisions of the applicable SERIES SUPPLEMENT. The share of the servicing fee for any MONTHLY PERIOD not allocated to a particular series will be paid from amounts allocated to the holder of the TRANSFEROR CERTIFICATE and any holder of a PARTICIPATION on that DISTRIBUTION DATE. None of the trust, the trustee, the certificateholders of any series or any enhancement provider will be directly liable to pay the share of the servicing fee for any MONTHLY PERIOD to be paid by any holder of the TRANSFEROR CERTIFICATE or any holder of a PARTICIPATION.

        Each month, the servicer will pay from its servicing compensation any expenses incurred in connection with servicing the receivables including:

        o      expenses related to the enforcement of the receivables,

        o payment of the fees and disbursements of the trustee and independent accountants, and

        o other fees that are not expressly stated in the POOLING AGREEMENT to be payable by the trust, the certificateholders of a series or TRC (except federal, state, local and foreign income, franchise or other taxes or any interest or penalties imposed upon the trust).

        If RNB is acting as servicer and fails to pay the fees and disbursements of the trustee, the trustee will be entitled to receive the portion of the servicing fee that is equal to the unpaid amounts. Certificateholders will not be liable to the trustee for the servicer's failure to pay those amounts, and any amounts so paid to the trustee will be treated as paid to the servicer for all other purposes of the POOLING AGREEMENT.

SERVICER COVENANTS

        In the POOLING AGREEMENT, the servicer covenants that:

        o it will duly fulfill all obligations on its part to be fulfilled under or relating to the receivables and the related accounts, and will maintain in effect all qualifications required by law to service the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the interests of the certificateholders,

        o under the POOLING AGREEMENT, it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and under the CREDIT CARD GUIDELINES,

        o it will not do, or omit to do, anything that would substantially impair the rights of the certificateholders in any receivable or account,

        o it will not reschedule, revise or defer payments due on the receivables except in the ordinary course of its business and under the CREDIT CARD GUIDELINES, and

        o except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument, except an instrument that, together with one or more other writings, constitutes chattel paper, and if any receivable is so evidenced, it will be reassigned or assigned to the servicer.

        If any of the representations, warranties or covenants of the servicer for any receivable or the related account are breached the servicer can cure the breach within 60 days of the earlier to occur of the discovery of that breach by the servicer or receipt by the servicer of written notice of that breach given by the trustee. The trustee, however, may agree to a cure period of up to 150 days. If the breach is not cured, all receivables in the account or accounts to which the breach relates will be reassigned or assigned to the servicer if because of the breach the trust's rights in and to any of the receivables are impaired or the proceeds are not available to the trust free and clear of any lien.

        Receivables will not be reassigned or assigned to the servicer if the breach is cured such that the relevant representation and warranty is true and correct, or the relevant covenant has been complied with, in all material respects. The servicer must deliver to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the breach was cured.

        Any assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivable in the COLLECTION ACCOUNT on the business day before the DISTRIBUTION DATE after the MONTHLY PERIOD during which the obligation arises. The amount of the deposit will be treated as SHARED PRINCIPAL COLLECTIONS. This reassignment or transfer and assignment to the servicer is the only remedy available to the certificateholders of any series if a covenant or warranty of the servicer is not satisfied. The trust's interest in any reassigned receivables will be automatically assigned to the servicer. See "Description of the Certificates--Shared Principal Collections and Transferor Principal Collections" for more information about these collections.

CERTAIN MATTERS REGARDING THE SERVICER

        The servicer may not resign from its obligations and duties under the POOLING AGREEMENT, except:

        o on the determination that its duties are no longer permissible under applicable law, or

        o as may be required for any merger or consolidation of the servicer or the conveyance or transfer of all or substantially all of the servicer's assets.

        No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the POOLING AGREEMENT. RNB may also transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the POOLING AGREEMENT.

        Any person with whom the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the POOLING AGREEMENT.

SERVICER DEFAULT

        A SERVICER DEFAULT refers to:

        o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee as required by the POOLING AGREEMENT or any SERIES SUPPLEMENT on or before the date occurring five business days after the date the payment, transfer or deposit or instruction or notice is required to be made or given,

        o failure by the servicer to observe or perform any other covenants or agreements of the servicer as described in the POOLING AGREEMENT or any SERIES SUPPLEMENT which has a material adverse effect on the interests of the certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied,

        o delegation by the servicer of its duties under the POOLING AGREEMENT in a manner not permitted by the POOLING
               AGREEMENT, which delegation continues unremedied for 15 days after the date written notice was given to the servicer requiring that the situation be remedied,

        o any representation, warranty or certification made by the servicer in the POOLING AGREEMENT or any SERIES SUPPLEMENT or in any certificate delivered under the POOLING AGREEMENT or any SERIES SUPPLEMENT which proves to have been incorrect when made, and has a material adverse effect on the rights of the certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied, or

        o the occurrence of some events of bankruptcy, insolvency or receivership of the servicer.

        If the delay or failure was caused by an act of God or other similar occurrence and could not be prevented by the use of reasonable diligence, the servicer is allowed an additional 60 days to remedy the situation, however, in the case of a failure to make payment, transfer or deposit, or notice, the servicer is allowed an additional five days to remedy the situation before a servicer default occurs.

        The servicer agrees to provide the trustee, each rating agency, enhancement providers, if any, the holder of the TRANSFEROR CERTIFICATE and the certificateholders of each series with a description of any failure or delay by it to perform its obligation, together with its notice to the trustee. The servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner after a servicer default occurs.

        If a SERVICER DEFAULT occurs, the trustee may end all of the rights and obligations of the servicer under the POOLING AGREEMENT by sending a termination notice, in writing, to the servicer. Certificateholders holding certificates comprising more than 50% of the total unpaid principal amount of all outstanding series may also end all the rights and obligations of the servicer under the POOLING AGREEMENT by sending termination notices, in writing, to the servicer, the trustee and to any enhancement providers. If the trustee within 60 days of receipt of a termination notice is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer's certificate stating that the servicer cannot in good faith cure the SERVICER DEFAULT that gave rise to the termination notice, then the trustee will offer TRC the right at its option to purchase the certificateholders' interest for all series. The purchase price for the purchase will be paid on the DISTRIBUTION DATE occurring in the month after receipt of the termination notice and will equal, after allowing for any deposits and distributions to be made on that DISTRIBUTION DATE, the PORTFOLIO REASSIGNMENT PRICE.

        The trustee will appoint a successor servicer after giving a termination notice. All rights, authority, power and obligations of the servicer under the POOLING AGREEMENT will pass to and be vested in the trustee if:

        o      no successor servicer is appointed by the trustee, or

        o no successor servicer has accepted the appointment by the time the servicer stops acting as servicer.

        Before any successor servicer is appointed, the trustee will seek to obtain bids from potential servicers meeting eligibility requirements described in the POOLING AGREEMENT to serve as a successor servicer for servicing compensation not more than the servicing fee. The rights and interest of TRC as holder of the TRANSFEROR CERTIFICATE will not be affected by any termination notice or appointment of a successor servicer.

EVIDENCE AS TO COMPLIANCE

        The POOLING AGREEMENT requires the servicer to furnish an annual report prepared by a firm of nationally recognized independent public accountants stating:

        o that the firm has applied some procedures agreed upon with the servicer and examined specified documents and records relating to the servicing of the accounts during the servicer's preceding fiscal year, and

        o that, on the basis of the agreed upon procedures, nothing came to the attention of the firm that caused them to believe that the servicing was not conducted in compliance with the POOLING AGREEMENT and the applicable provisions of each SERIES SUPPLEMENT except for exceptions or errors as the firm believes to be immaterial and any other exceptions as described in the report.

        The POOLING AGREEMENT requires TRC to deliver to the trustee, each rating agency and enhancement providers, if any, an annual statement stating that the servicer has performed its obligations in all material respects under the POOLING AGREEMENT throughout the preceding fiscal year. If there has been a default in the performance of any obligation during the preceding year, the annual statement will specify the nature and status of the default.

        Both the report and the statement are expected to be provided within ninety days after the fiscal year ending on _________________________ of each calendar year. Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

AMENDMENTS

        The POOLING AGREEMENT and each SERIES SUPPLEMENT may be amended without the consent of the certificateholders of any series to:

        o add covenants, restrictions or conditions of the transferor as considered by TRC's board of directors and the trustee to be for the benefit or protection of the certificateholders,

        o make the occurrence, or the occurrence and continuance, of a default in any additional covenants, restrictions or conditions a default or EARLY AMORTIZATION EVENT and to provide for grace periods, immediate enforcement or limits on available remedies to the added default,

        o fix any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision,

        o      surrender any right or power of the transferor,

        o      issue a SUPPLEMENTAL CERTIFICATE or PARTICIPATION,

        o      add a PARTICIPATION INTEREST to the trust,

        o      designate an additional transferor,

        o provide additional enhancement for the benefit of certificateholders of any series,

        o enable the trust or a portion of the trust to elect to qualify as a financial asset securitization investment trust or comparable tax entity for the securitization of financial assets, or

        o add, change or eliminate any provisions or modify in any manner the rights of certificateholders of any series then issued and outstanding, only if:

             - the transferor delivers to the trustee a certificate of an authorized officer stating that the transferor reasonably believes based on facts then known that the amendment will not adversely affect in any material respect the interests of any certificateholder,

             - except for adding covenants, restrictions or conditions and fixing any ambiguity or correcting or supplementing a provision or surrendering any right or power of the transferor, the amendment will not result in a RATINGS EFFECT, and

             -    a tax opinion is provided.

        The POOLING AGREEMENT and each SERIES SUPPLEMENT may also be amended at any time by the transferor, the servicer and the trustee with the consent of the holders of certificates that represent at least 66 2/3% of the total unpaid principal amount of the certificates of all adversely affected series. Any amendment may add any provisions, change or eliminate any provisions, or modify in any manner the rights of the certificateholders in the affected series.

        However, without the consent of each affected certificateholder, no amendment may:

        o reduce the amount of or delay the timing of any distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any enhancement except to amend the terms of an EARLY AMORTIZATION EVENT,

        o change the definition or the manner of calculating the interest on any certificate, or

        o      reduce the percentage required to consent to any amendment.

        The trustee will provide written notice of the substance of any amendment requiring the consent of certificateholders. The notice will be sent to each certificateholder as soon as possible after any amendment becomes effective.

TRUSTEE

        Norwest Bank Minnesota, National Association is the trustee under the POOLING AGREEMENT. The Corporate Trust Department of the trustee is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069.

        The trustee and its affiliates may:

        o enter into normal banking and trust relationships with the transferor, the servicer and their affiliates,

        o hold certificates of any series in its name but will not be allowed to participate in any decisions or instructions to be given to the trust by certificateholders as a group,

        o appoint a co-trustee or separate trustees for all or any part of the trust, or

        o      resign at any time.

        If the trustee appoints a co-trustee or separate trustees, all rights, powers, duties and obligations of the trustee will be conferred or imposed on the trustee and each separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, those rights, powers, duties and obligations will be conferred or imposed on each separate trustee or co-trustee individually. If so, each separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations only at the direction of the trustee.

        If the trustee resigns, TRC will be required to appoint a successor trustee. The trustee may also be removed by the servicer if the trustee becomes ineligible to continue as a trustee under the POOLING AGREEMENT or if the trustee becomes insolvent. The servicer will then be required to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

TERMINATION OF THE TRUST

        Unless TRC instructs the trustee otherwise, the trust will end on the TRUST TERMINATION DATE. Once the trust has ended, all right, title and interest in and to the receivables and other funds of the trust will be conveyed and transferred to the holder of the TRANSFEROR CERTIFICATE, any SUPPLEMENTAL CERTIFICATE and any PARTICIPATION except for amounts in accounts maintained by the trust for the final payment of principal and interest to certificateholders.


                  THE BANK RECEIVABLES PURCHASE AGREEMENT
                   AND THE RECEIVABLES PURCHASE AGREEMENT

        The transfers of the receivables from RNB to TCC and from TCC to TRC before being transferred to the trust are governed by the BANK RECEIVABLES PURCHASE AGREEMENT and the RECEIVABLES PURCHASE AGREEMENT. The BANK RECEIVABLES PURCHASE AGREEMENT governs the transfer from RNB to TCC. The RECEIVABLES PURCHASE AGREEMENT governs the transfer of the receivables from TCC to TRC. TRC could also enter into other purchase agreements directly with CREDIT CARD ORIGINATORS.

SALE OF THE RECEIVABLES

        BANK RECEIVABLES PURCHASE AGREEMENT. Under the BANK RECEIVABLES PURCHASE AGREEMENT, RNB sold to TCC all of its right, title and interest in and to:

        o the receivables existing at the close of business on the CUT-OFF DATE and later created at any time from the initial accounts until the end of the trust,

        o the receivables existing on each ADDITION DATE and later created at any time from any AUTOMATIC ADDITIONAL ACCOUNTS until the end of the trust,

        o      any merchant fees and deferred billing fees,

        o all recoveries from the initial accounts and from the AUTOMATIC ADDITIONAL ACCOUNTS,

        o      all recoveries from specific DEFAULTED RECEIVABLES, and

        o all monies due or to become due, all amounts received, and all proceeds under the BANK RECEIVABLES PURCHASE AGREEMENT.

        In connection with any sale of the receivables to TCC after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE, RNB will indicate in its computer files or other relevant microfiche or printed records that the receivables were sold to TCC by RNB and that these receivables have been sold by TCC to TRC and then transferred by TRC to the trust. Additionally, RNB will provide to TCC a computer file, a microfiche list or a printed list containing an accurate and complete list showing each account identified by account number and by total outstanding balance on each account as of the AUTOMATIC ADDITION TERMINATION DATE, the AUTOMATIC ADDITION SUSPENSION DATE or the ADDITION CUT-OFF DATE.

        RNB will also indicate in its computer files or other records that receivables in REMOVED ACCOUNTS have been repurchased by RNB. The records and agreements of the accounts and receivables are not segregated by RNB from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the receivables to TCC. The computer records, other relevant microfiche or printed records of RNB will be marked to evidence the sale or transfer after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE. TCC, as purchaser, has filed one or more UCC financing statements meeting the requirements of state law in the jurisdictions which are necessary to perfect the transfer of the receivables. See "Legal Aspects of the Receivables" for more discussion.

        Under the BANK RECEIVABLES PURCHASE AGREEMENT, RNB will be required to, and TCC is required to cause RNB to, designate SUPPLEMENTAL ACCOUNTS under the POOLING AGREEMENT to be included as trust accounts. See "The Pooling and Servicing Agreement--Addition of Trust Assets" for information on the conditions to any addition of accounts.

        RECEIVABLES PURCHASE AGREEMENT. Under the RECEIVABLES PURCHASE AGREEMENT, TCC sold to TRC all of its right, title and interest in and to:

        o the receivables existing at the close of business on the CUT-OFF DATE and later created at any time from the initial accounts until the end of the trust,

        o the receivables existing on each ADDITION DATE and later created at any time from any AUTOMATIC ADDITIONAL ACCOUNTS until the end of the trust,

        o      any merchant fees and deferred billing fees,

        o all recoveries from the initial accounts and from the AUTOMATIC ADDITIONAL ACCOUNTS,

        o      all recoveries from specific DEFAULTED RECEIVABLES,

        o all monies due or to become due, all amounts received, and all proceeds under the RECEIVABLES PURCHASE AGREEMENT, and

        o      the BANK RECEIVABLES PURCHASE AGREEMENT.

        In connection with any sale of the receivables to TRC after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE, TCC will indicate in its computer files or other relevant microfiche or printed records that the receivables were sold to TRC by TCC and that these receivables were then transferred by TRC to the trust. Additionally, TCC will provide to TRC a computer file, a microfiche list or a printed list containing an accurate and complete list showing each account identified by account number and by total outstanding balance on each account as of the AUTOMATIC ADDITION TERMINATION DATE, the AUTOMATIC ADDITION SUSPENSION DATE or the ADDITION CUT-OFF DATE.

        TCC will also indicate in its computer files or other records that receivables in REMOVED ACCOUNTS have been repurchased by TCC. The records and agreements of the accounts and receivables are not segregated by TCC from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the receivables to TCC. The computer records, other relevant microfiche or printed records of TCC will be marked to evidence the sale or transfer after the AUTOMATIC ADDITION TERMINATION DATE or the AUTOMATIC ADDITION SUSPENSION DATE and before the RESTART DATE. TCC, as seller, has filed one or more UCC financing statements meeting the requirements of state law in the jurisdictions which are necessary to perfect the transfer of the receivables. See "Legal Aspects of the Receivables" for more discussion.

        Under the RECEIVABLES PURCHASE AGREEMENT, TCC will be required to, and TRC is required to cause TCC to, designate SUPPLEMENTAL ACCOUNTS under the POOLING AGREEMENT to be included as trust accounts. See "The Pooling and Servicing Agreement--Addition of Trust Assets" for information on the conditions to any addition of accounts.

REPRESENTATIONS AND WARRANTIES

        BANK RECEIVABLES PURCHASE AGREEMENT. In the BANK RECEIVABLES PURCHASE AGREEMENT, RNB represents and warrants to TCC as of the CLOSING DATE and on each ADDITION DATE that:

        o RNB is a national banking association validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the BANK RECEIVABLES PURCHASE AGREEMENT,

        o the BANK RECEIVABLES PURCHASE AGREEMENT constitutes a valid and binding obligation of RNB, enforceable against RNB under its terms, according to customary bankruptcy-and equity-related exceptions,

        o RNB is the legal and beneficial owner of all right, title and interest in and to each receivable, subject, on the CLOSING DATE, to any participation interest in the receivables held by TCC,

        o RNB has the full right, power and authority to transfer the receivables under the BANK RECEIVABLES PURCHASE AGREEMENT,

        o the BANK RECEIVABLES PURCHASE AGREEMENT, or the SUPPLEMENTAL CONVEYANCE for SUPPLEMENTAL ACCOUNTS, to be delivered by RNB, forms a valid transfer and assignment to TCC of all right, title and interest of RNB in and to:

             -    the receivables,

             -    all monies due or to become due, and

             -    all related proceeds, and

        o on the first CUT-OFF DATE for each initial account, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT:

             - each account classified as an "eligible account" by RNB in any document or report delivered under the BANK RECEIVABLES PURCHASE AGREEMENT will satisfy the requirements for an eligible account, and

             - each receivable classified as an "eligible receivable" by RNB in any document or report delivered under the BANK RECEIVABLES PURCHASE AGREEMENT will satisfy the requirements for an ELIGIBLE RECEIVABLE.

        If any representation or warranty is not true and correct in any material way as of the date specified in the BANK RECEIVABLES PURCHASE AGREEMENT and, as a result, the value of the receivable used to determine the total PRINCIPAL RECEIVABLES in the trust is reduced to zero, then, the total principal balance of that receivable under the BANK RECEIVABLES PURCHASE AGREEMENT will be changed to show that the receivable was an INELIGIBLE RECEIVABLE when sold. If so, RNB will repay to TCC the amount of the purchase price originally paid to RNB less the amount of any collections already received from this receivable.

        If any representation or warranty described above is not true and correct in any material way on the date specified in the BANK RECEIVABLES PURCHASE AGREEMENT and, as a result, RNB is required to accept a reassignment of all of the receivables transferred to the trust by paying the PORTFOLIO REASSIGNMENT PRICE, RNB will be required to accept a reassignment of TCC's interest in those receivables. RNB will also be required to deposit to the COLLECTION ACCOUNT an amount equal to the PORTFOLIO REASSIGNMENT PRICE on the next DISTRIBUTION DATE.

        RECEIVABLES PURCHASE AGREEMENT. In the RECEIVABLES PURCHASE AGREEMENT, TCC represents and warrants to TRC as of the CLOSING DATE and on each ADDITION DATE that, among other things:

        o TCC is a corporation validly existing and in good standing under the laws of the State of Minnesota, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the RECEIVABLES PURCHASE AGREEMENT,

        o the RECEIVABLES PURCHASE AGREEMENT constitutes a valid and binding obligation of TCC, enforceable against TCC under its terms, according to customary bankruptcy-and equity-related exceptions,

        o TCC is the legal and beneficial owner of all right, title and interest in and to each receivable,

        o TCC has the full right, power and authority to transfer the receivables under the RECEIVABLES PURCHASE AGREEMENT,

        o the RECEIVABLES PURCHASE AGREEMENT or the SUPPLEMENTAL CONVEYANCE for SUPPLEMENTAL ACCOUNTS, to be delivered by TCC, forms a valid transfer and assignment to TRC of all right, title and interest of TCC in and to:

             -    the receivables,

             -    all monies due or to become due, and

             -    all related proceeds, and

        o on the first CUT-OFF DATE for each initial account, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT:

             - each account classified as an "eligible account" by TCC in any document or report delivered under the RECEIVABLES PURCHASE AGREEMENT will satisfy the requirements for an eligible account, and

             - each receivable classified as an "eligible receivable" by TCC in any document or report delivered under the RECEIVABLES PURCHASE AGREEMENT will satisfy the requirements for an ELIGIBLE RECEIVABLE.

        If any representation or warranty is not true and correct in any material way as of the date specified in the RECEIVABLES PURCHASE AGREEMENT and, as a result, the value of the receivable used to determine the total PRINCIPAL RECEIVABLES in the trust is reduced to zero, then, the total principal balance of that receivable under the RECEIVABLES PURCHASE AGREEMENT will be changed to show that the receivable was an INELIGIBLE RECEIVABLE when sold. If so, TCC will repay to TRC the amount of the purchase price originally paid to TCC less the amount of any collections already received from this receivable.

        If any representation or warranty described above is not true and correct in any material way on the date specified in the RECEIVABLES PURCHASE AGREEMENT and, as a result, TRC is required to accept a reassignment of all of the receivables transferred to the trust by paying the PORTFOLIO REASSIGNMENT PRICE, TCC will be required to accept a reassignment of TRC's interest in those receivables. TCC will also be required to deposit into the COLLECTION ACCOUNT an amount equal to the PORTFOLIO REASSIGNMENT PRICE on the next DISTRIBUTION DATE.

COVENANTS

        BANK RECEIVABLES PURCHASE AGREEMENT. It is the intention of RNB and TCC that the transfer of the receivables by RNB to TCC under the BANK RECEIVABLES PURCHASE AGREEMENT be viewed as an absolute sale of the receivables by RNB to TCC. This transfer is not intended to be a pledge of the receivables by RNB to TCC to secure a debt or other obligation of RNB. The BANK RECEIVABLES PURCHASE AGREEMENT will also be considered a security agreement within the meaning of Article 9 of the UCC and the conveyance described in the POOLING AGREEMENT will be considered a grant by RNB to TCC of a "security interest" within the meaning of Article 9 of the UCC in all of RNB's right, title and interest in and to the receivables.

        RNB may reduce the annual percentage rates of the periodic finance charges assessed on the receivables, reduce other fees charged on any of the accounts or change the other terms of the accounts as required by law or as RNB may determine to be appropriate. However, RNB may not otherwise take these actions if, either:

        o as a result of a reduction or change it is reasonably expected that the reduction or change will cause an EARLY AMORTIZATION EVENT to occur for that series, or

        o      a reduction or change:

             - when RNB owns a comparable segment of receivables, is not applied to the comparable segment of consumer open end credit accounts owned by RNB with the same characteristics as the receivables that are being reduced or changed, and

             - when RNB does not own a comparable segment of receivables will be made with the intent to benefit TRC over the certificateholders or to materially adversely affect the certificateholders, unless restricted by an endorsement, sponsorship, or other agreement between TRC and an unrelated third party or by the terms of the accounts.

        RECEIVABLES PURCHASE AGREEMENT. It is the intention of TCC and TRC that the transfer of the receivables by TCC to TRC under the RECEIVABLES PURCHASE AGREEMENT be viewed as an absolute sale of the receivables by TCC to TRC. This transfer is not intended to be a pledge of the receivables by TCC to TRC to secure a debt or other obligation of TCC. The RECEIVABLES PURCHASE AGREEMENT will also be considered a security agreement within the meaning of Article 9 of the UCC and the conveyance described in the POOLING AGREEMENT will be considered a grant by TCC to TRC of a "security interest" within the meaning of Article 9 of the UCC in all of TCC's right, title and interest in and to the receivables.

TRANSFER OF ACCOUNTS AND ASSUMPTION OF RNB'S, TCC'S AND TRC'S OBLIGATIONS

        RNB, TCC and TRC may transfer all or a portion of RNB's consumer open end credit card accounts and the related receivables upon the satisfaction of various conditions. The transfer must include:

        o      all of the accounts,

        o RNB's, TCC's and TRC's remaining interest in the receivables arising under the accounts, and

        o all servicing functions and other obligations under the RECEIVABLES PURCHASE AGREEMENT, the BANK RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT.

        This transfer may be to another entity which may or may not be an entity that is affiliated with RNB, TCC or TRC. The RECEIVABLES PURCHASE AGREEMENT, the BANK RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT allow RNB, TCC and TRC to assign, convey and transfer the ASSIGNED ASSETS and the ASSUMED OBLIGATIONS to the assuming entity, without the consent or approval of certificateholders if the following conditions are met:

        o the assuming entity, the trustee and any of RNB, TCC or TRC have entered into an assumption agreement providing for the assuming entity to assume the ASSUMED OBLIGATIONS, including the obligations under the RECEIVABLES PURCHASE AGREEMENT, the BANK RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT, to transfer the receivables generated by the accounts to any of TCC, TRC or the trust, as the case may be,

        o all filings required to perfect the interest of TCC, TRC or the trustee in the receivables generated by the accounts were made and copies have been delivered to the trustee,

        o TCC, TRC or the trustee, as the case may be, has received written notice from each rating agency that the transfer and assumption will not have a RATINGS EFFECT, and copies of the notice were sent to the servicer and the trustee,

        o TCC, the transferor, or the trustee, as the case may be, has received an opinion of counsel as to matters specified by TCC, TRC or the trustee, and

        o      the trustee has received a tax opinion.

        The RECEIVABLES PURCHASE AGREEMENT, the BANK RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT provide that the parties to each document may enter into amendments to that document to permit a transfer and assumption without the consent of the certificateholders. After any permitted transfer and assumption, RNB and TCC will have no further liability or obligation under the RECEIVABLES PURCHASE AGREEMENT, the BANK RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT, other than any liabilities that existed before the transfer. RNB and TCC will remain liable for all representations, warranties and covenants made by them before the transfer.

AMENDMENT

        The BANK RECEIVABLES PURCHASE AGREEMENT may be amended by TCC and RNB without the consent of the certificateholders. The RECEIVABLES PURCHASE AGREEMENT may be amended by TRC and TCC without the consent of the certificateholders. No amendment to either the RECEIVABLES PURCHASE AGREEMENT or the BANK RECEIVABLES PURCHASE AGREEMENT will be allowed to cause a RATINGS EFFECT.

TERMINATION

        The BANK RECEIVABLES PURCHASE AGREEMENT will end upon the mutual agreement of the parties to that agreement. The RECEIVABLES PURCHASE AGREEMENT will end immediately after the trust has ended. Additionally, if a bankruptcy trustee or receiver is appointed for TCC or another liquidation event occurs, TCC will immediately stop selling receivables to TRC and promptly give notice of the event to TRC and to the trustee.


                              SECURITY RATINGS

        Any rating of the certificates by a rating agency will indicate:

        o its view on the likelihood that certificateholders will receive required interest and principal payments, and

        o its evaluation of the receivables and the availability of any enhancement for the certificates.

        Among the things a rating will not indicate are:

        o      the likelihood that an EARLY AMORTIZATION EVENT will occur,

        o the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders,

        o      the marketability of the certificates

        o      the market price of the certificates, or

        o whether the certificates are an appropriate investment for you.

        A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

        TRC will request a rating of the certificates offered by this prospectus and the prospectus supplement from at least one rating agency. It will be a condition to the issuance of the certificates of each series or class offered by this prospectus and the related prospectus supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization selected by TRC to rate any series. The rating or ratings applicable to the certificates of each series or class offered by this prospectus will be provided in the related prospectus supplement. Rating agencies other than those requested could assign a rating to the certificates and that rating could be lower than any rating assigned by a rating agency chosen by TRC.

                      LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

        The transfer of the receivables by TRC to the trust constitutes either a valid transfer and assignment of all of TRC's interest in and to the receivables or a grant of a security interest in the receivables. See "The Pooling and Servicing Agreement--Representations and Warranties."

        The receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under
Article 9 of the UCC as creating a security interest. The filing of a financing statement is required to perfect the trust's interest. If a transfer of general intangibles is considered the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more financing statements is also required to perfect the trust's security interest. Financing statements covering the receivables of the trust will be filed under the UCC.

        If a transfer of general intangibles is treated as a sale, the UCC is not applicable and no further action is required to protect the trust's interest. Although the priority of general intangibles that come into existence after the initial closing date in this case is not as clear, RNB, TCC and TRC believe that it would not be consistent for a court to give the trust less favorable treatment if the transfer of the receivables is considered to be a sale than if it were considered to be creating a security interest.

        There are some limited circumstances under the UCC in which an earlier or later transferee of receivables could have an interest in the receivables with priority over the trust's interest. Under the POOLING AGREEMENT, TRC will represent and warrant that it has transferred the receivables to the trust free and clear of all liens and security interests other than tax liens and the interest of TRC as holder of the TRANSFEROR CERTIFICATE. In addition, TRC will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any receivable except to the trust or in connection with any transfer of the accounts selected for the trust. A tax or other governmental lien on TRC's property arising before a receivable comes into existence also may have priority over the interest of the trust in the receivable. There is a good possibility that the trust may not have a perfected security interest in any of the receivables created after the filing of a petition for relief by or against TCC or TRC under the U.S. bankruptcy code or after the appointment of a receiver or conservator for RNB. It is anticipated that the trust will either own or have a perfected security interest in receivables existing on the date of filing a petition by or against TCC or TRC under the U.S. bankruptcy code or after the date of appointment of a receiver or conservator for RNB and will be able to make payments of principal and interest on the investor certificates, although there can be no assurance that any of these payments would be timely.

        Because the trust's interest in the receivables is dependent upon TRC's interest in the receivables, which is dependent upon TCC's interest in the receivables, any negative change in the priority or perfection of TRC's or TCC's security interest would correspondingly affect the trust's interest in the affected receivables. In addition, if a receiver or conservator were appointed for RNB, some administrative expenses of the receiver or conservator also may have priority over the interest of the trust in those receivables. While RNB is the servicer, some cash collections on the receivables may be held by RNB and commingled with its funds for brief periods, and if an insolvency event occurs, the trust may not have a perfected interest in the commingled collections.

MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

        RNB has represented and warranted to TCC, and TCC has represented and warranted to TRC that the sale of the receivables is a valid sale. In addition, RNB, TCC and TRC have treated and will treat the transfer of the receivables as a sale. TCC has taken or will take all actions that are required by the UCC to perfect TCC's and TRC's ownership interest in the receivables. If TCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that the sale of receivables from TCC to TRC should be recharacterized as a pledge of the receivables to secure a borrowing from that debtor, then delays in payments of collections of receivables to TRC, to the trust and to certificateholders could occur and reductions in the amount of those payments could result.

        The FDIC may be appointed a conservator or receiver of RNB. In that capacity, the FDIC has the power to repudiate or disaffirm the obligations of the transferor under the POOLING AGREEMENT or to request a stay of any judicial action or proceeding involving RNB.

        A valid perfected security interest of TCC should be enforceable, to the extent of TCC's "actual direct compensatory damages," regardless of the insolvency of RNB or the appointment of a receiver or conservator for RNB if:

        o RNB granted a security interest in the receivables to TCC, TCC granted a security interest in the receivables to TRC and TRC granted a security interest in the receivables to the trust,

        o      the interest was validly perfected before RNB's insolvency,

        o the interest was not taken or granted in contemplation of RNB's insolvency or with the intent to hinder, delay or defraud RNB or its creditors,

        o each of the BANK RECEIVABLES PURCHASE AGREEMENT, the RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT is continuously a record of RNB, and

        o each of the BANK RECEIVABLES PURCHASE AGREEMENT, the RECEIVABLES PURCHASE AGREEMENT and the POOLING AGREEMENT represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

        If so, payments to the trust should not be open to an automatic stay of payment or to recovery by the FDIC as unperfected or unenforceable. The FDIC has the right to require the trustee to establish its right to payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The conservator or receiver has the right to request a stay of proceedings as to RNB. This could result in delays in payments on the certificates and possible losses to you.

        The amount that the FDIC is required to pay is limited to your "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is not a statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, you would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, you may not receive the full amount of interest owing to you under the certificates. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. You would not be compensated for the period between the appointment of the receiver and the date of repudiation under either interpretation.

        In a 1993 decision, Octagon Gas Systems, Inc. v. Rimmer, 997 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United
States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If TCC or TRC were to become part of a bankruptcy proceeding or RNB were to become subject to receivership and a court were to follow the Octagon court's reasoning, certificateholders might experience delays in payment and possibly losses in their investment in the certificates. Counsel has advised TRC that the facts of the Octagon case are distinguishable from those in the sale transactions between RNB and TCC, TCC and TRC and between TRC and the trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. Also, because RNB, TCC, TRC, the trust and the transaction governed by the POOLING AGREEMENT do not have any particular link to the 10th Circuit, it is unlikely that RNB, TCC, or TRC would be subject to an insolvency proceeding in the 10th Circuit. For this reason, the Octagon case should not be binding precedent on a court or receiver in an insolvency proceeding involving the receivables.

        In addition, if TCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to request a court to order TCC substantively consolidated with TRC, delays in payments on the investor certificates could result. Should the bankruptcy court rule in favor of any creditor, trustee-in-bankruptcy or debtor, reductions in payments could result.

        TRC has taken or will take all actions that are required under the UCC to perfect the trust's interest in the receivables. TRC has also warranted to the trust that the trust will have a first priority interest in the receivables and, with some exceptions, in the proceeds as well. However, a tax or government lien on property of RNB, TCC or TRC which predates the time a receivable is conveyed to the trust may have priority over the interest of the trust in that receivable. TRC's articles of incorporation state that it shall not file a voluntary petition for relief under the U.S. bankruptcy code without the unanimous affirmative vote of all of its directors, including the independent directors. According to the POOLING AGREEMENT, the trustee will covenant that it will not at any time institute against TRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been or will be taken to avoid TRC's becoming a debtor in a bankruptcy case. Aside from these steps, if TRC were to become a debtor in a bankruptcy case, and a bankruptcy trustee for TRC or a creditor of TRC were to take the position that the transfer of the receivables from TRC to the trust should be recharacterized as a pledge of the receivables, then delays in payments on the certificates and, should the court rule in favor of the trustee or any creditor, reductions in the amount of the payments could result.

        TRC has been structured in a manner intended to reduce the likelihood of the voluntary or involuntary application for relief under the U.S. bankruptcy code or similar applicable state laws. TRC is also structured to avoid the substantive consolidation of TRC with TCC. TRC is a separate, special purpose subsidiary, whose articles of incorporation contain limitations on the nature of TRC's business and restrictions on the ability of TRC to commence voluntary or involuntary cases or proceedings under these laws without the unanimous vote of all its directors. Additionally, TRC does not intend to file, and TCC has agreed that it will not file, a voluntary petition for relief under the U.S. bankruptcy code or any similar state laws as to TRC.

        If TRC were to become a debtor in a bankruptcy case causing an EARLY AMORTIZATION EVENT to occur, then, under the POOLING AGREEMENT, additional PRINCIPAL RECEIVABLES would not be transferred to the trust. On the occurrence of some events of bankruptcy, insolvency or receivership, if no EARLY AMORTIZATION EVENT except the commencement of the bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require TRC to transfer new receivables to the trust and to prevent the commencement of the EARLY AMORTIZATION PERIOD or, if applicable for any series as specified in the related prospectus supplement, the RAPID ACCUMULATION PERIOD.

        Specified events of insolvency, conservatorship or receivership of the servicer will result in a SERVICER DEFAULT, which will result in an EARLY AMORTIZATION EVENT. A conservator or receiver of the servicer may have the power to prevent the trustee and the certificateholders from appointing a successor servicer if no SERVICER DEFAULT exists except the commencement of a bankruptcy or similar event.

        Payments made on repurchases of receivables by RNB or TRC may be recoverable by RNB or TRC, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of RNB or TRC, as a preferential transfer from RNB or TRC if these payments are made within one year before the filing of a bankruptcy case as to RNB or TRC.

CONSUMER PROTECTION LAWS

        The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by RNB, the most significant laws include:

        o      the federal Truth-in-Lending Act,

        o      the Fair Credit Billing Act,

        o      the Fair Debt Collection Practices Act,

        o      the Equal Credit Opportunity Act,

        o      the Fair Credit Reporting Act,

        o      the Electronic Funds Transfer Act,

        o      the National Banking Act, and

        o      applicable state laws.

        Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers:

        o      the interest rates,

        o      cardholder fees,

        o      grace periods, and

        o      balance calculation methods.

        In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

        Some laws, including the laws described above, may limit RNB's ability to collect amounts owing on the receivables regardless of any act or omission on the part of RNB. For example, under the federal Fair Credit Billing Act, a credit card issuer is open to all claims, other than tort claims, and defenses arising out of transactions in which a credit card is used as a method of payment or extension of credit if:

        o the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and

        o except in cases where there is a relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address.

        These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder's liability is limited to, charges to the credit card account that result from unauthorized use of the credit card.

        Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. In particular, on May 5, 1999, an amendment to the federal Truth-in-Lending Act was passed by the House of Representatives as part of the bankruptcy reform bill and referred to the Senate. This amendment, among other things, requires disclosure:

        o on the time it would take the consumer to repay a balance if the consumer makes only the minimum payments,

        o on when any introductory rate will expire, as well as the rate that will then apply and

        o in internet based solicitations identical to that contained in direct mail solicitations.

In addition, on May 4, 1999, President Clinton proposed similar legislation to require additional disclosure in credit card bills and solicitations.

        Although the proposed legislation have not been enacted, there can be no assurance that a similar bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the PORTFOLIO YIELD on the accounts. If the PORTFOLIO YIELD is reduced, an EARLY AMORTIZATION EVENT may occur, and the EARLY AMORTIZATION PERIOD would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with those requirements could adversely affect the servicer's ability to enforce the receivables.

        Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws in connection with their operations in those jurisdictions. These laws may include a limitation on the charges imposed by credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, those actions could have an adverse impact on RNB's credit card operations. Application of federal and state bankruptcy and debtor relief laws, including the Soldiers' and Sailors' Civil Relief Act of 1940, would affect the interests of the holders of the certificates if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible.

        The trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from TRC for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his or her obligation to pay the amount of receivables owing. TRC will warrant to the trust in the POOLING AGREEMENT that all receivables transferred to the trust have been and will be created in compliance with the requirements of these laws. See "The Pooling and Servicing Agreement--Representations and Warranties" for additional discussion.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

        The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust are limited by:

        o all the terms of the cardholder agreement between RNB and the cardholder,

        o      any defense or claim of the cardholder,

        o      rights of set-off, and

        o any other defense or claim of the cardholder against RNB that accrues before the cardholder receives notification of the assignment.

        The UCC also provides that any cardholder is authorized to continue to pay RNB until:

        o the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer, and

        o if requested by the cardholders, the trustee or successor servicer has furnished reasonable proof of assignment.


        No agreement as to defenses has been entered into and no notice of the assignment of the receivables to the trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the trust.

                                TAX MATTERS

        The following general discussion summarizes the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate. This discussion applies only to certificates offered under this Prospectus. This summary deals primarily with U.S. CERTIFICATE OWNERS who acquire their certificates at their original issue price in the original issuance of those certificates and who hold their certificates as capital assets.

        This discussion is based on present provisions of the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations under the tax code, and administrative rulings or pronouncements and judicial decisions:

        o      all as in effect on the date of this prospectus, and

        o all of which are subject to change, possibly with retroactive effect.

        This discussion does not address all of the tax consequences that may be relevant to a certificateholder because of that certificateholder's particular circumstances. It does not address the U.S. federal income tax consequences that may be relevant to some types of certificateholders that are subject to special treatment under the tax code, including:

        o      dealers in securities or currencies,

        o      financial institutions,

        o      tax-exempt entities,

        o      life insurance companies,

        o persons holding certificates as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or

        o      persons whose functional currency is not the U.S. dollar.

Also, the following discussion does not consider the alternative minimum tax consequences, if any, of the investment in the certificates, or the state, local or foreign tax consequences of the investment. Each prospective certificateholder is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

        The trust will not ask the IRS for a ruling regarding any of the U.S. federal income tax consequences discussed in this prospectus. As a result, the trust can give no assurance that the IRS will not take positions contrary to those described below. Opinions of counsel are not binding on the IRS or the courts. In addition, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP described below are based on the representations and assumptions described in those opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the POOLING AGREEMENT, the SERIES SUPPLEMENT, the RECEIVABLES PURCHASE AGREEMENT, and the BANK RECEIVABLES PURCHASE AGREEMENT. The conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences in this prospectus may not be accurate:

        o      if those representations are inaccurate, and/or

        o if the relevant parties fail to comply with the terms of these agreements.

TAX CHARACTERIZATION OF THE TRUST

         The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of certificates of any series offered by this Prospectus, that the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed in the previous paragraph, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See the last two paragraphs of this subsection for discussion of possible alternative characterizations of the trust.

        The assumptions and qualifications described in the opinion will include:

        o an assumption that any secondary transactions entered into for any certificates or other interests in the trust, like the deposit of certificates into a second trust and the issuance of securities out of that trust, will not adversely affect the U.S. federal income tax status of the trust, and

        o the qualification that the opinion is limited to the issuance of the certificates of that series by the trust.

        If other interests in the trust, excluding the certificates, for which no opinion will be rendered that those interests would constitute debt for U.S. federal income tax purposes, are characterized as equity interests in a partnership, then the trust could be treated as a publicly traded partnership.

        If all or part of the trust were treated as a partnership in which some or all holders of one or more series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Unless specified exceptions apply, a partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests in that partnership:

        o      are traded on an "established securities market", or

        o are "readily tradeable" on a "secondary market" or its "substantial equivalent".

One exception would be if the trust is not engaged in a "financial business" and 90% or more of its income consists of interest and other types of passive income. Because Treasury regulations do not clarify the meaning of "financial business" for this purpose, it is unclear whether this exception applies. The POOLING AGREEMENT AND EACH Series Supplement contains provisions designed to reduce the risk that the trust could be classified as a publicly traded partnership taxable as a corporation due to trading of interests in the trust other than the certificates, for which an opinion is furnished that the certificates constitute debt for U.S. federal income tax purposes. There can be no assurance, however, that the trust could not become a publicly traded partnership taxable as a corporation, because some of the actions necessary to comply with the exception are not fully within the control of the transferor.

        If the trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the trust would be subject to U.S. federal income tax at the applicable marginal corporate income tax rates applicable to that income if all or part of the trust were treated as a publicly traded partnership taxable as a corporation. This entity-level tax could result in reduced distributions to certificateholders. In addition, the distributions from the trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that:

        o any certificates were treated as debt of the corporation, and

        o distributions to the related certificateholders were treated as payments of interest on the certificates.

Further, distributions to certificateholders not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

TAX CONSIDERATIONS RELATING TO CERTIFICATEHOLDERS

        Tax Characterization of the Certificates as Debt

        The transferor will express in the POOLING AGREEMENT its intent that the certificates will be treated as debt for all U.S. tax purposes. The transferor, by entering into the POOLING AGREEMENT, and each certificateholder, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for U.S. tax purposes. However, the POOLING AGREEMENT generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the transferor will treat the POOLING AGREEMENT, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

        For U.S. federal income tax purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers, in more limited circumstances, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In a 1967 case, however, the courts substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Nevertheless, Skadden, Arps, Slate, Meagher & Flom LLP has advised that, in a properly presented case, this would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.

        President Clinton's Fiscal 2000 Budget Proposal includes a legislative proposal that would codify the 1967 rule if tax indifferent parties are involved. The proposal would only apply to transactions entered into on or after the date of first committee action. It is unclear if the proposal, as currently drafted, would apply to securities like the certificates. It is impossible to predict whether the proposed legislation will be enacted and, if so, in what form. Prospective investors should consult their own tax advisors regarding the proposed legislation.

        The IRS and the courts have determined whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by the transferred property based on numerous factors designed to determine whether the seller has relinquished and the purchaser has obtained substantial incidents of ownership in the transferred property. The primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the certificates will be properly characterized as indebtedness for U.S. federal income tax purposes. The discussion below assumes that the certificates will be considered debt for U.S. federal income tax purposes.

        Taxation of Interest Income on the Certificates

        General. The transferor intends to take the position that a U.S. CERTIFICATE OWNER generally will include the stated interest on a certificate in gross income when that interest income is received or accrued according to that U.S. CERTIFICATE OWNER'S regular method of tax accounting. This conclusion is based on the transferor's position that the stated interest on a certificate is unconditionally payable.

        Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if the terms and conditions of the certificates make the likelihood of late payment or non-payment of the stated interest a remote contingency. The transferor believes that the late payment or non-payment of stated interest on the certificates is a remote contingency:

        o since the trust and the trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, if the trust has sufficient cash on hand to allow the trustee to make those interest payments, and

        o      based on the ratings of the certificates.

        If, however, the stated interest on the certificates is not considered unconditionally payable:

        o the stated interest on the certificates will be considered original issue discount, and

        o a U.S. CERTIFICATE OWNER will be required to include that stated interest in income, as original issue discount, on a daily economic accrual basis despite that person's regular method of tax accounting and without regard to whether cash related to that income is paid at the same time.

In addition, if the stated interest on the certificates is not paid in full on a DISTRIBUTION DATE, the certificates may at that time, and at all later times, be considered to be issued with original issue discount and all U.S. CERTIFICATE OWNERS would be required to include that stated interest in income as original issue discount on an economic accrual basis.

        Original Issue Discount Obligations. Assuming that the stated interest on the certificates is considered to be "unconditionally payable," a series of certificates will not be considered to have been issued with original issue discount unless:

        o a substantial amount of that series of certificates is sold, under the original issuance of those certificates, to investors at a price that is less than the stated principal amount of those certificates, and

        o the amount of the discount exceeds a statutory de minimis amount of original issue discount.

If these bullet points apply, the amount of the discount will be considered original issue discount. Under applicable regulations, a holder of a certificate issued with de minimis original issue discount must include the original issue discount in income proportionately as principal payments are made on a class of certificates.

        A U.S. CERTIFICATE OWNER must include the amount of the original issue discount in income on a daily economic accrual basis without regard to that person's method of accounting and without regard to receipt of cash related to that income. A U.S. CERTIFICATE OWNER will not be required to include in income separately any payments received on the certificates for the original issue discount. The relevant prospectus supplement will disclose if any series of certificates is issued with original issue discount.

        A certificateholder who purchases a certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the tax code. The relevant parts of these rules provide:

        o for gain attributable to accrued market discount to be treated as ordinary income when partial principal payments are received, or when the certificate is sold or disposed of, and

        o for interest deductions related to debt incurred to acquire or carry the market discount certificate to be deferred.

        A certificateholder that purchases a certificate for an amount greater than the sum of all amounts payable on that certificate after the purchase date other than payments of "qualified stated interest", the "stated redemption amount," will be considered to have purchased the certificate at a premium. That certificateholder may generally choose to amortize the premium as an offset to interest income using a constant yield method over the remaining term of the certificate.

        Sale, Exchange or Retirement of Certificates

        Upon a sale or other taxable exchange, retirement or disposition of a certificate, a U.S. CERTIFICATE OWNER will recognize gain or loss equal to the difference between:

        o the amount realized on that sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest that the U.S. CERTIFICATE OWNER has not included in gross income previously, which will be taxable as gross income, and

        o the U.S. CERTIFICATE OWNER'S adjusted tax basis in that certificate:

             - as increased by any original issue discount or market discount previously included in income by the holder, and

             - as decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or original issue discount received for that certificate.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. CERTIFICATE OWNER held the certificate for more than one year at the time of the sale, exchange, retirement or other disposition and subject to the market discount provisions of the tax code. The long-term capital gains of individuals, estates, and trusts generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

        Assuming that all of the certificates issued to NON-U.S.
CERTIFICATE OWNERS are considered debt of the transferor for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion on backup withholding below under "--Information Reporting and Backup Withholding":

        o no withholding of U.S. federal income tax will be required for the payment by the transferor or any withholding agent of principal or interest on a certificate owned by a NON-U.S. CERTIFICATE OWNER if:

             - the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the tax code and the Treasury regulations under the tax code,

             - the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

             - the beneficial owner is not a bank whose receipt of interest n a certificate is described in section 881(c)(3)(A) of the tax code, and

             - the beneficial owner satisfies the statement requirement provided in section 871(h) and section 881(c) of the tax code and the Treasury regulations under the tax code, and

        o a certificate beneficially owned by an individual who at the time of his or her death is a NON-U.S. CERTIFICATE OWNER will not be subject to U.S. federal estate tax as a result of that individual's death if:

             - the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the tax code, and

             - the interest payments relating to the certificate would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

        To satisfy the statement requirement referred to above, the certificateholder or a financial institution holding the certificate on behalf of the owner, must provide, in accordance with specified procedures, the transferor or any withholding agent with a statement to the effect that the certificateholder is not a U.S. CERTIFICATE OWNER. Currently, these requirements will be met if:

        o the certificateholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. CERTIFICATE OWNER, which certification may be made on an IRS Form W-8 or successor form, or

        o a financial institution holding the certificate on behalf of a certificate owner certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

Under recently finalized Treasury regulations, the statement requirement also may be satisfied with other documentary evidence for interest paid after December 31, 2000 to an offshore account or through some foreign intermediaries.

        If a NON-U.S. CERTIFICATE OWNER cannot satisfy the requirements described above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the transferor or any withholding agent with a properly executed:

        o IRS Form 1001, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

        o IRS Form 4224, or successor form, stating that the interest paid on the certificate is not subject to that withholding tax because it is effectively connected with the certificateholder's conduct of a trade or business in the United States.

Under recently finalized Treasury regulations, NON-U.S. CERTIFICATE OWNERS generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in some situations.

        The NON-U.S. CERTIFICATE OWNER, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. CERTIFICATE OWNER if:

        o it is engaged in a trade or business in the United States, and

        o the interest on its certificates is effectively connected with the conduct of that trade or business.

In addition, if that NON-U.S. CERTIFICATE OWNER is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in that foreign corporation's earnings and profits.

        Any gain realized by a NON-U.S. CERTIFICATE OWNER upon the sale, exchange, retirement or other disposition of a certificate generally will not be subject to U.S. federal income or withholding tax unless:

        o the gain is effectively connected with a U.S. trade or business of the NON-U.S. CERTIFICATE OWNER in the United States,

        o for a NON-U.S. CERTIFICATE OWNER who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met, or

        o to the extent the gain is considered accrued but unpaid interest, the requirements described above are not satisfied.

        If the certificates were treated as an interest in a partnership, except a publicly traded partnership taxable as a corporation, that recharacterization could cause a NON-U.S. CERTIFICATE OWNER to be treated as engaged in a trade or business in the United States, in which case, the NON-U.S. CERTIFICATE OWNER:

        o would be required to file a U.S. federal income tax return, and

        o generally, would be subject to U.S. federal income tax, including, for a NON-U.S. CERTIFICATE OWNER that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from the partnership.

Further, some withholding obligations may apply for partnership income that is allocable to a NON-U.S. CERTIFICATE OWNER that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the NON-U.S. CERTIFICATE OWNER. Alternatively, if some or all of the certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a NON-U.S. CERTIFICATE OWNER generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See the last two paragraphs of "--Tax Characterization of the Trust" above for discussion of possible alternative characterizations of the trust.

        Special rules may apply for NON-U.S. CERTIFICATE OWNERS who:

        o      have an office or other fixed place of business in the U.S.,

        o      are former U.S. citizens,

        o are engaged in a banking, financing, insurance or similar business in the U.S., or

        o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the certificates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        In general, information reporting requirements will apply to some payments of principal and interest paid on certificates and to the proceeds of the sale of a certificate made by U.S. CERTIFICATE OWNERS except some exempt recipients, like corporations. A 31% backup withholding tax will apply to those payments if the U.S. CERTIFICATE OWNER fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

        No information reporting or backup withholding will be required for payments made by the transferor or any withholding agent to a NON-U.S. CERTIFICATE OWNER if the statement described above under "--Non-U.S. Certificate Owners" has been received and the payor does not have knowledge that the NON-U.S. CERTIFICATE OWNER is actually a U.S. CERTIFICATE OWNER.

        In addition, backup withholding and information reporting will not apply if payments of principal and interest on a certificate are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a certificateholder or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of a certificate to the owner of that security. If, however, the custodian, nominee, agent or broker is, for U.S. federal income tax purposes:

        o      a United States person,

        o      a controlled foreign corporation,

        o a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

        o for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in total, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, those payments will not be subject to backup withholding but will be subject to information reporting, unless:

        o that custodian, nominee, agent or broker has documentary evidence in its records that the relevant certificateholder is not a United States person and other conditions are met, or

        o      the certificateholder establishes an exemption.

        Payments of principal and interest on a certificate paid to the certificateholder by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of the sale of a certificate, will be subject to both backup withholding and information reporting unless:

        o the relevant certificateholder provides the statement referred to above under "--Non-U.S. Certificate Owners, and

        o the payor has no knowledge that the certificateholder is actually a U.S. CERTIFICATE OWNER or the certificateholder establishes an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a certificateholder's U.S. federal income tax liability if the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

        The discussion above does not address the tax consequences of the purchase, ownership or disposition of a certificate under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate.

                    EMPLOYEE BENEFIT PLAN CONSIDERATIONS

        A plan fiduciary considering an investment in the offered certificates should consider that an investment might constitute or give rise to a prohibited transaction under Employee Retirement Income Security Act of 1974, as amended, and the tax code or any substantially similar federal, state or local law. ERISA and the tax code impose restrictions on:

        o      employee benefit plans as defined in Section 3(3) of ERISA,

        o plans described in Section 4975(e)(1) of the tax code, including retirement accounts and Keogh plans,

        o entities whose underlying asset include plan assets by reason of a plan's investment in these entities, and

        o persons who have specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the tax code.

REGULATION UNDER ERISA AND THE TAX CODE

        ERISA imposes duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the tax code prohibit some transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

        The term "plan assets" is not defined by ERISA or the tax code. However, a plan's assets may be considered to include an interest in the underlying assets of the trust if the plan acquires an "equity interest" in the trust. An equity interest includes the certificates. If so, the operation of the trust may result in a prohibited transaction under ERISA and the tax code.

FINAL REGULATION ISSUED BY THE DOL

        The U.S. Department of Labor issued a final regulation which provides exceptions to a plan which acquires an equity interest in the trust. If a plan acquires a "publicly-offered security," the issuer of the security is not treated as holding plan assets. A publicly-offered security is a security that:

        o      is freely transferable,

        o is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

        o      is either:

             -    part of a class of securities registered under
                  Section 12(b) or 12(g) of the Securities Exchange Act, or

             - sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Securities Exchange Act within the requisite time.


        Although it is anticipated that the conditions of this exception may be met for some classes of certificates, no assurances can be given and no monitoring will be done.

        In addition, the final regulation provides that if at all times more than 75% of the value of all classes of equity interests in certificates of a series are held by investors other than plan investors, an investing plan's assets will not include any of the underlying assets of the trust.

        If the criteria for publicly-offered securities are not met for any class of offered certificates, the trust assets may be treated as including assets of plans that are certificateholders. If so, transactions involving the trust and parties in interest or disqualified persons relating to plans that are certificateholders might be prohibited under ERISA and the tax code. For example, if a participant in any plan is a cardholder of one of the accounts, under DOL interpretations the holding of interests in certificates by that plan could constitute a prohibited transaction. In addition, if TRC or any underwriter of that series is a party in interest or a disqualified person for an investing plan, the purchase of an interest in certificates by that plan could constitute a prohibited transaction. An investment by a plan in certificates could result in liability under ERISA and the tax code unless a statutory or administrative exemption exists and the plan satisfies all conditions for exemptive relief.

EXEMPTIONS TO PROHIBITED TRANSACTIONS

        There are five class exemptions issued by the DOL that could apply in the event of a prohibited transaction. These DOL Prohibited Transaction Class Exemptions apply to:

        o plan asset transactions determined by independent qualified professional asset managers (PTE 84-14),

        o some transactions involving bank collective investment funds (PTE 91-38),

        o some transactions involving insurance company pooled separate accounts (PTE 90-1),

        o some transactions involving insurance company general accounts (PTE 95-60), and

        o plan asset transactions determined by in-house asset managers (PTE 96-23).

        We can provide no assurance that these exemptions or any other exemption will apply, even if all of the conditions specified are satisfied.

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANIES

        Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment.

        Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

        Section 401(c) also provides that, except in the case of avoidance of the final regulations issued by the Department of Labor and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the final regulations issued by the Department of Labor become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan.

        The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account. Potential investors considering the purchase of certificates of any series on behalf of an insurance company general account should consult their legal advisors regarding the effect of these regulations on the investment.

GENERAL INVESTMENT CONSIDERATIONS

        Prospective fiduciaries of a plan considering the purchase of interests in certificates of any series should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in the certificates based on their specific circumstances. Each plan fiduciary should take into account, among other considerations:

        o whether the fiduciary has the authority to make the investment,

        o the composition of the plan's portfolio as to diversification by type of asset,

        o      the plan's funding objectives,

        o      the tax effects of the investment,

        o whether the assets of the trust which are represented by these interests would be considered plan assets, and

        o whether, under the general fiduciary standards of investment prudence and diversification an investment in certificates of any series is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

        Some employee benefit plans, for example, governmental plans and some church plans, are not subject to the provisions of Title I of ERISA and Section 4975 of the tax code. For this reason, assets of these plans may be invested in the certificates of each series without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any plan that is qualified and exempt from taxation under the tax code is subject to the prohibited transaction rules described in the tax code.


                       PLAN OF DISTRIBUTION FOR THE OFFERED CERTIFICATES

        The place and time of delivery for any series of certificates will be described in the accompanying prospectus supplement. TRC may sell certificates:

        o      through underwriters or dealers,

        o      directly to one or more purchasers, or

        o      through agents.

        The prospectus supplement for any offered series will describe the terms of the offering of the offered certificates, including:

        o      the name or names of any underwriters for the certificates,

        o      the purchase price of the certificates,

        o      the proceeds to TRC from the sale,

        o      any underwriting discounts,

        o      any other compensation of the underwriters,

        o      the initial offering price, and

        o any discounts or concessions allowed or reallowed or paid to dealers.

        Under each underwriting agreement, TRC will agree to sell to each of the underwriters in the related prospectus supplement the principal amount of the offered certificates. In turn, each of those underwriters will agree to purchase from TRC the principal amount of certificates described in the underwriting agreement and in the related prospectus supplement. The underwriting agreement may allow for a proportional adjustment in the event of an increase or decrease in the full amount of the offered certificates. If there is a default by any underwriter, the underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be ended.

        Each underwriting agreement will provide that TRC will indemnify the related underwriters against some liabilities, including liabilities under the federal securities laws.


                               LEGAL MATTERS

        Legal matters relating to the certificates will be passed upon for RNB, TCC, TRC and the trust by James T. Hale, Senior Vice President, Secretary and General Counsel of Target Corporation. Legal matters relating to the certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Hale owns or has the right to acquire a number of shares of common stock of Target Corporation which total less than 1% of the outstanding common stock of Target Corporation. Federal income tax matters will be passed upon for TRC by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                       REPORTS TO CERTIFICATEHOLDERS

        Unless and until DEFINITIVE CERTIFICATES are issued, monthly and annual reports, which contain unaudited information concerning the trust and which are prepared by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of DTC and registered holder of the related certificates. These reports will not constitute financial statements prepared under generally accepted accounting principles. TRC does not intend to send any of its financial reports to registered holders of certificates or to owners of beneficial interests in the certificates. TRC will file with the SEC the periodic reports relating to the trust that are required under federal securities laws. TRC may suspend the filing of periodic reports to the extent the filings are no longer required of TRC. See "Description of the Certificates--Book-Entry Registration" and "--Reports to Certificateholders" and "The Pooling and Servicing Agreement--Evidence as to Compliance."


                    WHERE YOU CAN FIND MORE INFORMATION

        We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

        The SEC allows us to incorporate information by reference to SEC filings. This means that we can disclose information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We refer you to the registration statement for additional information, including any amendments and exhibits. We also incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until the offering of the certificates has ended.

        Information that we file later with the SEC will automatically update the information in this prospectus. You should always rely on the later information over different information included in this prospectus or the related prospectus supplement. All reports, statements and other information we file are available for inspection without charge at the public reference facilities maintained by the SEC at:

        o      450 Fifth Street, N.W., Washington, D.C. 20549,

        o      7 World Trade Center, New York, New York 10048, and

        o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

        Copies of the filings may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains a Web site at "http://www.sec.gov" that contains filings and information regarding registrants that file electronically with the SEC.

                      GLOSSARY OF TERMS FOR PROSPECTUS

        "ACCUMULATION PERIOD" means for any series or class, a period:

        o beginning on a date determined as described in the related prospectus supplement, and

        o      ending on the earliest of:

             - the start of the Early Amortization Period or the Rapid Accumulation Period,

             -    the date specified in the related prospectus supplement, and

             -    the Trust Termination Date; and

during which collections of Principal Receivables up to the amount specified in the related prospectus supplement are accumulated in a Principal Funding Account for payment to certificateholders of that series or class on the Expected Final Payment Date.

        "ADDITION CUT-OFF DATE" means any date TRC designates any Supplemental Account or Participation Interest for inclusion in the trust.

        "ADDITION DATE" means the date TRC, under the conditions specified in the Pooling Agreement, adds the following to the trust:

        o receivables arising in accounts owned by RNB or another Credit Card Originator, and

        o      any Participation Interest.

        "ADDITIONAL ACCOUNT" means each Automatic Additional Account and Supplemental Account.

        "ADDITIONAL INTEREST" means interest on overdue Monthly Interest at the rate specified in the related prospectus supplement.

        "ADJUSTMENT PAYMENT" means any payment TRC must make into the Special Funding Account equal to the amount by which the servicer adjusts downward the Principal Receivables:

        o for which it received no collections and no charge-off has occurred, and

        o which causes the Required Retained Transferor Amount to exceed the Transferor Amount, excluding the interest represented by any Supplemental Certificate.

        "AGGREGATE ADDITION LIMIT" means a number of accounts which either:

        o for any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year, may not exceed 15% of the number of accounts as of the first day of the calendar year during which those Monthly Periods begin, or

        o for any twelve-month period, equals 20% of the number of accounts as of the first day of that twelve-month period.

        "AMORTIZATION PERIOD" means, for any series or any class within a series, a period following the Revolving Period, which will be the Controlled Amortization Period, the Principal Amortization Period, the Rapid Accumulation Period, the Early Amortization Period, or other amortization period, in each case as defined for the series in the related prospectus supplement.

        "ASSIGNED ASSETS" means all or a portion of RNB's consumer open end credit card accounts and the receivables arising under those accounts that can be transferred to an assuming entity if conditions specified in the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling Agreement are satisfied.

        "ASSUMED OBLIGATIONS" means all servicing functions and other obligations under the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling Agreement or relating to the transactions contemplated by those agreements.

        "AUTOMATIC ADDITION SUSPENSION DATE" means the date TRC determines to suspend the inclusion of new open end credit card accounts owned by the Credit Card Originators in Automatic Additional Accounts.

        "AUTOMATIC ADDITION TERMINATION DATE" means the date on which new open end credit card accounts owned by the Credit Card Originators will cease to become Automatic Additional Accounts.

        "AUTOMATIC ADDITIONAL ACCOUNTS" means each open end credit card account established under a credit card agreement with a Credit Card Originator arising:

        o after the Cut-Off Date and before the earlier of the Automatic Addition Suspension Date or Automatic Addition Termination Date, and

        o after a Restart Date and before any subsequent Automatic Addition Suspension Date or Automatic Addition Termination Date.

        "BANK RECEIVABLES PURCHASE AGREEMENT" means the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000, between TCC, as purchaser of the receivables and RNB, as seller of the receivables, as may be amended from time to time.

        "BASE RATE" means, unless otherwise specified in a Series
Supplement, for any Monthly Period, the annualized percentage equivalent of the sum of:

        o      a fraction:

             - whose numerator is the sum of the Class A Monthly Interest, and the Class B Monthly Interest for the related Interest Period, and

             - whose denominator is the Invested Amount on the last business day of that Monthly Period, and

        o      a fraction:

             - whose numerator is the monthly servicing fee for that Monthly Period, and

             - whose denominator is the Invested Amount on the last business day of the preceding Monthly Period.

        "CASH COLLATERAL ACCOUNT" means an account providing credit enhancement for a series or class of certificates directly or indirectly as security for a Cash Collateral Guaranty.

        "CASH COLLATERAL GUARANTY" means a guaranty secured by the deposit of cash or eligible investments in a Cash Collateral Account reserved for the beneficiaries of that Cash Collateral Guaranty.

        "CEDELBANK" means Cedelbank, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

        "CEDELBANK CUSTOMERS" means organizations participating in Cedelbank's book-entry system.

        "CERTIFICATE RATE" means the interest rate per annum applicable for any series or class of certificates.

        "CLOSING DATE" means the date of issuance of a series.

        "COLLATERAL INVESTED AMOUNT" means a subordinated interest in a series of certificates in an amount initially equal to the percentage of the certificates of that series specified in the related prospectus supplement.

        "COLLECTION ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

        "CONTROLLED ACCUMULATION PERIOD" means for any series or class, a period:

        o beginning on a date specified in the related prospectus supplement after the Revolving Period, and

        o      ending on the earliest of:

             - the start of the Early Amortization Period or the Rapid Accumulation Period,

             -    the date specified in the related prospectus supplement, and

             -    the Trust Termination Date; and

during which collections of Principal Receivables up to the amount specified in the related prospectus supplement are deposited monthly into the Principal Funding Account for payment to certificateholders on the Expected Final Payment Date.

        "CONTROLLED AMORTIZATION PERIOD" means for any series or class, a period:

        o beginning on a date specified in the related prospectus supplement, and

        o      ending on the earliest of:

             -    the start of the Early Amortization Period, and

             -    the date specified in the related prospectus supplement; and

during which collections of Principal Receivables allocable to the Invested Amount and other amounts up to an amount specified in the related prospectus supplement are paid to certificateholders of that series or class on each Distribution Date.

        "CREDIT CARD GUIDELINES" means the written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including:

        o      determining the creditworthiness of credit card customers,

        o      the extension of credit to credit card customers, and

        o relating to the maintenance of credit card accounts and collection of receivables,

as these policies and procedures may be modified in accordance with requirements of law.

        "CREDIT CARD ORIGINATOR" means RNB and any transferee, successor or assign of RNB or any other originator of consumer open end credit card accounts designated to have their receivables included in the trust.

        "CUT-OFF DATE" means June 30, 1995.

        "DEFAULT PERCENTAGE" means for any Monthly Period, the average default rate used to determine if TRC may continue to designate Automatic Additional Accounts to the trust during that Monthly Period. This percentage is equal to the average for the three Monthly Periods preceding that Monthly Period of the annualized percentage of a fraction:

        o whose numerator equals the Defaulted Amount for each respective Monthly Period, and

        o whose denominator equals the total Principal Receivables as of the first day of the related Monthly Period.

        "DEFAULTED AMOUNT" means the amount of receivables described under "Description of the Certificates--Defaulted Receivables."

        "DEFAULTED RECEIVABLES" means for any date of determination, Principal Receivables that are charged-off as uncollectible on that day.

        "DEFINITIVE CERTIFICATES" means certificates in fully registered, certificated form that are only issued to certificateholders under the circumstances described under "Description of the Certificates--Definitive Certificates."

        "DISCOUNT OPTION" means TRC's option to designate a percentage--the Discount Percentage--of receivables in the trust that would otherwise be Principal Receivables, to be treated as Finance Charge Receivables.

        "DISCOUNT OPTION RECEIVABLES" means those receivables that otherwise would have been treated as Principal Receivables that are to be treated as Finance Charge Receivables at TRC's option.

        "DISCOUNT PERCENTAGE" means a fixed or variable percentage specified in the related prospectus supplement.

        "DISTRIBUTION DATE" means each date specified in the related prospectus supplement on which distributions of interest or principal are to be made to certificateholders.

        "DTC PARTICIPANTS" means participants of DTC including securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        "EARLY AMORTIZATION EVENT" means for any series of certificates issued by the trust, any of the events identified in the related prospectus supplement and any of the events described under "Description of the Certificates--Early Amortization Events" causing the Rapid Accumulation Period or the Early Amortization Period to begin.

        "EARLY AMORTIZATION PERIOD" means for any series, a period:

        o beginning on the day an Early Amortization Event occurs or any other date specified in the related prospectus supplement, and

        o      ending on the earliest of:

             - the date the Invested Amount of the certificates of that series has been paid in full, and,

             -    the Series Termination Date; and

during which collections of Principal Receivables allocable to that series will be paid on each Distribution Date to the certificateholders of that series.

        "ELIGIBLE DEPOSIT ACCOUNT" means any bank account satisfying the requirements listed in "Description of the Certificates--Collection Account."

        "ELIGIBLE INSTITUTION" means those financial institutions described under "Description of the Certificates--Collection Account."

        "ELIGIBLE INVESTMENTS" means those investments described under "Description of the Certificates--Collection Account."

        "ELIGIBLE RECEIVABLE" means each receivable satisfying the requirements listed in "The Pooling and Servicing
Agreement--Representations and Warranties."

        "ENHANCEMENT INVESTED AMOUNT" means a subordinated interest in cash flows in respect of the receivables to the extent described in the related prospectus supplement.

        "EUROCLEAR" means the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

        "EUROCLEAR PARTICIPANTS" means participants of the Euroclear system.

        "EXCESS FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

        "EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

        "EXPECTED FINAL PAYMENT DATE" means for a series or class with an Accumulation Period, the expected date of final payment of principal and any accrued and unpaid interest for that series or class specified in the supplement.

        "FINANCE CHARGE RECEIVABLES" means:

        o      periodic finance charges, and

        o other charges and fees, including deferred billing fees and merchant fees,

        o other amounts billed for receivables that are not Eligible Receivables, and

        o      the amount of any Discount Option Receivables.

        "FLOATING ALLOCATION PERCENTAGE" means for each Monthly Period, the percentage used to allocate to your series Defaulted Amounts and collections of Finance Charge Receivables as described in the related prospectus supplement.

        "FUNDING PERIOD" means for any pre-funded series, the period:

        o beginning on the Closing Date and ending on a date specified in the related prospectus supplement before an Amortization Period or an Accumulation Period begins, and

        o      during which:

             - the outstanding principal amount of the pre-funded series may be greater than the investment of that series in the receivables in the trust, and

             - this difference is held in a Pre-Funding Account for the benefit of the certificateholders.

        "INELIGIBLE RECEIVABLES" means receivables not satisfying the requirements of Eligible Receivables.

        "INTEREST FUNDING ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders of a series in which amounts to be paid to those certificateholders as interest will be deposited on a monthly basis, if interest payments are made to certificateholders less frequently than monthly.

        "INVESTED AMOUNT" means for certificateholders in a series, the total principal amount of their interest in trust assets as specified in the related prospectus supplement.

        "INVESTOR CHARGE-OFF" means for any Monthly Period and for any series, the amount by which the Invested Amount will be reduced to cover Defaulted Amounts allocated to the series and other amounts as may be specified in the prospectus supplement for any series that are not covered from collections of Finance Charge Receivables or other sources as specified in the prospectus supplement for any series.

        "INVESTOR DEFAULTED AMOUNT" means for any Monthly Period, the product of:

        o the Investor Percentage specified in the related prospectus supplement for that Monthly Period, and

        o      the Defaulted Amount for that Monthly Period.

        "INVESTOR PERCENTAGE" means the Floating Allocation Percentage and/or the Principal Allocation Percentage, as applicable.

        "MONTHLY INTEREST" means interest accrued for a monthly interest accrual period as specified in the related prospectus supplement for any series or class.

        "MONTHLY PERIOD" means a fiscal month of TRC.

        "NON-U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate that is not a U.S. Certificate Owner.

        "PARTICIPATION" means an interest in the assets of the trust in the form of a participation.

        "PARTICIPATION INTEREST" means any participation or certificate representing an undivided interest in a pool of assets primarily consisting of open end credit card receivables originated by RNB or another Credit Card Originator and collections on those receivables and other assets.

        "PARTICIPATION PERCENTAGE" means the percentage of all collections of Principal Receivables and Finance Charge Receivables and any other assets of the trust that the holder of any Participation is entitled to under a Participation Supplement.

        "PARTICIPATION SUPPLEMENT" means a supplement to the Pooling Agreement under which the trustee issues Participations at TRC's direction.

        "PAYMENT RATE PERCENTAGE" means for any Monthly Period, the average payment rate used to determine if TRC may continue to designate Automatic Additional Accounts to the trust during that Monthly Period. This percentage is equal to the average for the three Monthly Periods preceding that Monthly Period of the percentage equivalent of a fraction:

        o whose numerator equals the amount of collections received during that Monthly Period, and

        o whose denominator equals the total Principal Receivables as of the first day of the related Monthly Period.

        "POOLING AGREEMENT" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among TRC, as transferor of the receivables to the trust, RNB, as servicer of the receivables, and Norwest Bank Minnesota, National Association, as trustee, as may be amended from time to time.

        "PORTFOLIO REASSIGNMENT PRICE" means the amount TRC deposits into the Collection Account to satisfy its reassignment obligations equal to:

        o      the total Invested Amount for all outstanding series,

        o outstanding amounts invested by enhancement providers, if any, of all series,

        o      interest payable to certificateholders on that Distribution
               Date,

        o any interest amounts that were due but not paid on an earlier Distribution Date, and

        o interest on the overdue interest amounts, if the applicable Series Supplement so provides, at the applicable Certificate Rates through the day before that Distribution Date.

        "PORTFOLIO YIELD" means with respect to any series for any Monthly Period, the annualized percentage specified in the related prospectus supplement.

        "PRE-FUNDING ACCOUNT" means a bank account:

        o established with the trustee for the benefit of certificateholders of a pre-funded series, and

        o      in which is deposited the pre-funded amount.

        "PRINCIPAL ALLOCATION PERCENTAGE" means for each Monthly Period, and for each series, the percentage used to allocate collections of Principal Receivables to that series as described in the related prospectus supplement.

        "PRINCIPAL AMORTIZATION PERIOD" means for any series or class, a period:

        o beginning on the date specified in the related prospectus supplement, and

        o      ending on the earliest of:

             -    the start of the Early Amortization Period,

             - payment in full of the Invested Amount for that series or class, and

             -    the Series Termination Date; and

during which collections of Principal Receivables allocable to the Invested Amount and other amounts specified in the related prospectus supplement will be used on each Distribution Date to make principal distributions to the certificateholders of that series or any class then scheduled to receive principal distributions.

        "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series with an Accumulation Period in which collections of Principal Receivables are accumulated during the Accumulation Period. At the end of the Accumulation Period, the amount in this account will be paid to certificateholders of that series or any class.

        "PRINCIPAL RECEIVABLES" means receivables that consist of amounts charged by cardholders for merchandise and services, less the amount of any Discount Option Receivables.

        "PRINCIPAL SHORTFALLS" means for any series, the deficiency that occurs when investor principal collections and other amounts are insufficient to cover required principal payments or deposits.

        "RAPID ACCUMULATION PERIOD" means for any series or class, a period:

        o beginning when an Early Amortization Event occurs or at another time specified in the related prospectus supplement, and

        o      ending on the earliest of:

             -    the start of the Early Amortization Period,

             - payment in full of the Invested Amount of the certificates of that series or class, and

             -    the Series Termination Date; and

during which collections of Principal Receivables allocable to a series or class will be deposited on each Transfer Date into the Principal Funding Account and used to pay principal to the certificateholders of that series on the Expected Final Payment Date.

        "RATINGS EFFECT" means a reduction or withdrawal by any rating agency of its then-existing rating of the investor certificates of any outstanding series or class for which it is a rating agency.

        "RECEIVABLES PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000, between TRC, as purchaser of the receivables, and TCC, as seller of the receivables, as may be amended from time to time.

        "RECORD DATE" means with respect to any payment to certificateholders, the date specified in the related prospectus supplement as of which a certificateholder must be the registered holder of a certificate to receive a payment on the following Distribution Date.

        "REMOVED ACCOUNTS" means accounts designated by TRC to have their receivables conveyed from the trust to TRC and which will no longer constitute trust accounts if TRC satisfies the conditions specified in the Pooling Agreement.

        "REQUIRED PRINCIPAL BALANCE" means on any date of determination, an amount equal to:

        o      the sum of the numerators used to calculate:

             - the Investor Percentages with respect to Principal Receivables for all series then outstanding, and

             - the Participation Percentages for all Participations then outstanding, minus

        o the amount on deposit in the Special Funding Account as of that date.

        "REQUIRED RETAINED TRANSFEROR AMOUNT" means the product of:

        o      the sum of:

             -    the total amount of Principal Receivables, and

             - the amount on deposit in the Special Funding Account and the amount of other specified trust assets, including any other accounts specified in the related prospectus supplement, and

        o the highest of the required retained transferor's percentages specified in the related prospectus supplement for each series outstanding.

        "RESERVE ACCOUNT" means a bank account established to provide support for a series or one or more classes of certificates. This account may be funded by an initial cash deposit or any other method specified in the related prospectus supplement.

        "RESTART DATE" means the date TRC specifies in a written notice to the trustee that it will start redesignating Automatic Additional Accounts to the trust only if:

        o the conditions described under "The Pooling and Servicing Agreement--Addition of Trust Assets" are satisfied, and

        o all accounts of the Credit Card Originators have been designated either as Automatic Additional Accounts before the Automatic Addition Suspension Date or as Supplemental Accounts.

        "REVOLVING PERIOD" means for any series, a period:

        o      beginning on the Closing Date, and

        o ending when an Amortization Period or Accumulation Period begins; and

during which collections of Principal Receivables allocable to that series are not paid to certificateholders or accumulated but are paid to the holder of the Transferor Certificate or distributed in any other manner described in the related prospectus supplement.

        "SERIES ALLOCATION PERCENTAGE" means on any date of determination, the percentage equivalent of a fraction:

        o      whose numerator is the Invested Amount of a series, and

        o whose denominator is the sum of the Invested Amounts of all then outstanding series.

        "SERIES SUPPLEMENT" means the supplement to the Pooling Agreement relating to a particular series.

        "SERIES TERMINATION DATE" means for any series, the final
Distribution Date on which principal and accrued and unpaid interest is scheduled to be paid as described in the related prospectus supplement.

        "SERVICER DEFAULT" means any failure of the servicer under the Pooling Agreement and any Series Supplement:

        o to perform its duties or fulfill its obligations (each, a "breach") which has a material adverse impact on certificateholders, and

        o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach,

and certain events of bankruptcy and insolvency. See "The Pooling and Servicing Agreement--Servicer Default" for a description of the specific events that could result in a Servicer Default.

        "SHARED PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Certificates--Shared Principal Collections and Transferor Principal Collections."

        "SHARED TRANSFEROR PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Certificates--Shared Principal Collections and Transferor Principal Collections."

        "SPECIAL FUNDING ACCOUNT" means the Eligible Deposit Account for the benefit of the certificateholders in which principal collections are held as collateral if the Transferor Amount, excluding the interest representing any Supplemental Certificate, is less than the Required Retained Transferor Amount.

        "SUPPLEMENTAL ACCOUNTS" means after the initial Cut-Off Date, those accounts (other than Automatic Additional Accounts) TRC designates to be added to the trust only if they are eligible accounts. However, TRC must add Supplemental Accounts to the trust if:

        o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is less than the Required Retained Transferor Amount, or

        o the total amount of Principal Receivables in the trust is less than the Required Principal Balance.

        "SUPPLEMENTAL CERTIFICATE" means a certificate that represents an interest in the Transferor's Interest waived or transferred to a person designated by TRC only if specified conditions in the Pooling Agreement are satisfied.

        "SUPPLEMENTAL CONVEYANCES" means for Supplemental Accounts, the supplement to the Bank Receivables Purchase Agreement or the Receivables Purchase Agreement that RNB or TCC delivers for those accounts. Each Supplemental Conveyance constitutes an absolute sale of the receivables in Supplemental Accounts and all monies due or to become due from those receivables and any related proceeds.

        "TRANSFER DATE" means the business day immediately before a Distribution Date.

        "TRANSFEROR AMOUNT" means the total principal amount of the Transferor's Interest in the trust based on:

        o      the total amount of Principal Receivables in the trust, and

        o amounts on deposit in the Special Funding Account and other trust assets, including any other accounts specified in the related prospectus supplement, and not allocated to certificateholders, the holders of any Participations or any enhancement provider.

        "TRANSFEROR CERTIFICATE" means collectively the certificate that represents the Transferor's Interest in the trust and any Supplemental Certificate.

        "TRANSFEROR'S INTEREST" means the total principal amount of the interest of TRC, its transferees and any holder of a Supplemental
Certificate in the trust.

        "TRUST PORTFOLIO YIELD" means with respect to any series for any Monthly Period, the annualized percentage equivalent of a fraction:

        o whose numerator equals the total collections of Finance Charge Receivables for that Monthly Period, and

        o      whose denominator is the total amount of Principal
               Receivables in the trust as of the first day of that Monthly Period.

        "TRUST TERMINATION DATE" means the earliest to occur of:

        o the day after the day the Invested Amount and the Enhancement Invested Amount, if any, of each series is zero, only if the transferor delivers a written notice to the trustee electing to end the trust,

        o      September 30, 2095,

        o      an event relating to the bankruptcy of the transferor, or

        o the Transferor Amount being less than the Required Retained Transferor Amount.

        "U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate that is:

        o      a citizen or resident of the United States,

        o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

        o an estate whose income is subject to United States federal income taxation regardless of its source, or

        o a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.



                                  PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee....................................................$  396,000
Printing and Engraving........................................................
Trustee's Fees................................................................
Legal Fees and Expenses.......................................................
Blue Sky Fees and Expenses....................................................
Accountants' Fees and Expenses................................................
Rating Agency Fees............................................................
Miscellaneous Fees............................................................
    Total........................................................   $
                                                            =

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article VII of the By-laws of Target Receivables Corporation, a Minnesota corporation, provides for indemnification of all persons who are serving or have served at the request of Target Receivables Corporation to the extent permitted under Minnesota law. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        Pursuant to agreements which the Transferor may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the Transferor, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to the Transferor by such underwriters or agents that appears in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS

  (a) Exhibits

1     Form of Underwriting Agreement

4(a)  Amended and Restated Pooling and Servicing Agreement

4(b)  Form of Series Supplement

4(c)  Amended and Restated Bank Receivables Purchase Agreement

4(d)  Amended and Restated Receivables Purchase Agreement

5     Opinion of James T. Hale, with respect to legality

8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters

23(a) Consent of James T. Hale (included in his opinion to be filed as Exhibit 5)

23(b) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)

24    Power of Attorney*
---------------
* Previously filed.

  (b) Financial Statements

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

      (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 31, 2000.

                                     TARGET CREDIT CARD MASTER TRUST
                                     By:  TARGET RECEIVABLES CORPORATION
                                          as originator of the Trust

                                     By  /s/ Douglas A. Scovanner
                                       --------------------------
                                          Douglas A. Scovanner, President

                                     TARGET RECEIVABLES CORPORATION
                                          as Co-Registrant

                                     By  /s/ Douglas A. Scovanner
                                       --------------------------
                                          Douglas A. Scovanner, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2000.

                       TARGET RECEIVABLES CORPORATION

SIGNATURE                        TITLE
---------                        -----
Principal Executive Officer:

 /s/ Douglas A. Scovanner        President
Douglas A. Scovanner

Principal Financial Officer:

 *                               Vice President and Treasurer
Stephen C. Kowalke

Principal Accounting Officer:

 *                               Vice President and Controller
JoAnn Bogdan

Directors:

 *                               Director
Stephen C. Kowalke

 *                               Director
Martin R. Rosenbaum

 *                               Director
Douglas A. Scovanner

 *                               Director
Sandra Sponem

 *                               Director
Jerry Storch

* By:
 /s/ Douglas A. Scovanner        Director
Douglas A. Scovanner, Attorney-in-fact





                               EXHIBIT INDEX

EXHIBITS                                                               PAGE

   1    Form of Underwriting Agreement
4(a)    Amended and Restated Pooling and Servicing Agreement
4(b)    Form of Series Supplement
4(c)    Amended and Restated Bank Receivables Purchase Agreement
4(d)    Amended and Restated Receivables Purchase Agreement
   5    Opinion of James T. Hale, with respect to legality
   8    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
          respect to tax matters.
23(a)   Consent of James T. Hale (included in his opinion to be
          filed as Exhibit 5)
23(b)   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in its opinion filed as Exhibit 8)
  24    Power of Attorney*

---------------
* Previously filed.